Exhibit 99.1

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF DELAWARE

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In re:	)	Chapter 11
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FRED’S, INC., et al.,[1]	)	Case No. 19-11984 (CSS)
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Debtors.	)	Jointly Administered
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	)	Re: D.I. 1152

FINDINGS OF FACT, CONCLUSIONS OF

LAW, AND ORDER CONFIRMING THE MODIFIED AMENDED JOINT CHAPTER

11 PLAN FOR FRED’S, INC. AND THE DEBTOR AFFILIATES SET FORTH HEREIN

Upon consideration of the Modified Amended Joint Chapter 11 Plan of Liquidation for Fred’s, Inc. and the Debtor Affiliates Set Forth Herein [D.I. 1152] (the “Plan”) attached hereto as Exhibit A (together with all exhibits thereto, and as may be amended, modified, or supplemented, the “Plan”) jointly proposed by Fred’s, Inc., Fred’s Stores of Tennessee, Inc., National Equipment Management and Leasing, Inc., National Pharmaceutical Network, Inc., Reeves-Sain Drug Store, Inc., and 505 N. Main Opp, LLC (the “Plan Debtors”);2 and this Court having entered the Order (I) Approving Disclosure Statement, (II) Fixing Voting Record Date, (III) Approving Solicitation Materials and Procedures for Distribution thereof, (IV) Approving forms of Ballots and Establishing Procedures for Voting on Plan, (V) Scheduling Hearing and Establishing Notice and Objection Procedures in Respect of Confirmation of Plan, and (VI) Granting Related Relief [D.I. 892] (the “Disclosure Statement Order”); and the Plan Debtors

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The Debtors in these Chapter 11 Cases, along with the last four digits of each Debtor’s federal tax identification number, are: Fred’s, Inc. (4010); Fred’s Stores of Tennessee, Inc. (9888); National Equipment Management and Leasing, Inc. (4296); National Pharmaceutical Network, Inc. (9687); Reeves-Sain Drug Store, Inc. (4510); Summit Properties-Jacksboro, LLC (9161); Summit Properties-Bridgeport, LLC (2200); and 505 N. Main Opp, LLC (5850). The Debtors’ address is 6625 Lenox Park, Suite 200, Memphis, TN 38115.

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Debtors Summit Properties-Jacksboro, LLC, and Summit Properties-Bridgeport, LLC (“Excluded Debtors”) are not included among the Plan Debtors. The Plan Debtors and Excluded Debtors are collectively referred to as the “Debtors”.

having filed the Notice of Filing Plan Supplement to the Joint Chapter 11 Plan for Fred’s, Inc. and the Debtor Affiliates Set Forth Herein, together with the exhibits attached thereto [D.I. 979], and the Notice of Filing Second Plan Supplement to the Joint Chapter 11 Plan for Fred’s, Inc. and the Debtor Affiliates Set Forth Herein, together with the exhibit attached thereto [D.I. 1109] (collectively, the “Plan Supplement”); and upon the affidavit of service filed reflecting compliance with the notice and solicitation requirements of the Disclosure Statement Order [D.I. 918] (the “Notice Affidavit”); and upon the Notice of (I) Approval of Disclosure Statement, (II) Deadline for Casting Votes to Accept or Reject the Plan, and (III) the Hearing to Consider Confirmation of the Plan [D.I. 898] and upon the notices of adjournment of the Confirmation Hearing [D.I. 1017, 1092, 1131, 1137] (the “Confirmation Hearing Notice”); and upon the Declaration of Stephenie Kjontvedt of Epiq Corporate Restructuring, LLC Regarding Voting and Tabulation of Ballots Cast on the Joint Chapter 11 Plan for Fred’s Inc. and the Debtor Affiliates Set Forth Herein [D.I. 1140] (the “Voting Declaration”); and upon the Declaration of Mark A. Renzi in Support of Confirmation of “Modified Amended Joint Chapter 11 Plan” for Fred’s, Inc. and the Debtor Affiliates Set Forth Herein” and exhibit attached thereto [D.I. 1136] (the “Renzi Declaration”); and upon the Debtors’ Memorandum of Law in Support of an Order Confirming Modified Amended Joint Chapter 11 Plan for Fred’s, Inc. and the Debtor Affiliates Set Forth Therein [D.I. 1142] (the “Confirmation Memorandum”); and any objections to the Plan having been resolved and/or overruled by this Court pursuant to this Confirmation Order;3 and a hearing to consider Confirmation having been held on June 1, 2020 (the “Confirmation Hearing”); and upon the evidence adduced and proffered and the arguments of counsel made at the Confirmation Hearing; and this Court having reviewed all documents in connection with Confirmation and

[3]	Capitalized terms not defined herein shall have the meaning ascribed to them in the Plan.

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having heard all parties desiring to be heard; and upon the record of the Chapter 11 Cases; and after due deliberation and consideration of all of the foregoing; and sufficient cause appearing therefor; and after due deliberation:

IT IS HEREBY FOUND AND DETERMINED THAT:4

A. Findings of Fact and Conclusions of Law. The findings and conclusions set forth herein constitute this Court’s findings of fact and conclusions of law pursuant to Rule 52 of the Federal Rules of Civil Procedure (the “Federal Rules”), made applicable to these proceedings pursuant to Rules 7052 and 9014 of the Federal Rules of Bankruptcy Procedure (the “Bankruptcy Rules”). To the extent any of the following findings of fact constitute conclusions of law, they are adopted as such. To the extent that any of the following conclusions of law constitute findings of fact, they are adopted as such.

B. Jurisdiction. This Court has jurisdiction over the Chapter 11 Cases pursuant to 28 U.S.C. §§ 157 and 1334, and the Amended Standing Order of Reference from the United States District Court for the District of Delaware, dated as of February 29, 2012. This is a core proceeding pursuant to 28 U.S.C. § 157(b)(2), and this Court may enter a final order consistent with Article III of the United States Constitution, and the Debtors consent to entry of this Confirmation Order under the Local Rules and Article III of the United States Constitution. Venue of these proceedings and the Chapter 11 Cases is proper in this district and in this Court pursuant to 28 U.S.C. §§ 1408 and 1409.

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All findings of fact and conclusions of law announced by this Court at the Confirmation Hearing in relation to confirmation of the Plan are hereby incorporated into this Confirmation Order to the extent not inconsistent herewith. Each finding of fact set forth or incorporated herein, to the extent it is or may be deemed a conclusion of law, shall also constitute a conclusion of law. Each conclusion of law set forth or incorporated herein, to the extent it is or may be deemed a finding of fact, shall also constitute a finding of fact.

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C. Chapter 11 Petitions. On September 9, 2019 (the “Petition Date”), each of the Debtors commenced voluntary cases under chapter 11 of the Bankruptcy Code (the “Chapter 11 Cases”). The Debtors have continued to manage their properties as debtors in possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code. On September 18, 2019, the U.S. Trustee appointed the Official Committee of Unsecured Creditors (the “Committee”) [D.I. 127]. No request has been made for the appointment of a trustee or an examiner.

D. Judicial Notice. This Court takes judicial notice of the docket in the Chapter 11 Cases maintained by the Clerk of this Court, including all motions, notices, and other documents filed, all orders entered, and all evidence and arguments made, proffered or adduced at the hearings held before this Court during the Chapter 11 Cases, including the Confirmation Hearing.

E. Plan Supplement. Prior to the Confirmation Hearing, the Plan Debtors filed the Plan Supplement. The Plan Supplement complies with the terms of the Plan, and the filing and notice of the Plan Supplement was appropriate and complied with the requirements of the Bankruptcy Code and the Bankruptcy Rules, and no other or further notice is or shall be required. The Plan Debtors are authorized to modify the Plan Supplement documents following entry of this Confirmation Order in a manner consistent with the Plan and this Confirmation Order.

F. Mailing of Solicitation and Confirmation Materials. As is evidenced by the Voting Declaration and the Notice Affidavit, the transmittal and service of the Plan, the Disclosure Statement, the ballots, the Confirmation Hearing Notice, and the notice of non-voting status were adequate and sufficient under the circumstances, and all parties required to be given notice of the Plan and the Confirmation Hearing (including the deadline for filing and serving

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objections to Confirmation of the Plan) have been given due, proper, timely, and adequate notice thereof in accordance with the Disclosure Statement Order and in compliance with the Bankruptcy Code, the Bankruptcy Rules, the Local Rules, and applicable non-bankruptcy law, and such parties have had an opportunity to appear and be heard with respect thereto. No other or further notice of the Plan and the Confirmation Hearing is required under the circumstances.

G. Voting. The procedures by which the ballots for acceptance or rejection of the Plan were distributed and tabulated under the circumstances of the Chapter 11 Cases were fair, properly conducted, and complied with the Bankruptcy Code, the Bankruptcy Rules, the Local Rules, applicable non-bankruptcy law and the Disclosure Statement Order.

H. Bankruptcy Rule 3016(a). In accordance with Bankruptcy Rule 3016(a), the Plan is dated and identifies the Plan Debtors as the plan proponents.

I. Plan Compliance with Bankruptcy Code (11 U.S.C. § 1129(a)(1)). As set forth below, the Plan complies with all of the applicable provisions of the Bankruptcy Code, thereby satisfying section 1129(a)(1) of the Bankruptcy Code.

J. Proper Classification (11 U.S.C. §§ 1122, 1123(a)(1)). The classification of Claims and Interests under the Plan is proper under the Bankruptcy Code. Other than Administrative Expense Claims, Priority Tax Claims, and DIP Claims, which need not be classified, the Plan designates six Classes of Claims and Interests. The Claims or Interests placed in each Class are substantially similar to other Claims or Interests, as the case may be, in each such Class. Valid business, factual, and legal reasons exist for separately classifying the various Classes of Claims and Interests created under the Plan, and such Classes do not unfairly discriminate between Holders of Claims and Interests. Thus, the Plan satisfies sections 1122 and 1123(a)(1) of the Bankruptcy Code.

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K. Specification of Unimpaired Classes (11 U.S.C. § 1123(a)(2)). Article IV of the Plan specifies that Class 1 (Other Secured Claims) and Class 2 (Other Priority Claims) are Unimpaired under the Plan. Thus, section 1123(a)(2) of the Bankruptcy Code is satisfied.

L. Specification of Treatment of Impaired Classes (11 U.S.C. § 1123(a)(3)). Article IV of the Plan designates Class 3 (General Unsecured Claims), Class 4 (Intercompany Claims), and Class 5 (Section 510(b) Claims), and Class 6 (Equity Interests) as Impaired and specifies the treatment of Claims and Interests in such Classes. Thus, section 1123(a)(3) of the Bankruptcy Code is satisfied.

M. No Discrimination (11 U.S.C. § 1123(a)(4)). The Plan provides for the same treatment for each Claim or Interest in each respective Class, unless the Holder of a particular Claim or Interest has agreed to a less favorable treatment of such Claim or Interest. Thus, section 1123(a)(4) of the Bankruptcy Code is satisfied.

N. Implementation of the Plan (11 U.S.C. § 1123(a)(5)). The Plan and the Liquidating Trust Agreement provide adequate and proper means for the Plan’s implementation. Thus, section 1123(a)(5) of the Bankruptcy Code is satisfied.

O. Non-Voting Equity Securities (11 U.S.C. § 1123(a)(6)). The Plan does not provide for the issuance of any securities, including non-voting securities, and the Debtors are being dissolved on the Effective Date. Therefore, section 1123(a)(6) of the Bankruptcy Code is satisfied.

P. Selection of Officers and Directors (11 U.S.C. § 1123(a)(7)). Article VIII of the Plan provides that the Liquidating Trust shall be governed by the Liquidating Trustee and the Liquidating Trust Advisory Committee, as also set forth in the Liquidating Trust Agreement. Article VIII.D of the Plan provides for the Liquidating Trust to be governed and administered by

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the Liquidating Trustee. The Liquidating Trustee was selected by the Committee and the Debtors. The Liquidating Trustee’s successor, if any, shall be selected pursuant to the procedures set forth in the Liquidating Trust Agreement. Article VIII.E of the Plan provides for the Liquidating Trust Advisory Committee to provide input to the Liquidating Trustee on certain matters, and to have certain rights and authority as set forth in the Liquidating Trust Agreement. The members of the Liquidating Trust Advisory Committee were selected by the Committee. Any successors to the members of the Liquidating Trust Advisory Committee shall be selected pursuant to the procedures set forth in the Liquidating Trust Agreement. Therefore, section 1123(a)(7) of the Bankruptcy Code is satisfied.

Q. Additional Plan Provisions (11 U.S.C. § 1123(b)). The Plan’s provisions are appropriate, in the best interests of the Debtors and their Estates, and consistent with the applicable provisions of the Bankruptcy Code, Bankruptcy Rules and Local Rules.

R. Impairment/Unimpairment of Any Class of Claims or Interests (11 U.S.C. § 1123(b)(1)). Article III of the Plan impairs or leaves Unimpaired, as the case may be, each Class of Claims and Interests, as contemplated by section 1123(b)(1) of the Bankruptcy Code.

S. Executory Contracts and Unexpired Leases (11 U.S.C. § 1123(b)(2)). The Debtors have exercised reasonable business judgment in determining whether to assume, assume and assign, or reject each of the Plan Debtors’ remaining Executory Contracts and Unexpired Leases as provided for in the Plan, the Plan Supplement, and this Confirmation Order, and any such assumptions and rejections are justified and appropriate in the Chapter 11 Cases. The Plan Debtors’ exercise of reasonable business judgment in determining whether to assume, assume and assign, or reject each of the Plan Debtors’ remaining Executory Contracts and Unexpired Leases is justified and appropriate in the Chapter 11 Cases.

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T. The substantive consolidation of the Plan Debtors’ Estates, including as provided for in Articles II, IV.A, and V.A of the Plan, is justified and appropriate in the Chapter 11 Cases for the reasons set forth in the Disclosure Statement, the Confirmation Memorandum, and the Renzi Declaration.

U. Releases, Exculpations and Injunctions (11 U.S.C. § 1123(b)). Under the facts and circumstances of the Chapter 11 Cases, the release, exculpation, injunction, and indemnification provisions in the Plan (the “Release Provisions”) are: (i) within the jurisdiction of this Court under 28 U.S.C. § 1334; (ii) an appropriate exercise of the Debtors’ business judgment; (iii) integral elements of the transactions incorporated into the Plan and inextricably bound with the other provisions of the Plan; (iv) in exchange for good and valuable consideration; (v) in the best interests of the Debtors, the Estates, and all Holders of Claims and Interests to the extent applicable; (vi) fair, equitable, and reasonable; (vii) given and made after due notice and an opportunity to object and be heard with respect thereto, as the Disclosure Statement, the Confirmation Hearing Notice, the ballots (as modified by the Plan and herein),5 and the notice of non-voting status each unambiguously state that the Plan contains certain release, exculpation, and injunction provisions, and therefore such releases are consensual as they pertain to Holders of Claims and Interests; (viii) are consistent with sections 105, 524, 1123, 1129, and 1141 and other applicable provisions of the Bankruptcy Code and other applicable law; and (ix) a bar to the assertion of any claim released pursuant to the Release Provisions as and to the extent provided for in the Plan and this Confirmation Order.

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Notwithstanding that the ballots solicited contained and/or referenced the language of the release, exculpation, injunction, and indemnification provisions as set forth in the solicitation version of the Plan (which was not approved) (the “Rejected Release Language”), any such ballot, whether submitted or not, shall be deemed to have contained the language in the Release Provisions of Article X of the Plan, as set forth in the Plan and herein.

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V. Notwithstanding anything to the contrary in subsections D., E.1. and E.2 of Article X of the Plan, the Release Provisions set forth therein do not release (i) any post-Effective Date obligations of any party or Entity under the Plan, any Plan Document, or any document, instrument, or agreement (including those set forth in the Plan Supplement) executed to implement the Plan; (ii) subject to Article X.F of the Plan, claims against any Exculpated Party related to any act or omission that is determined in a Final Order to have constituted actual fraud, willful misconduct, or gross negligence; (iii) any obligations of any Entity under the Payoff Letter Agreement; or (iv) subject to Article X.F of the Plan, any claims or Causes of Action of the Debtors, their Estates, the Liquidating Trust, the Liquidating Trustee, or their successors (including any derivative Causes of Action that could be asserted on behalf of the Debtors, or their Estates) against any of the Debtors’ or current or former directors, officers and managers (other than the Debtors’ Chief Restructuring Officer, who is a Released Party and a Professional). For the avoidance of doubt, nothing in the Plan, the Plan Supplement, or this Confirmation Order shall preclude the Liquidating Trust, Liquidating Trustee, or other successors of the Debtors, and their Estates, from seeking or obtaining any recovery from the D&O Liability Insurance Policies or other available insurance, subject to the provisions of any such insurance policies and applicable law.

W. Cure of Defaults (11 U.S.C. § 1123(d). Article VI.C of the Plan provides for the satisfaction of Cure Claims associated with each Executory Contract and Unexpired Lease to be assumed in accordance with section 365(b)(1) of the Bankruptcy Code. Any monetary defaults under each Assumed Executory Contract or Unexpired Lease shall be satisfied, pursuant to section 365(b)(1) of the Bankruptcy Code, by payment of the cure amount in Cash, subject to the limitations described in Article VI.C of the Plan, or on such other terms as the parties to such

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Executory Contracts or Unexpired Leases may otherwise agree. Any disputed cure amounts will be determined in accordance with the procedures set forth in Article VI.C of the Plan, and applicable bankruptcy and nonbankruptcy law. As such, the Plan provides that the Plan Debtors will cure, or provide adequate assurance that the Plan Debtors will promptly cure, defaults with respect to assumed Executory Contracts and Unexpired Leases in accordance with section 365(b)(1) of the Bankruptcy Code. Thus, the Plan complies with section 1123(d) of the Bankruptcy Code.

X. Debtors’ Compliance with Bankruptcy Code (11 U.S.C. § 1129(a)(2)). Pursuant to section 1129(a)(2) of the Bankruptcy Code, the Debtors have complied with the applicable provisions of the Bankruptcy Code, including, without limitation, sections 1122, 1123, 1124, 1125, and 1126, 1128, and 1129 of the Bankruptcy Code, the Bankruptcy Rules, the Local Rules, and the Disclosure Statement Order governing notice, disclosure, and solicitation in connection with the Plan, the Disclosure Statement, the Plan Supplement, and all other matters considered by this Court in connection with the Chapter 11 Cases.

Y. The Debtors and their agents solicited votes to accept or reject the Plan after the Bankruptcy Court approved the adequacy of the Disclosure Statement, pursuant to section 1125(a) of the Bankruptcy Code and the Disclosure Statement Order.

Z. The Debtors and their agents have solicited and tabulated votes on the Plan and have participated in the activities described in section 1125 of the Bankruptcy Code fairly, in good faith within the meaning of section 1125(e), and in a manner consistent with the applicable provisions of the Disclosure Statement Order, the Disclosure Statement, the Bankruptcy Code, the Bankruptcy Rules, and all other applicable rules, laws, and regulations and are entitled to the protections afforded by section 1125(e) of the Bankruptcy Code and the exculpation provisions set forth in Article X.F of the Plan.

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AA. Plan Proposed in Good Faith and Not by Means Forbidden by Law (11 U.S.C. § 1129(a)(3)). The Debtors have proposed the Plan in good faith and not by any means forbidden by law, thereby satisfying section 1129(a)(3) of the Bankruptcy Code. In determining that the Plan has been proposed in good faith, this Court has examined the totality of the circumstances surrounding the filing of the Chapter 11 Cases, the Plan itself, and the process leading to its formulation. The Plan is the result of extensive arm’s-length negotiations among the Debtors, the Committee, and other key stakeholders and is supported by the Debtors’ requisite creditors and other parties in interest in the Chapter 11 Cases. The Plan promotes the objectives and purposes of the Bankruptcy Code.

BB. Payments for Services or Costs and Expenses (11 U.S.C. § 1129(a)(4)). The procedures set forth in the Plan for this Court’s approval of the fees, costs, and expenses to be paid in connection with the Chapter 11 Cases, or in connection with the Plan and incident to the Chapter 11 Cases, satisfy the objectives of, and are in compliance with, section 1129(a)(4) of the Bankruptcy Code.

CC. Directors, Officers, and Insiders (11 U.S.C. § 1129(a)(5)). Because the Plan provides for the liquidation of the Estates’ assets and resignation of the Debtors’ officers, directors, and managers, section 1129(a)(5) of the Bankruptcy Code does not apply. To the extent section 1129(a)(5) of the Bankruptcy Code applies to the Liquidating Trust, the Debtors have satisfied the requirements of this provision by, among other things, disclosing the identity and compensation of the Liquidating Trustee and the Liquidating Trust Advisory Committee in the Plan Supplement.

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DD. No Rate Changes (11 U.S.C. § 1129(a)(6)). The Plan does not provide for any rate change that requires regulatory approval. Section 1129(a)(6) of the Bankruptcy Code is thus inapplicable.

EE. Best Interests of Creditors (11 U.S.C. § 1129(a)(7)). The “best interests” test is satisfied as to all Impaired Classes under the Plan, as each Holder of a Claim or Interest in such Impaired Classes will receive or retain property of a value, as of the Effective Date, that is not less than the amount that such Holder would so receive or retain if the Plan Debtors were liquidated under chapter 7 of the Bankruptcy Code.

FF. Acceptance by Certain Classes (11 U.S.C. § 1129(a)(8)). Class 1 (Other Secured Claims) and Class 2 (Other Priority Claims) are left unimpaired under the Plan, and Class 3 (General Unsecured Claims) has voted to accept the Plan in accordance with the Bankruptcy Code, thereby satisfying section 1129(a)(8) as to those Classes. Class 4 (Intercompany Claims), Class 5 (Section 510(b) Claims), and Class 6 (Equity Interests) are deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Accordingly, section 1129(a)(8) of the Bankruptcy Code has not and cannot be satisfied. The Plan, however, is still confirmable because it satisfies the nonconsensual confirmation provisions of section 1129(b), as set forth below.

GG. Treatment of Administrative Expense Claims, Professional Fee Claims, Priority Tax Claims, and Other Priority Claims (11 U.S.C. § 1129(a)(9)). The treatment of Administrative Expense Claims, Priority Tax Claims, Professional Fee Claims, and Other Priority Claims pursuant to Article III of the Plan satisfies section 1129(a)(9) of the Bankruptcy Code.

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HH. Acceptance by Impaired Class (11 U.S.C. § 1129(a)(10)). Class 3 (General Unsecured Claims) is an Impaired Class of Claims that voted to accept the Plan, determined without including any acceptance of the Plan by any insider. Therefore, section 1129(a)(10) of the Bankruptcy Code is satisfied.

II. Feasibility (11 U.S.C. § 1129(a)(11)). The evidence supporting the Plan proffered or adduced by the Debtors at or before the Confirmation Hearing: (a) is reasonable, persuasive, credible, and accurate as of the dates such evidence was prepared, presented, or proffered; (b) has not been controverted by other persuasive evidence; (c) establishes that the Plan is feasible and Confirmation of the Plan is not likely to be followed by liquidation or the need for further financial reorganization; and (d) establishes that the Plan Debtors and the Liquidating Trust, as applicable, will have sufficient funds available to meet their obligations under the Plan.

JJ. Payment of Fees (11 U.S.C. § 1129(a)(12)). Article III.E of the Plan provides that all fees payable under 28 U.S.C. § 1930 have been paid or will be paid on or before the Effective Date pursuant to the Plan, thus satisfying section 1129(a)(12) of the Bankruptcy Code.

KK. Retiree Benefits (11 U.S.C. § 1129(a)(13)). The Debtors’ sole retiree benefit program within the meaning of 11 U.S.C. § 1114(e) is a prescription drug benefit program (the “Retiree Benefits Plan”), and the Debtors have funds that they have determined to be sufficient and ample to provide for the continuation of the Retiree Benefits Plan through its termination date.

LL. Miscellaneous Provisions (11 U.S.C. §§ 1129(a)(14)-(16)). Sections 1129(a)(14)-(16) of the Bankruptcy Code are inapplicable to Confirmation, as the Debtors (i) have no domestic support obligations (section 1129(a)(14)), (ii) are not individuals (section 1129(a)(15)), and (iii) are not nonprofit entities (section 1129(a)(16)).

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MM. No Unfair Discrimination; Fair and Equitable Treatment (11 U.S.C. § 1129(b)). The classification and treatment of Claims in Class 4 (Intercompany Claims), Claims in Class 5 (Section 510(b) Claims), and Interests in Class 6 (Equity Interests), which are deemed to have rejected the Plan, is proper pursuant to section 1122 of the Bankruptcy Code, does not discriminate unfairly, and is fair and equitable pursuant to section 1129(b)(1) of the Bankruptcy Code. There is no Class of Claims or Interests junior to the Holders of Interests in Class 4, Class 5, or Class 6 that will receive or retain property under the Plan on account of their Claims or Interests. Accordingly, the Plan does not violate the absolute priority rule, does not discriminate unfairly, and is fair and equitable with respect to each Class that is deemed to have rejected the Plan. Thus, the Plan satisfies section 1129(b) of the Bankruptcy Code with respect to Classes 4, 5, and 6.

NN. Only One Plan (11 U.S.C. § 1129(c)). The Plan is the only chapter 11 plan currently proposed in the Chapter 11 Cases, and section 1129(c) of the Bankruptcy Code is therefore satisfied.

OO. Principal Purpose (11 U.S.C. § 1129(d)). The principal purpose of the Plan is neither the avoidance of taxes, nor the avoidance of the application of section 5 of the Securities Act of 1933, and no governmental unit has objected to Confirmation on any such grounds. Accordingly, section 1129(d) of the Bankruptcy Code is inapplicable.

PP. Not a Small Business Case (11 U.S.C. § 1129(e)). The Chapter 11 Cases are not small business cases, and accordingly, section 1129(e) of the Bankruptcy Code does not apply to the Chapter 11 Cases.

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QQ. Satisfaction of Confirmation Requirements. Based upon the foregoing, the Plan satisfies the requirements for Confirmation set forth in section 1129 of the Bankruptcy Code.

RR. Good Faith Solicitation (11 U.S.C. § 1125(e)). The Debtors and their officers, directors, employees, advisors, and agents have acted in good faith within the meaning of section 1125(e) of the Bankruptcy Code, and in compliance with the applicable provisions of the Bankruptcy Code, the Bankruptcy Rules, the Local Rules, and the Disclosure Statement Order in connection with all of their respective activities relating to the solicitation of acceptances of the Plan and their participation in the activities described in section 1125 of the Bankruptcy Code, and they are entitled to the protections afforded by section 1125(e) of the Bankruptcy Code and the injunction and exculpation provisions to the extent set forth in Article X of the Plan and in this Confirmation Order.

SS. Retention of Jurisdiction. This Court may properly retain jurisdiction over the matters set forth in Article XIII of the Plan and/or section 1142 of the Bankruptcy Code.

Based upon the foregoing findings, and upon the record made before this Court at the Confirmation Hearing, and good and sufficient cause appearing therefor, it is hereby ORDERED, ADJUDGED AND DECREED THAT:

Confirmation of the Plan

1. The Plan, as and to the extent modified by this Confirmation Order, is approved and confirmed pursuant to section 1129 of the Bankruptcy Code. Any objections to the Plan not otherwise withdrawn, resolved, or otherwise disposed of are overruled and denied.

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Compromises and Settlements Under the Plan

2. Pursuant to section 1123 of the Bankruptcy Code and Bankruptcy Rule 9019, upon the Effective Date, all settlements and compromises set forth in the Plan are approved in all respects, and constitute good faith compromises and settlements.

Classification and Treatment

3. The Plan’s classification scheme is approved. The classifications set forth on the ballots (a) were set forth on the ballots solely for purposes of voting to accept or reject the Plan, (b) do not necessarily represent, and in no event shall be deemed to modify or otherwise affect, the actual classification of such Claims under the Plan for distribution purposes, (c) may not be relied upon by any Holder as representing the actual classification of such Claim under the Plan for distribution purposes, and (d) shall not be binding on the Debtors or the Liquidating Trust except for Plan voting purposes.

Authorization to Implement the Plan

4. The Debtors and the Liquidating Trust, as applicable, are authorized to take or cause to be taken all corporate actions necessary or appropriate to implement all provisions of, and to consummate, the Plan, and to execute, enter into, or otherwise make effective all documents arising in connection therewith, including, without limitation, all Plan Documents, prior to, on, and after the Effective Date.

5. On the Effective Date, the Liquidating Trustee shall be authorized to do all things and to execute and deliver all agreements, documents, instruments, notices, and certificates as are contemplated by the Plan and to take all necessary actions required in connection therewith, in the name of and on behalf of the Plan Debtors and the Liquidating Trust.

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6. The approvals and authorizations specifically set forth in this Confirmation Order are not intended to limit the authority of the Liquidating Trust, the Debtors, or any officer thereof to take any and all actions necessary or appropriate to implement, effectuate, and consummate any and all documents or transactions contemplated by the Plan or this Confirmation Order.

Enforceability of the Plan

7. Pursuant to sections 1123(a), 1141(a) and 1142 of the Bankruptcy Code, the Plan and all Plan Documents (including, but not limited to, the Liquidating Trust Agreement) shall be, and hereby are, valid, binding and enforceable.

Vesting of Assets in the Liquidating Trust

8. On the Effective Date, the Debtors shall irrevocably transfer and shall be deemed to have irrevocably transferred to the Liquidating Trust all of their rights, title, and interest in and to all of the Liquidating Trust Assets, and in accordance with section 1141 of the Bankruptcy Code, except as specifically provided in the Plan or this Confirmation Order, the Liquidating Trust Assets shall automatically vest in the Liquidating Trust free and clear of all Claims and Interests for the benefit of the Liquidating Trust beneficiaries, and such transfer shall be exempt from any stamp, real estate transfer, other transfer, mortgage reporting, sales, use, or other similar tax. Inasmuch as the Excluded Debtors are wholly owned subsidiaries of Fred’s Stores of Tennessee, Inc., the Liquidating Trust Assets include the Excluded Debtors.

Transfer of Causes of Action to Liquidating Trust

9. Except as otherwise provided in the Plan or this Confirmation Order (a) in accordance with Section 1123(b)(3) of the Bankruptcy Code and Article VIII.G of the Plan, any retained Causes of Action that the Plan Debtors may hold against any Entity shall vest upon the Effective Date in the Liquidating Trust and (b) pursuant to Article VIII.J of the Plan, after the

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Effective Date, the Liquidating Trustee shall have the exclusive right to institute, prosecute, abandon, settle or compromise any retained Causes of Action, in accordance with the terms of the Liquidating Trust Agreement and without further order of this Court, in any court or other tribunal, including, without limitation, in an adversary proceeding filed in one or more of the Chapter 11 Cases.

Wind-up and Dissolution of the Debtors

10. On the Effective Date, the existing boards of directors or managers, as applicable, of each of the Debtors shall be dissolved as provided in the Plan. Subject in all respects to the terms of the Plan, the Debtors shall be dissolved as soon as practicable on or after the Effective Date, but in no event later than the closing of the Chapter 11 Cases. On and after the Effective Date, as provided in the Plan, the Liquidating Trustee shall have the power and authority to take any action necessary to wind down and dissolve the Debtors, and their respective Estates, without further action under applicable law, regulation, order, or rule, including any action by the stockholders, members, board of directors, or board of managers of the Debtors. The termination of the Retiree Benefits Plan shall occur upon the earlier of (i) the termination date of the Retiree Benefits Plan, or (ii) the date the plan is terminated by the Liquidating Trustee as permitted under applicable law.

11. On and after the Effective Date, the Liquidating Trustee shall have the power and authority to do all things and to execute and deliver all agreements, documents, instruments, notices, and certificates on behalf of the Excluded Debtors and to take all necessary actions required in connection therewith and also exercise control of the Excluded Debtors and administer their affairs as debtors in possession, including to seek dismissal or conversion of the Excluded Debtors’ Chapter 11 Cases, all without further action under applicable law, regulation, order, or rule by the pre-Effective Date stockholder, members, board of directors, or board of managers of the Excluded Debtors.

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Cancellation of Notes, Instruments, Certificates, and other Documents

12. On the Effective Date, except to the extent otherwise provided in the Plan, any certificate, share, note, bond, indenture, purchase right, or other instrument or document, directly or indirectly evidencing or creating any indebtedness or obligation of or ownership interest, equity, or portfolio interest in the Plan Debtors or any warrants, options, or other securities exercisable or exchangeable for, or convertible into, debt, equity, ownership, or profits interests in the Plan Debtors giving rise to any Claim or Interest shall be canceled and deemed surrendered as to the Plan Debtors and shall not have any continuing obligations thereunder, without any need for a Holder to take further action with respect thereto. Holders of any Claim against or Interest in the Plan Debtors shall not receive any distribution or retain any property on account of such Claims or Interests, other than as provided in the Plan.

13. As of the Effective Date, any allowance or obligation of the Debtors to grant the continued use of Debtors’ license numbers, registration numbers, or reimbursement/payor numbers to any purchaser of the Debtors’ assets (each, a “Purchaser”) pursuant to any sale order or power of attorney agreement is hereby satisfied, and shall not continue or otherwise remain effective after the Effective Date of the Plan, provided that the Liquidating Trustee shall forward any payments received on any Purchaser’s behalf to such Purchaser until the earlier of (i) the cessation of receipt by the Liquidating Trust of any such amounts received, or (ii) the Final Order closing out these Chapter 11 Cases, as applicable.

14. In the event that any power of attorney the Plan Debtors granted in connection with the sale of any of their pharmacy assets (including the sales referenced in section V.K. of the

19

Disclosure Statement) has not expired by its own term as of the date of entry of this Confirmation Order, such power of attorney is hereby terminated. The Debtors are no longer engaged in conducting any pharmacy business nor will conduct any such business; provided, however, that the foregoing shall not prohibit the Debtors or the Liquidating Trust from completing activities associated with the wind-down of the Debtors, including but not limited to the completion of the claims transmission and reconciliation process associated with prior prescriptions, subject to paragraph 13 hereof.

Substantive Consolidation

15. Pursuant to sections 105(a) and 1123(a)(5)(C) of the Bankruptcy Code, the substantive consolidation of the Plan Debtors is hereby approved, effective as of the Effective Date. As a result of such substantive consolidation, on and after the Effective Date, (a) all assets and all liabilities of the Plan Debtors shall be deemed merged into the Liquidating Trust, (b) all guaranties of any Plan Debtor of the payment, performance, or collection of obligations of another Debtor shall be eliminated and cancelled, (c) any obligation of any Plan Debtor and all guaranties thereof executed by one or more of the other Plan Debtors shall be treated as a single obligation, and such guaranties shall be deemed a single Claim against the consolidated Plan Debtors, (d) all joint obligations of two or more Plan Debtors and all multiple Claims against such entities on account of such joint obligations shall be treated and allowed only as a single Claim against the consolidated Plan Debtors, and (e) each Claim filed in the Chapter 11 Case of any Plan Debtor shall be deemed filed against the consolidated Plan Debtors and a single obligation of the consolidated Plan Debtors on and after the Effective Date. Upon the Effective Date, all Intercompany Claims shall be cancelled and extinguished. Holders of Intercompany Claims shall not receive any distribution or retain any property pursuant to the Plan.

20

16. The substantive consolidation effected pursuant to Articles II, VI.A and V.A of the Plan shall not affect (other than for purposes related to funding distributions under the Plan and as set forth in Articles II, IV.A and V.A of the Plan), among other things, (a) any Causes of Action, (b) defenses to any Causes of Action or requirements for any third party to establish mutuality to assert a right of setoff, or (c) distributions out of any insurance policies or proceeds of such policies. The Plan and Disclosure Statement, jointly, shall serve as, and shall be deemed to be, a motion for entry of an Order of this Court approving the substantive consolidation of the Plan Debtors’ Estates and Chapter 11 Cases. Notwithstanding the substantive consolidation provided for in the Plan and approved by this Confirmation Order, each and every Plan Debtor shall remain responsible for the payment of U.S. Trustee fees pursuant to 28 U.S.C. § 1930 until its particular case is closed, dismissed or converted.

Plan Distributions

17. The Liquidating Trust shall make all distributions required to be made to Holders of Allowed Claims pursuant to the Plan and the Liquidating Trust Agreement. The Liquidating Trust shall hold and distribute the Liquidating Trust Assets in accordance with the provisions of the Plan and the Liquidating Trust Agreement.

18. The Liquidating Trust shall make all distributions required to be made to such Holders of Allowed Claims pursuant to the Plan and the Liquidating Trust Agreement.

19. Except to the extent provided in section 506(b) of the Bankruptcy Code, the Plan, or this Confirmation Order, postpetition interest shall not accrue or be paid on Claims, and no Holder of an Allowed Claim shall be entitled to interest accruing on any Claim from and after the Petition Date.

21

Administration of the Liquidating Trust

20. The Liquidating Trust Agreement, substantially in the form filed with the Plan Supplement, is hereby approved.

21. The appointment of Anthony M. Saccullo as the Liquidating Trustee is hereby approved. The Liquidating Trustee shall be compensated in the manner set forth in and consistent with the Liquidating Trust Agreement. The Liquidating Trustee shall have all powers, rights, duties and protections afforded the Liquidating Trustee under the Plan, this Confirmation Order, and the Liquidating Trust Agreement. The appointment of the parties set forth in the Liquidating Trust Agreement as the members of the Liquidating Trust Advisory Committee are hereby approved. The Liquidating Trust Advisory Committee shall have all powers, rights, duties and protections afforded the Liquidating Trust Advisory Committee under the Plan, this Confirmation Order, and the Liquidating Trust Agreement.

Executory Contracts and Unexpired Leases

22. On the Effective Date, except as otherwise provided herein, each of the Plan Debtors’ Executory Contracts and Unexpired Leases not previously assumed, assumed and assigned, or rejected pursuant to an order of this Court, shall be deemed rejected as of the Effective Date in accordance with the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code, other than: (1) those that are identified on the Schedule of Assumed Executory Contracts and Unexpired Leases; (2) those that have been previously assumed or rejected by a Final Order; (3) those that are the subject of a motion to assume or reject Executory Contracts or Unexpired Leases that is pending on the Confirmation Date; (4) those that are subject to a motion to assume or reject an Executory Contract or Unexpired Lease pursuant to which the requested effective date of such assumption or rejection is after the Effective Date; or

22

(5) to the extent they may be executory, the D&O Liability Insurance Policies and the Chubb Insurance Program (which shall be treated in accordance with the applicable provisions of Article VI and VII of the Plan regardless of whether they may be executory).

23. On the Effective Date, the Plan Debtors shall assume all of the Executory Contracts or Unexpired Leases on the Schedule of Assumed Executory Contracts and Unexpired Leases contained in the Plan Supplement; provided, however, that consistent with Art. VI.A of the Plan, the Debtors or the Liquidating Trust, as applicable, reserve the right to alter, amend, modify, or supplement the Schedule of Assumed Executory Contract and Unexpired Leases, at any time through and including 30 days after the Effective Date.

24. Unless otherwise provided by a separate Court order, any Proofs of Claim with respect to Claims arising from the rejection of Executory Contracts or Unexpired Leases, if any, must be Filed with this Court within the latest to occur of: (a) January 13, 2020 at 5:00 p.m.; (b) 30 days after the date of entry of an order of this Court (including the Confirmation Order) approving such rejection; (c) 30 days after the Plan Debtors provide notice of surrender of possession to a landlord of a rejected lease where surrender occurs after entry of an order approving such rejection; and (d) 30 days after notice of any rejection that occurs after the Effective Date.

Disputed Claims

25. Except as otherwise specifically provided in the Plan and notwithstanding any requirements that may be imposed pursuant to Bankruptcy Rule 9019, after the Effective Date, the Liquidating Trustee shall have the sole authority to File and prosecute objections to Claims on behalf of the Liquidating Trust, and the Liquidating Trustee shall have the sole authority, on behalf of the Liquidating Trust, to: (1) settle, compromise, withdraw, litigate to judgment, or

23

otherwise resolve objections to any and all Claims, regardless of whether such Claims are in a Class or otherwise; (2) settle, compromise, or resolve any Disputed Claim without any further notice to, or action, order, or approval of, the Bankruptcy Court; and (3) administer and adjust the Claims Register to reflect any such settlements or compromises without any further notice to, or action, order, or approval of, the Bankruptcy Court; provided, however, that nothing shall preclude the U.S. Trustee or other parties with requisite standing from objecting to any Claim. On and after the Effective Date, the Liquidating Trustee shall use commercially reasonable efforts to advance the claims resolution process through estimation or otherwise.

26. All objections to Claims shall be Filed by the Liquidating Trustee on or before the Claim Objection Deadline, which date may be extended by this Court upon a motion filed by the Liquidating Trustee on or before the Claim Objection Deadline with notice only to those parties entitled to notice in these Chapter 11 Cases pursuant to Bankruptcy Rule 2002 as of the filing of such motion.

Administrative Expense Claims

27. Except as otherwise set forth in the Plan and hereunder, all requests for payment of an Administrative Expense Claim must be Filed with this Court and served on counsel to the Liquidating Trustee, counsel to the Debtors, and counsel to the U.S. Trustee no later than: (a) with respect to Administrative Expense Claims other than Professional Fee Claims, 30 days after the Effective Date; and (b) with respect to Professional Fee Claims, 45 days after the Effective Date; provided, however, that Filing requests for payment of Administrative Expense Claims is not required, where the Plan, Bankruptcy Code or a Final Order does not require such Filing. In the event of an objection to allowance of an Administrative Expense Claim, this Court shall determine the Allowed amount of such Administrative Expense Claim.

24

28. Notwithstanding anything in the Plan or Liquidating Trust Agreement to the contrary, payment of fees and expenses to Saccullo Business Consulting, LLC, for the Liquidating Trustee’s provision of transition services during the months of April 2020 and May 2020 is hereby authorized in an amount not to exceed $35,000.00.

29. Except as otherwise set forth in the Plan, on or before the Effective Date, the Debtors shall establish and fund the Professional Fee Escrow Account with Cash equal to the Professional Fee Reserve Amount. The Professional Fee Escrow Account shall be maintained in trust solely for the Professionals. The amount of Professional Fee Claims owing to the Professionals shall be paid in Cash to such Professionals by the Debtors or the Liquidating Trustee, as applicable, within five (5) business days after such Professional Fee Claims are Allowed. When all Allowed amounts owing to the Professionals have been paid in full, any amount remaining in the Professional Fee Escrow Account shall promptly be paid to the Liquidating Trust without any further action or order of the Bankruptcy Court.

Mississippi Department of Revenue

30. Notwithstanding anything in the Plan or this Confirmation Order to the contrary: (i) Pursuant to section 503(b)(1)(D) of the Bankruptcy Code, the Mississippi Department of Revenue (“MDOR”) shall not be required to file any Proofs of Claim or requests for payment in the Chapter 11 Cases for any Administrative Expense Claims for the liabilities described in section 503(b)(1)(B) and (C) of the Bankruptcy Code. The Debtors, or Liquidating Trustee, as applicable, shall timely submit returns and remit payment, including penalties and interest, for all taxes due or coming, as required under applicable Mississippi state law, to the extent not inconsistent with the Bankruptcy Code; (ii) to the extent the MDOR’s Allowed Priority Tax Claims, if any, are not paid in full in cash on the Effective Date, such Allowed Priority Tax

25

Claims shall, at a minimum, be paid by regular, quarterly installment payments in cash over a period not to exceed five years after the date of the order for relief under section 301 of the Bankruptcy Code, all as required section 1129(a)(9)(C) of the Bankruptcy Code, along with non-bankruptcy interest in accordance with sections 511 and 1129(a)(9)(C) of the Bankruptcy Code and Mississippi state law, as applicable; (iii) the Chapter 11 Cases shall have no effect on the MDOR’s rights as to non-Debtor third parties with respect to “trust fund taxes” (e.g., amounts withheld from employees’ wages and sales and excise taxes collected from customers); (iv) the statutorily mandated treatment of MDOR’s Allowed Priority Tax Claims and/or any liabilities to MDOR described in section 503(b)(1)(B) and (C) of the Bankruptcy Code shall not be considered a settlement or compromise; and (v) the MDOR may timely amend any Proof of Claim against any Debtor after the Effective Date with respect to (a) a pending audit, or (b) an audit that may be performed, with respect to any pre or post-petition tax return.

Release, Injunction, Exculpation, and Related Provisions

31. The Release Provisions set forth in Article X of the Plan are hereby approved and authorized in their entirety, and such provisions are effective and binding on all Persons and Entities as and to the extent provided for therein.

32. The Rejected Release Language as stated on any ballots (x) does not represent, and in no event shall be deemed to modify or otherwise affect, the actual release, injunction, exculpation, or related provisions as set forth in Article X of the Plan, (y) may not be relied upon by any Person or Entity as representing the release, injunction, exculpation, or related provisions under the Plan, and (z) shall not be binding on any Holder of any Claim; provided, however, that all ballots remain binding with respect to any opt-out of the Release Provisions of the Plan.

26

Payment of Statutory Fees

33. All fees due and payable pursuant to section 1930 of Title 28 of the United States Code and any interest thereon pursuant to section 3717 of Title 31 of the United States Code on or before the Effective Date shall be paid in full in cash on the Effective Date or as soon as practicable thereafter by the Debtors, or Liquidating Trust, as applicable. On and after the Effective Date, to the extent applicable, the Liquidating Trust shall pay any and all such fees and interest in full in cash when due and payable, and shall File with the Bankruptcy Court quarterly reports in a form reasonably acceptable to the U.S. Trustee. The Liquidating Trust shall remain obligated to pay quarterly fees and interest, if any, to the U.S. Trustee until the earliest of the applicable Debtor’s Chapter 11 Case being closed, dismissed, or converted to a case under chapter 7 of the Bankruptcy Code. Notwithstanding anything in the Plan to the contrary: (i) the U.S. Trustee shall not be required to file any proof of claim for quarterly fees and any interest thereon; and (ii) the foregoing U.S. Trustee fees and any interest thereon shall not be deemed Other Priority Claims.

Dissolution of the Committee

34. On the Effective Date, the Committee shall dissolve automatically and the members thereof shall be released and discharged from all rights, duties, responsibilities, and liabilities arising from, or related to, the Chapter 11 Cases and under the Bankruptcy Code, except for the limited purpose of prosecuting requests for payment of Professional Fee Claims for services and reimbursement of expenses incurred prior to the Effective Date by the Creditors’ Committee and its Professionals. The Liquidating Trust and Liquidating Trustee shall no longer be responsible for paying any fees or expenses incurred by the members of or advisors to the Creditors’ Committee after the Effective Date.

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Notice of Entry of Confirmation Order and Effective Date

35. Pursuant to Bankruptcy Rules 2002 and 3020(c), the Debtors are hereby authorized to serve a notice of entry of this Confirmation Order and the occurrence of the Effective Date on the Effective Date, on all Holders of Claims against or Interests in the Debtors and all other Persons on whom the Confirmation Hearing Notice was served. The Notice of Confirmation and Effective Date shall constitute good and sufficient notice of the entry of this Confirmation Order and of the relief granted herein, including, without limitation, any bar dates and deadlines established under the Plan and this Confirmation Order, and no other or further notice of the entry of this Confirmation Order, the occurrence of the Effective Date, and any such bar dates and deadlines need be given.

Retention of Jurisdiction

36. Under sections 105(a) and 1142 of the Bankruptcy Code, and notwithstanding entry of this Confirmation Order and occurrence of the Effective Date, and except as otherwise ordered by this Court, this Court shall retain exclusive jurisdiction over all matters arising out of, or related to, the Chapter 11 Cases and the Plan to the fullest extent permitted by law, including, among other things, to take the actions specified in Article XIII of the Plan.

References to Plan Provisions

37. The failure to specifically include or to refer to any particular article, section, or provision of the Plan or any related document in this Confirmation Order shall not diminish or impair the effectiveness of such article, section, or provision, and such article, section, or provision shall have the same validity, binding effect, and enforceability as every other article, section, or provision of the Plan, it being the intent of this Court that the Plan (as and to the extent modified by this Confirmation Order) be confirmed in its entirety.

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Rules Governing Conflicts Between Documents

38. In the event and to the extent that any provision of the Plan is inconsistent with the provisions of the Disclosure Statement and any other Order in the Chapter 11 Cases, or any other agreement to be executed by any Person pursuant to the Plan, the provisions of the Plan shall control and take precedence; provided, however, that this Confirmation Order shall control and take precedence in the event of any inconsistency between this Confirmation Order, any provision of the Plan, and any of the foregoing documents.

Extension of Injunctions and Stays

39. Except as otherwise expressly provided in the Plan or in this Confirmation Order, all injunctions or stays provided for in the Chapter 11 Cases under sections 105 or 362 of the Bankruptcy Code or otherwise, and extant on the Confirmation Date (including any injunctions or stays contained in or arising from the Plan or this Confirmation Order), shall remain in full force and effect.

Section 1146 Exemption

40. Pursuant to section 1146(a) of the Bankruptcy Code, the issuance, transfer or exchange of any security under the Plan or the making or delivery of any instrument of transfer pursuant to, in implementation of, or as contemplated by the Plan, or the re-vesting, transfer or sale of any real or personal property of the Plan Debtors pursuant to, in implementation of, or as contemplated by the Plan, shall not be taxed under any state or local law imposing a stamp tax, transfer tax or any similar tax or fee.

Headings

41. Headings utilized herein are for convenience and reference only, and do not constitute a part of the Plan or this Confirmation Order for any other purpose.

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No Stay of Confirmation Order

42. Notwithstanding Bankruptcy Rules 3020(e) and 6004(h) and any other Bankruptcy Rule to the contrary, to the extent applicable, there is no reason for delay in the implementation of this Confirmation Order and, thus, this Confirmation Order shall be effective and enforceable immediately upon entry.

Dated: June 4th, 2020

Wilmington, Delaware

/s/ Christopher S. Sontchi
CHRISTOPHER S. SONTCHI
UNITED STATES BANKRUPTCY JUDGE

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Exhibit A

Plan

Exhibit A

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF DELAWARE

)
In re:	)	Chapter 11
)
Fred’s, Inc., et al.,[1]	)	Case No. 19-11984 (CSS)
)
Debtors.	)	Jointly Administered
)

MODIFIED AMENDED JOINT CHAPTER 11 PLAN FOR

FRED’S, INC. AND THE DEBTOR AFFILIATES SET FORTH HEREIN

Adam L. Shiff (admitted pro hac vice)	Derek C. Abbott (No. 3367)
Robert M. Novick (admitted pro hac vice)	Andrew R. Remming (No. 5120)
Shai Schmidt (admitted pro hac vice)	Joseph C. Barsalona II (No. 6102)
KASOWITZ BENSON TORRES LLP	MORRIS, NICHOLS, ARSHT &
1633 Broadway	TUNNELL LLP
New York, New York 10019	1201 North Market Street, 16th Floor
Telephone: (212) 506-1700	P.O. Box 1347
Facsimile: (212) 506-1800	Wilmington, Delaware 19899
Telephone: (302) 658-9200
Facsimile: (302) 658-3989

Attorneys for the Debtors and Debtors in Possession

Dated: June 2, 2020

[1]

The debtors in these Chapter 11 Cases, along with the last four digits of each debtor’s federal tax identification number, are: Fred’s, Inc. (4010); Fred’s Stores of Tennessee, Inc. (9888); National Equipment Management and Leasing, Inc. (4296); National Pharmaceutical Network, Inc. (9687); Reeves-Sain Drug Store, Inc. (4510); 505 N. Main Opp, LLC (5850); Summit Properties-Jacksboro, LLC (9161); and Summit Properties-Bridgeport, LLC (2200). The debtors’ address is 6625 Lenox Park, Suite 200, Memphis, TN 38115.

i

F.	Voting Classes; Presumed Acceptance by Non-Voting Classes		18

G.	Subordinated Claims and Interests		19

ARTICLE V. MEANS FOR IMPLEMENTATION OF THE PLAN			19

A.	General Settlement of Claims		19

B.	Cancellation of Notes, Instruments, Certificates, and Other Documents		19

C.	Exemption from Certain Taxes and Fees		19

D.	Effectuation of the Plan		20

	1.	Vesting of Assets in the Liquidating Trust	20

	2.	Sources of Consideration for Plan Distributions	20

	3.	Liquidating Trust	20

	4.	Dissolution and Board of Directors	20

	5.	Corporate Action	20

ARTICLE VI. TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES			21

A.	Assumption and Rejection of Executory Contracts and Unexpired Leases		21

B.	Claims Based on Rejection of Executory Contracts or Unexpired Leases		21

C.	Cure of Defaults for Assumed, or Assumed and Assigned, Executory Contracts and Unexpired Leases		22

D.	Indemnification Obligations		23

E.	Director and Officer Liability Insurance		23

F.	Modifications, Amendments, Supplements, Restatements, or Other Agreements		23

G.	Reservation of Rights		24

H.	Nonoccurrence of Effective Date		24

I.	Contracts and Leases Entered Into After the Petition Date		24

ARTICLE VII. PROVISION GOVERNING DISTRIBUTIONS			24

A.	Timing and Calculation of Amounts to Be Distributed		24

B.	Liquidating Trustee		24

C.	Delivery of Distributions and Undeliverable or Unclaimed Distributions		25

	1.	Record Date for Distribution	25

	2.	Delivery of Distributions	25

	3.	Distribution	25

	4.	Minimum Distributions	25

	5.	Undeliverable Distributions and Unclaimed Property	25

D.	Manner of Payment		26

E.	Compliance with Tax Requirements		26

F.	Allocations		26

G.	No Postpetition Interest on Claims		26

H.	Setoffs and Recoupment		26

I.	Claims Paid or Payable by Third Parties		27

	1.	Claims Paid by Third Parties	27

	2.	Claims Payable by Third Parties	27

	3.	Applicability of Insurance Policies	27

	4.	Provisions Regarding Vesting of Insurance Policies in Liquidating Trust	27

ARTICLE VIII. THE LIQUIDATING TRUST			29

A.	The Liquidating Trust		29

B.	Purpose of the Liquidating Trust		30

C.	Liquidating Trust Assets		30

D.	The Liquidating Trustee		31

E.	Liquidating Trust Advisory Committee		31

F.	Beneficiaries of the Liquidating Trust		31

G.	Vesting and Transfer of Liquidating Trust Assets to the Liquidating Trust		32

H.	Liquidating Trust Expenses		32

I.	Role of the Liquidating Trustee		32

J.	Prosecution and Resolution of Causes of Action		34

K.	Federal Income Tax Treatment of the Liquidating Trust for the Liquidating Trust Assets		34

L.	Indemnification		35

M.	Term of the Liquidating Trust		35

N.	Retention of Professionals by the Liquidating Trust		36

O.	Conflicts Between the Liquidating Trust Agreement and the Plan		36

P.	Key Employee Retention Program		36

Q.	Wind Down		36

ARTICLE IX. PROCEDURES FOR RESOLVING CONTINGENT, UNLIQUIDATED, AND DISPUTED CLAIMS			37

A.	Allowance of Claims		37

B.	Claims Administration Responsibilities		37

C.	Estimation of Claims		37

D.	Disputed Claims		38

E.	Adjustment to Claims Without Objection		38

F.	Time to File Objections to Claims		38

G.	Disallowance of Claims		38

H.	Amendments to Claims	39

I.	No Distributions Pending Allowance	39

J.	Distributions After Allowance	39

K.	Cardinal Claims	39

ARTICLE X. RELEASE, INJUNCTION, EXCULPATION AND RELATED PROVISIONS		39

A.	Compromise and Settlement of Claims, Interests, and Controversies	39

B.	Term of Injunctions or Stays	40

C.	Release of Liens	40

D.	Release by the Debtors	40

E.	Release by Holders of Claims or Interests	41

F.	Exculpation	43

G.	Injunction	43

H.	Protection Against Discriminatory Treatment	44

I.	Setoffs and Recoupment	44

J.	Subordination Rights	44

ARTICLE XI. CONDITIONS PRECEDENT TO CONFIRMATION AND CONSUMMATION OF THE PLAN		45

A.	Conditions Precedent to Confirmation	45

B.	Conditions Precedent to the Effective Date	45

C.	Waiver of Conditions	45

D.	Substantial Consummation	45

E.	Effect of Nonoccurrence of Conditions to the Effective Date	45

ARTICLE XII. MODIFICATION, REVOCATION, OR WITHDRAWAL OF THE PLAN		46

A.	Modification and Amendments	46

B.	Effect of Confirmation on Modifications	46

C.	Revocation or Withdrawal of the Plan	46

ARTICLE XIII. RETENTION OF JURISDICTION		46

ARTICLE XIV. MISCELLANEOUS PROVISIONS		48

A.	Immediate Binding Effect	48

B.	Additional Documents	48

C.	Dissolution of the Creditors’ Committee	49

D.	Reservation of Rights	49

E.	Successors and Assigns	49

F.	Service of Documents	49

G.	Entire Agreement	50

H.	Exhibits	50

I.	Nonseverability of Plan Provisions	51

J.	Votes Solicited in Good Faith	51

K.	Waiver or Estoppel	51

v

INTRODUCTION

Capitalized terms used in this chapter 11 plan shall have the meanings set forth in Article I.A. The Debtors propose this Plan for the resolution of outstanding Claims against, and Interests in, the Debtors. Holders of Claims and Interests may refer to the Disclosure Statement for a discussion of the Debtors’ history, businesses, assets, results of operations, and historical financial information, as well as a summary and description of the Plan. The Debtors are the proponents of the Plan within the meaning of section 1129 of the Bankruptcy Code, and the Plan constitutes a separate plan for each of the Debtors.

ALL HOLDERS OF CLAIMS AND INTERESTS, TO THE EXTENT APPLICABLE, ARE ENCOURAGED TO READ THE PLAN AND THE DISCLOSURE STATEMENT IN THEIR ENTIRETY BEFORE VOTING TO ACCEPT OR REJECT THE PLAN.

ARTICLE I.

DEFINED TERMS, RULES OF INTERPRETATION,

COMPUTATION OF TIME, AND GOVERNING LAW

A.	Defined Terms

As used in this Plan, capitalized terms have the meanings set forth below.

1. “Administrative Expense Claim” means a Claim for costs and expenses of administration of the Debtors’ Estates pursuant to sections 503(b), 507(a)(2), 507(b), or 1114(e)(2) of the Bankruptcy Code, including: (a) the actual and necessary costs and expenses incurred after the Petition Date and through the Effective Date of preserving the Estates and operating the businesses of the Debtors; (b) Allowed Professional Fee Claims; and (c) all Allowed requests for compensation or expense reimbursement for making a substantial contribution in the Chapter 11 Cases pursuant to sections 503(b)(3), (4), and (5) of the Bankruptcy Code.

2. “Administrative Expense Claims Bar Date” means the deadline for Filing requests for payment of Administrative Expense Claims, except as otherwise set forth in the Plan or a Final Order, which: (a) with respect to Administrative Expense Claims other than Professional Fee Claims, shall be 30 days after the Effective Date; and (b) with respect to Professional Fee Claims, shall be 45 days after the Effective Date; provided that Filing requests for payment of Administrative Expense Claims is not required, where the Plan, Bankruptcy Code or a Final Order does not require such Filing.

3. “Affiliate” shall have the meaning set forth in section 101(2) of the Bankruptcy Code.

4. “Allowed” means, with respect to any Claim, except as otherwise provided herein: (a) a Claim that is evidenced by a Proof of Claim timely Filed by the applicable Bar Date (or for which Claim under the Plan, the Bankruptcy Code, or a Final Order of the Bankruptcy Court a Proof of Claim is not or shall not be required to be Filed); (b) a Claim that is listed in the Schedules as not contingent, not unliquidated, and not disputed, and for which no Proof of Claim has been timely Filed; or (c) a Claim allowed pursuant to the Plan, any stipulation approved by the Bankruptcy Court, any contract, instrument, indenture, or other agreement entered into or assumed in connection with the Plan, or a Final Order of the Bankruptcy Court, including a Claim estimated pursuant to section 502(c) of the Bankruptcy Code; provided that, with respect to a Claim described in clauses (a) and (b) above, such Claim shall be considered Allowed only if and to the extent that with respect to such Claim no objection to the allowance thereof has been interposed within the applicable period of time fixed by the Plan, the Bankruptcy Code, the Bankruptcy Rules, or the Bankruptcy Court, or if such an objection is so interposed, such Claim shall have been Allowed by a Final Order. Notwithstanding anything to the contrary herein, (i) no Claim of any Entity subject to section 502(d) of the Bankruptcy Code shall be deemed Allowed unless and until (a) such Entity pays in full the amount that it owes, or (b) such Claim is allowed pursuant to a Final Order of the Bankruptcy Court; and (ii) the DIP Lenders shall not be required to file a Proof of Claim. “Allow” and “Allowing” shall have correlative meanings.

5. “Bankruptcy Code” means title 11 of the United States Code, as amended from time to time and as applicable to the Chapter 11 Cases.

6. “Bankruptcy Court” means the United States Bankruptcy Court for the District of Delaware, and, to the extent of any withdrawal of reference under 28 U.S.C. § 157 and/or the General Order of the District Court pursuant to section 151 of title 28 of the United States Code, the United States District Court for the District of Delaware.

7. “Bankruptcy Rules” means the Federal Rules of Bankruptcy Procedure, and the general, local, and chambers rules of the Bankruptcy Court, each as amended from time to time and as applicable to the Chapter 11 Cases.

8. “Bar Date” means the dates established by the Bankruptcy Court by which Proofs of Claim must be Filed.

9. “Business Day” means any day, other than a Saturday, Sunday or “legal holiday” (as defined in Bankruptcy Rule 9006(a)).

10. “Cardinal” means, individually and collectively, Cardinal Health 110, LLC, Cardinal Health 112, LLC, and any Affiliates thereof.

11. “Cardinal Claims” means, regardless of character and priority, (i) any Claims asserted by or on behalf of Cardinal or any successor to Cardinal, (ii) any Claims arising from or relating to that certain Amended and Restated Prime Vendor Agreement between Cardinal and Fred’s and certain of its Affiliates executed by Fred’s on or about June 14, 2018, and the documents ancillary thereto, and (iii) any Claims Cardinal may have arising under a Financing Order.

12. “Cardinal Secured Claim” means such portion of the Cardinal Claims, if any, that is Secured.

13. “Cardinal Stipulation” means that certain Stipulation of Settlement Allowing in Part Claims of Cardinal Vendors entered into as of the 3rd day of April, 2020 and on file with the Bankruptcy Court [Docket No. 983-1], as such may be amended or modified from time to time.

14. “Cash” means the legal tender of the United States of America or the equivalent thereof.

15. “Causes of Action” means any Claims, damages, remedies, causes of action, demands, rights, actions, suits, obligations, liabilities, accounts, defenses, offsets, powers, privileges, licenses, and franchises of any kind or character whatsoever, whether known or unknown, foreseen or unforeseen, existing or hereinafter arising, contingent or non-contingent, matured or unmatured, suspected or unsuspected, in tort, law, equity, or otherwise. Causes of Action also include: (a) all rights of setoff, counterclaim, or recoupment and claims on contracts or for breaches of duties imposed by law; (b) the right to object to or otherwise contest Claims or Interests; (c) claims pursuant to sections 362, 510, 542, 543, 544 through 550, or 553 of the Bankruptcy Code; and (d) such claims and defenses as fraud, mistake, duress, and usury and any other defenses set forth in section 558 of the Bankruptcy Code.

16. “Chapter 11 Cases” means the above-captioned, jointly-administered chapter 11 cases of the Debtors and Excluded Debtors in the Bankruptcy Court under Case No. 19-11984.

17. “Chubb Collateral” means any and all collateral, security, funds, and/or other assets provided by or on behalf of the Debtors (or any of their predecessors or successors) to the Chubb Companies to secure the Debtors’ obligations under the Chubb Insurance Program and all proceeds thereof including, but not limited to, any credits and any letter(s) of credit and all proceeds thereof.

18. “Chubb Companies” means ACE American Insurance Company, Indemnity Insurance Company of North America, Federal Insurance Company, Chubb Custom Insurance Company and Pacific Indemnity Company and any predecessors and/or affiliates thereof.

19. “Chubb Insurance Program” means all insurance policies that have been issued at any time by any of the Chubb Companies to provide coverage to any of the Debtors (or their predecessors) and all agreements, documents or instruments relating thereto, including any D&O Liability Insurance Policies issued by any of the Chubb Companies.

20. “Claim” shall have the meaning set forth in section 101(5) of the Bankruptcy Code, asserted against a Debtor.

21. “Claims Objection Deadline” means the deadline for objecting to a Claim, which shall be 120 days after the Effective Date; provided, however, that the Debtors or the Liquidating Trustee may seek extensions of this date from the Bankruptcy Court, with notice only to those parties entitled to notice in the Chapter 11 Cases pursuant to Bankruptcy Rule 2002.

22. “Claims Register” means the official register of Claims maintained by the Notice and Claims Agent or the Bankruptcy Court.

23. “Class” means a category of Claims or Interests as designated in this Plan.

24. “Confirmation” means the entry of the Confirmation Order on the docket of the Chapter 11 Cases, subject to the conditions set forth in the Plan, including the conditions precedent to Confirmation as specified in Article XI hereof (unless they have been waived in accordance with Article XI).

25. “Confirmation Date” means the date on which Confirmation occurred.

26. “Confirmation Hearing” means a hearing held before the Bankruptcy Court to consider Confirmation of the Plan pursuant to section 1129 of the Bankruptcy Code.

27. “Confirmation Order” means an order of the Bankruptcy Court confirming the Plan pursuant to section 1129 of the Bankruptcy Code.

28. “Consummation” means the occurrence of the Effective Date.

29. “Creditor Releasing Party” means (i) each Holder of a Claim that submitted a ballot to accept or reject the Plan and did not “opt out” of being a Releasing Party by marking the box on its ballot designated for such purpose; and (ii) each Holder of a Claim that is Unimpaired and presumed to accept the Plan, in each case solely in such capacities. For the avoidance of doubt, any Holder of a Claim that votes to accept the Plan and does “opt out” of the releases by marking the box on its ballot designated for such purpose shall not be included in the definition of Creditor Releasing Party.

30. “Creditors’ Committee” means the official committee of unsecured creditors appointed in the Chapter 11 Cases.

31. “Cure/Assumption Objection Deadline” means the date that is 7 days after filing of the Schedule of Assumed Executory Contracts and Unexpired Leases with the Plan Supplement and service of the Cure Notice; provided that if any Executory Contract or Unexpired Lease is added to the Schedule of Assumed Executory Contracts and Unexpired Leases after the filing of the initial Schedule of Assumed Executory Contracts and Unexpired Leases, or an Executory Contract or Unexpired Lease proposed to be assumed by the Debtors or Liquidating Trust is proposed to be assigned to a third party after the filing of the initial Schedule of Assumed Executory Contracts and Unexpired Leases, then the Cure/Assumption Objection Deadline with respect to such Executory Contract or Unexpired Lease shall be the earlier of (a) 7 days after service of the amended Schedule of Assumed Executory Contracts and Unexpired Leases with such modification and (b) the date of the scheduled Confirmation Hearing.

32. “Cure Claim” means a monetary Claim based upon a Debtor’s defaults under any Executory Contract or Unexpired Lease at the time such contract or lease is assumed by such Debtor pursuant to section 365 of the Bankruptcy Code.

33. “Cure Notice” means a notice of a proposed amount to be paid on account of a Cure Claim in connection with an Executory Contract or Unexpired Lease to be assumed under the Plan pursuant to section 365 of the Bankruptcy Code, which notice shall include: (a) procedures for objecting to proposed assumptions of Executory Contracts and Unexpired Leases; (b) Cure Claims to be paid in connection therewith; and (c) procedures for resolution by the Bankruptcy Court of any related disputes.

34. “D&O Liability Insurance Policies” means all insurance policies (including any “tail policy”) of any of the Debtors (or their predecessors) for defense or coverage of liability or alleged liability of any current or former directors, managers, officers, and members, and all agreements, documents or instruments relating thereto.

35. “Debtors” means, collectively, each of the following debtors and debtors in possession in the Chapter 11 Cases (unless subsequently designated an Excluded Debtor): (a) Fred’s, Inc.; (b) Fred’s Stores of Tennessee, Inc.; (c) National Equipment Management and Leasing, Inc.; (d) National Pharmaceutical Network, Inc.; (e) Reeves-Sain Drug Store, Inc.; and (f) 505 N. Main Opp, LLC. The term “Debtors” does not include Excluded Debtors.

36. “DIP Agreement” means the Credit Agreement dated as of September 11, 2019, by and among the Debtors and the DIP Lenders, as amended, restated, supplemented, or otherwise modified from time to time.

37. “DIP Claim” means any Claim in favor of the DIP Lenders against any of the Debtors arising under the DIP Agreement, the Payoff Letter Agreement, and/or the Financing Orders on or after the Petition Date.

38. “DIP Lenders” means the lenders and agents party to the DIP Agreement from time to time.

39. “Disallowed” means, with respect to any Claim, a Claim or any portion thereof that: (a) has been disallowed by a Final Order; (b) is listed in the Schedules as zero or as contingent, disputed, or unliquidated and as to which no Proof of Claim or request for payment of an Administrative Expense Claim has been timely Filed or deemed timely Filed with the Bankruptcy Court pursuant to either the Bankruptcy Code or any Final Order of the Bankruptcy Court or otherwise deemed timely Filed under applicable law or the Plan; (c) is not listed in the Schedules and as to which no Proof of Claim or request for payment of an Administrative Expense Claim has been timely Filed or deemed timely Filed with the Bankruptcy Court pursuant to either the Bankruptcy Code or any Final Order of the Bankruptcy Court or otherwise deemed timely Filed under applicable law or the Plan; (d) has been withdrawn by agreement of the applicable Debtor and the Holder thereof; or (e) has been withdrawn by the Holder thereof.

40. “Disclosure Statement” means the disclosure statement for the Plan, including all exhibits and schedules and any amendments thereto, that is prepared and distributed in accordance with section 1125 of the Bankruptcy Code and Bankruptcy Rule 3018.

41. “Disputed” means a Claim that is not yet Allowed.

42. “Distribution Account” means one or more accounts (which may be “book entry” accounts) (a) into which shall be deposited all revenues and proceeds of all assets of the Debtors or the Liquidating Trust, as applicable, including proceeds of asset sales, and all Cash held by the Debtors; and (b) from which payments shall be made according to the priorities set forth in Article IV hereof and the other provisions of this Plan.

43. “Distribution Proceeds” means, (i) if substantive consolidation is granted, all Cash of the Debtors available on the Effective Date, after funding the Professional Fee Escrow Account, and thereafter all Cash of the Liquidating Trust from all sources, including the revenues and proceeds of all assets of the Debtors’ Estates or the Liquidating Trust, including, but not limited to, Causes of Action, as the case may be; or (ii) if substantive consolidation is not granted, for each Debtor, all cash of such Debtor available on the Effective Date, after funding such Debtor’s pro rata share of the Professional Fee Escrow Account, and thereafter all Cash of the Liquidating Trust from all sources attributable to such Debtor, including the revenues and proceeds of all assets of such Debtor’s Estate, including, but not limited to, Causes of Action, as the case may be.

44. “Distribution Record Date” means the date for determining which Holders of Allowed Claims or Allowed Interests are eligible to receive distributions hereunder, which shall be (a) the date upon which the Bankruptcy Court approves the Disclosure Statement or (b) such other date as designated in a Final Order of the Bankruptcy Court.

45. “Effective Date” means, with respect to the Plan, the date that is a Business Day selected by the Debtors on which: (a) no stay of the Confirmation Order is in effect; (b) all conditions precedent specified in Article XI hereof have been satisfied or waived (in accordance with Article XI); and (c) the Plan is declared effective.

46. “Entity” shall have the meaning set forth in section 101(15) of the Bankruptcy Code.

47. “Estate” means, as to each Debtor, the estate created for the Debtor in its Chapter 11 Case pursuant to section 541 of the Bankruptcy Code.

48. “Excluded Debtors” means debtors and debtors in possession: (a) Summit Properties-Jacksboro, LLC; (b) Summit Properties-Bridgeport, LLC; and (c) any additional debtors in these Chapter 11 Cases that the Debtors may designate prior to Confirmation.

49. “Exculpated Parties” means, collectively, and in each case solely in its capacity as such: (a) the Debtors; (b) the Debtors’ current and former officers, directors and managers who served in such positions at any time on or after the Petition Date; (c) the Liquidating Trust and Liquidating Trustee; (d) the Creditors’ Committee and each of its members; and (e) with respect to each of the foregoing Entities and Persons, such Entities’ and Persons’ respective professionals, representatives, advisors, attorneys, financial advisors, chief restructuring officers, accountants, investment bankers, and consultants. For the avoidance of doubt, no Exculpated Party shall be exculpated for any act or omission that occurred prior to the Petition Date.

50. “Executory Contract” means a contract to which one or more of the Debtors is a party that is subject to assumption or rejection under sections 365 or 1123 of the Bankruptcy Code.

51. “Federal Judgment Rate” means the federal judgment rate in effect as of the Petition Date, compounded annually.

52. “File,” “Filed,” or “Filing” means file, filed, or filing in the Chapter 11 Cases with the Bankruptcy Court or, with respect to the filing of a Proof of Claim or proof of Interest, the Notice and Claims Agent.

53. “Final Order” means: (a) an order or judgment of the Bankruptcy Court, as entered on the docket in any Chapter 11 Case (or any related adversary proceeding or contested matter) or the docket of any other court of competent jurisdiction; or (b) an order or judgment of any other court having jurisdiction over any appeal from (or petition seeking certiorari or other review of) any order or judgment entered by the Bankruptcy Court (or any other court of competent jurisdiction, including in an appeal taken) in the Chapter 11 Cases (or in any related adversary proceeding or contested matter), in each case that has not been reversed, stayed, modified, or amended, and as to which the time to appeal, or seek certiorari or move for a new trial, reargument, or rehearing has expired according to applicable law and no appeal or petition for certiorari or other proceedings for a new trial, reargument, or rehearing has been timely taken, or as to which any appeal that has been taken or any petition for certiorari that has been or may be timely filed has been withdrawn or resolved by the highest court to which the order or judgment was appealed or from which certiorari was sought or the new trial, reargument, or rehearing shall have been denied, resulted in no modification of such order, or has otherwise been dismissed with prejudice; provided that the possibility a motion under Rule 60 of the Federal Rules of Civil Procedure, or any analogous rule under the Bankruptcy Rules or the Local Bankruptcy Rules of the Bankruptcy Court, may be filed relating to such order, shall not prevent such order from being a Final Order.

54. “Financing Orders” means, collectively, all interim and final orders entered by the Bankruptcy Court authorizing the Debtors to use cash collateral or enter into the DIP Agreement and incur postpetition obligations thereunder, and enter into the Payoff Letter Agreement [Docket Nos. 61, 338, 610].

55. “Fred’s” means Fred’s, Inc.

56. “General Unsecured Claim” means any Claim other than: (a) Administrative Expense Claims; (b) Other Secured Claims; (c) Priority Tax Claims; (d) Other Priority Claims; (e) Intercompany Claims; (f) DIP Claims; or (g) Section 510(b) Claims.

57. “Governmental Unit” shall have the meaning set forth in section 101(27) of the Bankruptcy Code.

58. “Holder” means an Entity holding a Claim or Interest, as applicable.

59. “Impaired” means, with respect to a Class of Claims or Interests, a Class of Claims or Interests that is impaired within the meaning of section 1124 of the Bankruptcy Code.

60. “Indemnification Claimant” shall have the meaning set forth in Article V.D. of the Plan.

61. “Indemnified Persons” means the (i) Liquidating Trustee, its employees, officers, directors, agents, representatives, and professionals; and (ii) members of the Liquidating Trust Advisory Committee.

62. “Intercompany Claim” means any Claim held by a Debtor or Excluded Debtor against any other Debtor or Excluded Debtor.

63. “Intercompany Interest” means an Interest in one Debtor or Excluded Debtor held by another Debtor.

64. “Interest” means any equity security (as defined in section 101(16) of the Bankruptcy Code) in any Debtor or Excluded Debtor.

65. “Interim Compensation Order” means the order of the Bankruptcy Court establishing procedures for interim compensation and reimbursement of expenses for professionals [Docket No. 316].

66. “Judicial Code” means title 28 of the United States Code, as amended from time to time and as applicable to the Chapter 11 Cases.

67. “Lien” shall have the meaning set forth in section 101(37) of the Bankruptcy Code.

68. “Liquidating Trust” means the grantor trust to be created upon the Effective Date for the benefit of its beneficiaries, as set forth in Article VIII hereof.

69. “Liquidating Trust Advisory Committee” means the committee formed in accordance with Article VIII.E hereof and which shall direct the Liquidating Trustee to carry out its powers in accordance with the Plan and Confirmation Order.

70. “Liquidating Trust Agreement” means the agreement, substantially in the form included in the Plan Supplement, governing the operations of the Liquidating Trust, as it may be subsequently modified from time to time.

71. “Liquidating Trust Assets” means the assets held in the Liquidating Trust comprised of (i) all Causes of Action of the Debtors, including, without limitation, any and all Litigation Claims and rights and claims under the D&O Liability Insurance Policies, and (ii) all other unencumbered assets of the Debtors’ Estates remaining after all payments have been made pursuant to the Plan, Confirmation Order, and Liquidating Trust Agreement, as applicable, on the Effective Date.

72. “Liquidating Trust Expenses” shall mean all actual and necessary costs and expenses to be incurred after the Effective Date in connection with the administration of the Plan at the direction of the Liquidating Trustee, including the reasonable fees and expenses of the Liquidating Trustee and any professionals retained by the Liquidating Trustee and the reasonable fees and expenses associated with administering, holding, selling, transferring and liquidating the Liquidating Trust Assets, as well as the reasonable fees and expenses associated with administering the Plan and the Wind Down.

73. “Liquidating Trustee” means the individual or entity to be retained as the trustee to the Liquidating Trust, as of the Effective Date or as soon as reasonably practicable thereafter, as the fiduciary responsible for administering the Liquidating Trust, in accordance with Article VIII.D hereof.

74. “Litigation Claims” means all Causes of Action belonging to the Debtors’ Estates.

75. “Manager Releasee” means each and any of the Debtors’ current and former directors, officers and managers who served in such capacity on or after the Petition Date (other than the Debtors’ Chief Restructuring Officer, who is a Released Party and a Professional).

76. “Notice and Claims Agent” means Epiq Bankruptcy Solutions, LLC.

77. “Other Priority Claim” means any Claim entitled to priority in right of payment under section 507(a) of the Bankruptcy Code, other than: (a) an Administrative Expense Claim; or (b) a Priority Tax Claim, to the extent such Claim has not already been paid during the Chapter 11 Cases. Other Priority Claims include Claims arising under section 503(b)(9) of the Bankruptcy Code.

78. “Other Secured Claim” means any Secured Claim (including a Secured Tax Claim and a Cardinal Secured Claim) other than DIP Claims.

79. “Payoff Letter Agreement” means that certain payoff letter annexed to the Stipulation, Agreement, and Consent Order by and Among the Debtors and DIP Credit Parties Concerning Payoff of Postpetition Credit Facility entered by the Bankruptcy Court on December 16, 2019 [Docket No. 610].

80. “Person” shall have the meaning set forth in section 101(41) of the Bankruptcy Code.

81. “Petition Date” means September 9, 2019.

82. “Plan” means this plan, as it may be amended or supplemented from time to time, including all exhibits, schedules, supplements, appendices, annexes, and attachments thereto.

83. “Plan Documents” means the Plan, the Disclosure Statement, the Plan Supplement, and the various agreements and other documents formalizing or implementing the Plan and the transactions contemplated thereunder.

84. “Plan Supplement” means the compilation of documents and forms of documents, schedules, and exhibits to the Plan, to be Filed by the Debtors no later than seven (7) days before the deadline for objecting to Confirmation of the Plan, or such later date as may be approved by the Bankruptcy Court on notice to parties in interest, and additional documents Filed with the Bankruptcy Court before the Effective Date as amendments to the Plan Supplement. The Plan Supplement shall include the following: (a) Schedule of Assumed Executory Contracts and Unexpired Leases; (b) the identity of the Liquidating Trustee; (c) the Liquidating Trust Agreement; and (d) any and all other documentation necessary to effectuate the Plan or that is contemplated by the Plan. The Debtors shall have the right to amend the documents contained in, and exhibits to, the Plan Supplement through the Effective Date, pursuant to section 1127 of the Bankruptcy Code.

85. “Plan Transactions” means the transactions contemplated to occur pursuant to the terms of the Plan.

86. “Prepetition Lenders” means the lenders and agents under the Prepetition Revolving Credit Facility.

87. “Prepetition Revolving Credit Facility” means the revolving credit facility under the credit agreement, dated as of April 9, 2015, among Fred’s and certain of its subsidiaries, the lenders party thereto, and Regions Bank as administrative agent, together with all security agreements, addendums and other ancillary documents thereto, and all amendments, modifications and supplements to any of the foregoing.

88. “Priority Tax Claim” means any Claim of a Governmental Unit of the kind specified in sections 502(i) and 507(a)(8) of the Bankruptcy Code.

89. “Pro Rata” means the proportion that an Allowed Claim in a particular Class bears to the aggregate amount of Allowed Claims in that Class, or the proportion that Allowed Claims in a particular Class bear to the aggregate amount of Allowed Claims in a particular Class and other Classes entitled to share in the same recovery as such Allowed Claim under the Plan.

90. “Professional” means an Entity retained pursuant to a Bankruptcy Court order in accordance with sections 327, 363 or 1103 of the Bankruptcy Code, including ordinary course professionals retained by the Debtors pursuant to Order Approving Procedures for the Retention and Compensation of Ordinary Course Professionals Nunc Pro Tunc to the Petition Date [Docket No. 305], and to be compensated for services rendered pursuant to sections 327, 328, 329, 330, 331, or 363 of the Bankruptcy Code.

91. “Professional Fee Claims” means all Administrative Expense Claims for the compensation of Professionals and the reimbursement of expenses incurred by such Professionals to the extent such fees and expenses have not been previously paid.

92. “Professional Fee Escrow Account” means an account in an amount equal to the total Professional Fee Reserve Amount to be funded by the Debtors on or before the Effective Date and held by a Person or Entity to be designated by the Debtors.

93. “Professional Fee Reserve Amount” means the aggregate amount of Professional Fee Claims that the Professionals estimate they have incurred or will incur in rendering services to the Debtors prior to and as of the Effective Date and through the date on which the Debtors shall be dissolved pursuant to Article V.D hereof, which estimates Professionals shall deliver to the Debtors as set forth in Article III.D hereof.

94. “Proof of Claim” means a proof of Claim Filed with respect to a Debtor or Debtors in the Chapter 11 Cases.

95. “Reinstated” or “Reinstatement” means, with respect to Claims and Interests, that the Claim or Interest shall be rendered Unimpaired in accordance with section 1124 of the Bankruptcy Code.

96. “Rejected Executory Contracts and Unexpired Leases” means all Executory Contracts of the Debtors not expressly set forth on the Schedule of Assumed Executory Contracts and Unexpired Leases.

97. “Released Party” means each of the following solely in their capacity as such: (a) the Debtors; (b) the DIP Lenders; (c) the Prepetition Lenders; (d) the Creditors’ Committee and each of its members; (e) the Debtors’ Chief Restructuring Officer; (f) Berkeley Research Group, LLC; (g) Morris, Nichols, Arsht & Tunnell LLP; (h) Kasowitz Benson Torres LLP; (i) Lowenstein Sandler LLP; (j) Womble Bond Dickinson (US) LLP; and (k) Alvarez & Marsal North America, LLC.

98. “Releasing Party” means, collectively, and in each case solely in its capacity as such: (a) the Debtors; (b) the Liquidating Trust and Liquidating Trustee; (c) the DIP Lenders; (d) the Prepetition Lenders; (e) the Creditors’ Committee and each of its members; (f) each Holder of a Claim entitled to vote to accept or reject the Plan that does not affirmatively elect to “opt out” of being a Releasing Party by marking the box on its ballot designated for such purpose; (g) each Holder of a Claim that is Unimpaired and presumed to accept the Plan; and (h) any person or entity claiming by or through each of the foregoing Entities described in clauses (b) through (g) including such Entities’ current and former affiliates, and such Entities’ and such affiliates’ partners, subsidiaries, predecessors, current and former directors, managers, officers, equity holders (regardless of whether such interests are held directly or indirectly, but excluding Holders of Interests), members, officers, principals, employees, agents, managed accounts or funds, advisors, attorneys, accountants, investment bankers, consultants, representatives, management companies, fund advisors, and other professionals, together with their respective successors and assigns.

99. “Schedule of Assumed Executory Contracts and Unexpired Leases” means the schedule (including any amendments or modifications thereto), if any, of the Executory Contracts and Unexpired Leases to be assumed or assumed and assigned by the Debtors or the Liquidating Trust, as applicable, pursuant to the Plan, as set forth in the Plan Supplement, as amended by the Debtors from time to time in accordance with the Plan, which shall be in form and substance acceptable to the Debtors and the Creditors’ Committee.

100. “Schedules” means, collectively, the schedules of assets and liabilities, Schedule of Assumed Executory Contracts and Unexpired Leases, and statements of financial affairs Filed by the Debtors pursuant to section 521 of the Bankruptcy Code and in substantial accordance with the Official Bankruptcy Forms, as such may have been amended, modified, or supplemented from time to time.

101. “SEC” means the United States Securities and Exchange Commission.

102. “Section 510(b) Claim” means any Claim subject to subordination under section 510(b) of the Bankruptcy Code.

103. “Secured” means, when referring to a Claim: (a) secured by a Lien on property in which any of the Debtors has an interest, which Lien is valid, perfected, and enforceable pursuant to applicable law or by reason of a Bankruptcy Court order, or that is subject to setoff pursuant to section 553 of the Bankruptcy Code, to the extent of the value of the applicable Holder’s interest in the applicable Debtor’s interest in such property or to the extent of the amount subject to setoff, as applicable, as determined pursuant to section 506(a) of the Bankruptcy Code; or (b) Allowed pursuant to the Plan, or separate order of the Bankruptcy Court, as a secured Claim.

104. “Secured Tax Claim” means any Secured Claim against any Debtor that, absent its secured status, would be entitled to priority in right of payment under section 507(a)(8) of the Bankruptcy Code (determined irrespective of time limitations), including any related Secured Claim for penalties.

105. “Securities Act” means the Securities Act of 1933, 15 U.S.C. §§ 77a–77aa, together with the rules and regulations promulgated thereunder, as amended from time to time.

106. “Securities Exchange Act” means the Securities Exchange Act of 1934, 15 U.S.C. §§ 78a–78nn, as amended.

107. “Security” means a security as defined in section 2(a)(1) of the Securities Act.

108. “Unexpired Lease” means a lease of nonresidential real property to which one or more of the Debtors is a party that is subject to assumption or rejection under sections 365 or 1123 of the Bankruptcy Code.

109. “Unimpaired” means, with respect to a Class of Claims or Interests, a Class of Claims or Interests that is unimpaired within the meaning of section 1124 of the Bankruptcy Code, including through payment in full in Cash.

110. “U.S. Trustee” means the Office of the United States Trustee for the District of Delaware.

111. “Voting Deadline” means the deadline to object to confirmation of the Plan, as may be set by the Debtors or by order of the Bankruptcy Court.

112. “Wind Down” means the wind down and dissolution of the Debtors, the Excluded Debtors and their respective Estates on and following the Effective Date as set forth in Article VIII.Q hereof.

B.	Rules of Interpretation

For purposes herein: (1) in the appropriate context, each term, whether stated in the singular or the plural, shall include both the singular and the plural, and pronouns stated in the masculine, feminine, or neuter gender shall include the masculine, feminine, and the neuter gender; (2) unless otherwise specified, any reference herein to a contract, lease, instrument, release, indenture, or other agreement or document being in a particular form or on particular terms and conditions means that the referenced document shall be substantially in that form or substantially on those terms and conditions; (3) unless otherwise specified, any reference herein to an existing document, schedule, or exhibit, whether or not Filed, having been Filed or to be Filed shall mean that document, schedule, or exhibit as it may thereafter be amended, modified, or supplemented; (4) any reference to an Entity as a Holder of a Claim or Interest includes that Entity’s successors and assigns; (5) unless otherwise specified, all references herein to “Articles” are references to Articles hereof or hereto; (6) unless otherwise specified, all references herein to exhibits are references to exhibits in the Plan Supplement; (7) unless otherwise specified, the words “herein,” “hereof,” and “hereto” refer to the Plan in its entirety rather than to a particular portion of the Plan; (8) captions and headings to Articles are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of the Plan; (9) unless otherwise specified herein, the rules of construction set forth in section 102 of the Bankruptcy Code shall apply; (10) any term used in capitalized form herein that is not otherwise defined but that is used in the Bankruptcy Code or the Bankruptcy Rules shall have the meaning assigned to that term in the Bankruptcy Code or the Bankruptcy Rules, as the case may be; (11) all references to docket numbers of documents Filed in the Chapter 11 Cases are references to the docket numbers under the Bankruptcy Court’s CM/ECF system; (12) all references to statutes, regulations, orders, rules of courts, and the like shall mean as amended from time to time, and as applicable to the Chapter 11 Cases, unless otherwise stated; (13) any immaterial effectuating provisions may be interpreted by the Debtors or the Liquidating Trust in such a manner that is consistent with the overall purpose and intent of the Plan, all without further notice to, or action, order, or approval of, the Bankruptcy Court or any other Entity; and (14) except as otherwise specifically provided in the Plan to the contrary, references in the Plan to the Debtors or to the Liquidating Trust shall mean the Debtors and the Liquidating Trust, as applicable, to the extent the context requires.

C.	Computation of Time

Unless otherwise specifically stated herein, the provisions of Bankruptcy Rule 9006(a) shall apply in computing any period of time prescribed or allowed herein. If the date on which a transaction may occur pursuant to the Plan shall occur on a day that is not a Business Day, then such transaction shall instead occur on the next succeeding Business Day. Any action to be taken on the Effective Date may be taken on or as soon as reasonably practicable after the Effective Date.

D.	Governing Law

Unless a rule of law or procedure is supplied by federal law (including the Bankruptcy Code and Bankruptcy Rules) or unless otherwise specifically stated, the laws of the State of Delaware, without giving effect to the principles of conflict of laws, shall govern the rights, obligations, construction, and implementation of the Plan, any agreements, documents, instruments, or contracts executed or entered into in connection with the Plan (except as otherwise set forth in those agreements, in which case the governing law of such agreement shall control); provided that corporate governance matters relating to the Debtors or the Liquidating Trust, as applicable, shall be governed by the laws of the state of incorporation or formation of the relevant Debtor or Liquidating Trust, as applicable.

E.	Reference to Monetary Figures

All references in the Plan to monetary figures shall refer to currency of the United States of America, unless otherwise expressly provided herein.

F.	Controlling Document

In the event of an inconsistency between the Plan and the Disclosure Statement, the terms of the Plan shall control in all respects. In the event of an inconsistency between the Plan and any document included in the Plan Supplement, the terms of the relevant provision in the Plan shall control (unless stated otherwise in such document or in the Confirmation Order). In the event of an inconsistency between the Plan and the Confirmation Order, the Confirmation Order shall control.

ARTICLE II.

SUBSTANTIVE CONSOLIDATION

The Plan provides for, but is not predicated upon, entry of a Confirmation Order providing for the substantive consolidation of the Chapter 11 Cases of the Debtors (but not any Excluded Debtors) into a single Chapter 11 Case for purposes of the Plan and the distributions to be made hereunder. Pursuant to such Confirmation Order, (i) all assets and liabilities of the Debtors shall be merged, (ii) any obligations of any Debtor shall be deemed to be one obligation of the Debtors, (iii) any claims Filed or to be Filed in connection with any such obligation shall be deemed one claim against the Debtors, (iv) each Claim Filed in the Chapter 11 Case of any Debtor shall be deemed Filed against the Debtors in the consolidated Chapter 11 Cases, in accordance with the substantive consolidation of the assets and liabilities of the Debtors, and (v) all transfers, disbursements and distributions made by any Debtor shall be deemed to be made by all of the Debtors. Holders of Allowed Claims in each Class shall be entitled to their Pro Rata share of assets available for distribution to such Class without regard to which Debtor was originally liable for such Claim. If substantive consolidation is not granted, the Plan shall constitute a separate chapter 11 plan for each Debtor and provide for a separate treatment for each Class at each Debtor, as set forth in Article IV hereof.

ARTICLE III.

ADMINISTRATIVE EXPENSE CLAIMS, PRIORITY TAX CLAIMS AND DIP CLAIMS

In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Expense Claims and Priority Tax Claims have not been classified and, thus, are excluded from the Classes of Claims and Interests set forth in Article III hereof.

A.	Administrative Expense Claims

Except as otherwise provided in this Article III.A and except with respect to Administrative Expense Claims that are Professional Fee Claims or subject to 11 U.S.C. § 503(b)(1)(D), requests for payment of Allowed Administrative Expense Claims must be Filed and served on the Liquidating Trust pursuant to the procedures specified in the Confirmation Order and the notice of entry of the Confirmation Order no later than the Administrative Expense Claims Bar Date. Holders of Administrative Expense Claims that are required to, but do not, File and serve a request for payment of such Administrative Expense Claims by such date shall be forever barred, estopped, and enjoined from asserting such Administrative Expense Claims against the Debtors or their property, and such Administrative Expense Claims shall be deemed discharged as of the Effective Date. Objections to such requests, if any, must be Filed and served on the Liquidating Trust and the requesting party by the Claims Objection Deadline.

Except with respect to Administrative Expense Claims that are Professional Fee Claims, and except to the extent that an Administrative Expense Claim has already been paid during the Chapter 11 Cases or a Holder of an Allowed Administrative Expense Claim has agreed to less favorable treatment, each Holder of an Allowed Administrative Expense Claim shall receive in full satisfaction of its Administrative Expense Claim, Cash equal to the amount of such Allowed Administrative Expense Claim either: (a) on the Effective Date; (b) if the Administrative Expense Claim is not Allowed as of the Effective Date, thirty (30) days after the date on which an order allowing such Administrative Expense Claim becomes a Final Order, or as soon thereafter as reasonably practicable; or (c) if the Allowed Administrative Expense Claim is based on a liability incurred by the Debtors in the ordinary course of their business after the Petition Date, pursuant to the terms and conditions of the particular transaction or agreement giving rise to such Allowed Administrative Expense Claim, without any further action by the Holders of such Allowed Administrative Expense Claim, and without any further notice to, or action, order, or approval of, the Bankruptcy Court.

B.	Priority Tax Claims

Except to the extent that a Holder of an Allowed Priority Tax Claim agrees to a less favorable treatment, in full and final satisfaction, settlement, release, and discharge of and in exchange for each Allowed Priority Tax Claim, each Holder of such Allowed Priority Tax Claim shall be treated in accordance with the terms set forth in section 1129(a)(9)(C) of the Bankruptcy Code and, for the avoidance of doubt, Holders of Allowed Priority Tax Claims will receive interest on such Allowed Priority Tax Claims after the Effective Date in accordance with sections 511 and 1129(a)(9)(C) of the Bankruptcy Code.

C.	DIP Claims

DIP Claims, if any, shall be Allowed Administrative Expense Claims and shall be paid in full in Cash as soon as practicable upon the occurrence of the Effective Date, except to the extent such Claim is not due and payable until a later date, in which case as soon as practicable upon the occurrence of such date.

D.	Professional Compensation

1.	Final Fee Applications and Payment of Professional Fee Claims

All final requests for payment of Professional Fee Claims incurred during the period from the Petition Date through the Confirmation Date shall be Filed no later than 45 days after the Effective Date. All such final requests will be subject to approval by the Bankruptcy Court after notice and a hearing in accordance with the procedures established by the Bankruptcy Code, Bankruptcy Rules, and prior orders of the Bankruptcy Court, including the Interim Compensation Order, and once approved by the Bankruptcy Court, shall be paid within five (5) business days from the Professional Fee Escrow Account in the full Allowed amount. To the extent that funds held in the Professional Fee Escrow Account are insufficient to satisfy the amount of Professional Fee Claims owing to the Professionals, such Professionals shall have an Allowed Administrative Expense Claim for any such deficiency, and the Debtors or the Liquidating Trustee, as applicable, shall pay the full unpaid amount of such Allowed Administrative Expense Claim in Cash.

2.	Professional Fee Escrow Account

On or before the Effective Date, the Debtors shall establish and fund the Professional Fee Escrow Account with Cash equal to the Professional Fee Reserve Amount. The Professional Fee Escrow Account shall be maintained in trust solely for the Professionals. The amount of Professional Fee Claims owing to the Professionals shall be paid in Cash to such Professionals by the Debtors or the Liquidating Trustee, as applicable, within two (2) business days after such Professional Fee Claims are Allowed. When all Allowed amounts owing to the Professionals have been paid in full, any amount remaining in the Professional Fee Escrow Account shall promptly be paid to the Debtors or the Liquidating Trust, as applicable, without any further action or order of the Bankruptcy Court. If the Professional Fee Escrow Account is insufficient to fund the full Allowed amounts of Professional Fee Claims, the remaining unpaid Allowed Professional Fee Claims will be paid by the Debtors or the Liquidating Trustee, as applicable, as set forth in Article III.D.1.

3.	Professional Fee Reserve Amount

Professionals shall reasonably estimate their unpaid Professional Fee Claims incurred in rendering services before and as of the Effective Date and through the date on which the Debtors shall be dissolved pursuant to Article V.D hereof, and shall deliver such estimate to the Debtors no later than seven (7) business days after the Confirmation Date; provided that such estimate shall not be deemed to limit the amount of the fees and expenses that are the subject of any Professional’s final request for payment of Professional Fee Claims. If a Professional does not provide an estimate, the Debtors or the Liquidating Trustee, as applicable, may estimate the unpaid and unbilled fees and expenses of such Professional. The total amount estimated pursuant to this section shall comprise the Professional Fee Reserve Amount.

4. Post-Confirmation Date Fees and Expenses

Except as otherwise specifically provided in the Plan, from and after the Confirmation Date, the Debtors or the Liquidating Trustee, as applicable, shall, in the ordinary course of business and without any further notice to, or action, order, or approval of, the Bankruptcy Court, pay in Cash the reasonable and documented legal, professional, or other fees and expenses incurred by professionals providing services to the Debtors, the Creditors’ Committee or the Liquidating Trustee, as applicable, after the Confirmation Date. Upon the Confirmation Date, any requirement that professionals comply with sections 327 through 331 and 1103 of the Bankruptcy Code in seeking retention or compensation for services rendered after the Confirmation Date shall terminate.

E.	Statutory Fees

All fees due and payable pursuant to section 1930 of Title 28 of the United States Code and any interest thereon pursuant to section 3717 of Title 31 of the United States Code on or before the Effective Date shall be paid in full in cash on the Effective Date or as soon as practicable thereafter by the Debtors, Excluded Debtors or Liquidating Trust, as applicable. On and after the Effective Date, to the extent applicable, the Liquidating Trust shall pay any and all such fees and interest in full in cash when due and payable, and shall File with the Bankruptcy Court quarterly reports in a form reasonably acceptable to the U.S. Trustee. The Liquidating Trust shall remain obligated to pay quarterly fees and interest, if any, to the U.S. Trustee until the earliest of the applicable Debtor’s or Excluded Debtor’s Chapter 11 Case being closed, dismissed, or converted to a case under chapter 7 of the Bankruptcy Code. Notwithstanding anything in the Plan to the contrary, (i) the U.S. Trustee shall not be required to file any proof of claim for quarterly fees and any interest thereon; and (ii) the foregoing U.S. Trustee fees and any interest thereon shall not be deemed Other Priority Claims.

ARTICLE IV.

CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS

A.	Classification of Claims and Interests

Claims and Interests, except for Administrative Expense Claims, Priority Tax Claims and DIP Claims, are classified in the Classes set forth in this Article IV. A Claim or Interest is classified in a particular Class only to the extent that the Claim or Interest qualifies within the description of that Class and is classified in other Classes to the extent that any portion of the Claim or Interest qualifies within the description of such other Classes. Except as otherwise provided in this Plan, a Claim or Interest also is classified in a particular Class for the purpose of receiving distributions pursuant to the Plan only to the extent that such Claim is an Allowed Claim in that Class and has not been paid, released, or otherwise satisfied before the Effective Date.

For purposes of administrative convenience and efficiency, the Plan has been filed as a joint plan for each of the Debtors and presents together Classes of Claims against, and Interests in, the Debtors. If substantive consolidation in accordance with Article II hereof is not granted, however, (i) the Plan shall constitute a separate chapter 11 plan for each Debtor, each of which shall include the classifications set forth below, and (ii) to the extent that a Class contains Claims or Interests only with respect to one or more particular Debtors, such Class applies solely to such Debtor(s) and shall be treated as a separate Class for purposes of voting on the Plan.

The following chart represents the classification of Claims and Interests for each Debtor pursuant to the Plan.

Class	Claims and Interests	Status	Voting Rights
Class 1	Other Secured Claims	Unimpaired	Not Entitled to Vote (Presumed to Accept)
Class 2	Other Priority Claims	Unimpaired	Not Entitled to Vote (Presumed to Accept)
Class 3	General Unsecured Claims	Impaired	Entitled to Vote
Class 4	Intercompany Claims	Impaired	Not Entitled to Vote (Deemed to Reject)
Class 5	Section 510(b) Claims	Impaired	Not Entitled to Vote (Deemed to Reject)
Class 6	Interests	Impaired	Not Entitled to Vote (Deemed to Reject)

B.	Treatment of Claims and Interests

Each Holder of an Allowed Claim or Allowed Interest, as applicable, shall receive under the Plan the treatment described below in full and final satisfaction, compromise, settlement, release, and discharge of, and in exchange for, such Holder’s Allowed Claim or Allowed Interest, except to the extent different treatment is agreed to by the Debtors and the Holder of such Allowed Claim or Allowed Interest, as applicable. Unless otherwise indicated, the Holder of an Allowed Claim or Allowed Interest, as applicable, shall receive such treatment on the later of the Effective Date and the date such Holder’s Claim or Interest becomes an Allowed Claim or Allowed Interest or as soon as reasonably practicable thereafter.

1.	Class 1 – Other Secured Claims

a.	Classification: Class 1 consists of Other Secured Claims against any Debtor.

b.

Treatment: On or as soon as practicable after the Effective Date, each Holder of an Allowed Other Secured Claim shall receive on account of such Claim and at the Debtors’ or Liquidating Trust’s exclusive election, except to the extent that any Holder of an Allowed Other Secured Claim agrees to less favorable treatment thereof, either: (i) Cash equal to the amount of such Allowed Other Secured Claim; (ii) the property that serves as security for such Allowed Other Secured Claim; or (iii) such other treatment that shall render such Allowed Other Secured Claims unimpaired pursuant to section 1124 of the Bankruptcy Code (which may include Reinstatement).

c.

Voting: Class 1 is Unimpaired. Holders of Other Secured Claims are conclusively presumed to have accepted the Plan under section 1126(f) of the Bankruptcy Code. Therefore, Holders of Claims in Class 1 are not entitled to vote to accept or reject the Plan.

2.	Class 2 – Other Priority Claims

a.	Classification: Class 2 consists of Other Priority Claims.

b.	Treatment: On or as soon as practicable after the Effective Date, each Holder of an Allowed Other Priority Claim shall receive on account thereof payment of the full amount of such Allowed Other Priority Claim in Cash or in the ordinary course of business as and when due, or otherwise receive treatment consistent with the provisions of section 1129(a) of the Bankruptcy Code, except to the extent the Holder of an Allowed Other Priority Claim agrees to less favorable treatment.

c.

Voting: Class 2 is Unimpaired. Holders of Other Priority Claims are conclusively presumed to have accepted the Plan under section 1126(f) of the Bankruptcy Code. Therefore, Holders of Claims in Class 2 are not entitled to vote to accept or reject the Plan.

3.	Class 3 – General Unsecured Claims

a.	Classification: Class 3 consists of all General Unsecured Claims. Class 3 General Unsecured Claims shall include any deficiency claim held by a Holder of a Secured Claim.

b.

Treatment: On or as soon as practicable after the Effective Date, and from time to time where practicable thereafter, each Holder of an Allowed General Unsecured Claim shall receive (i) if substantive consolidation is granted, its Pro Rata share of an amount equal to the Distribution Proceeds, less any amounts that the Liquidating Trustee in its reasonable discretion determines to be necessary to be held to wind up the Debtors’ affairs and administer the Liquidating Trust; or (ii) if substantive consolidation is not granted, its Pro Rata share of an amount equal to the Distribution Proceeds attributable to the Debtor against which such Holder has an Allowed General Unsecured Claim, less any amounts that the Liquidating Trustee in its reasonable discretion determines to be necessary to be held to wind up such Debtor’s affairs and administer the Liquidating Trust in respect of such Debtor’s Estate.

c.	Voting: Class 3 is Impaired. Holders of Allowed General Unsecured Claims are entitled to vote to accept or reject the Plan.

4.	Class 4 – Intercompany Claims

a.	Classification: Class 4 consists of all Intercompany Claims.

b.

Treatment: Intercompany Claims shall be eliminated. (In addition, Intercompany Claims would be eliminated by substantive consolidation if granted.) No Plan distributions shall be made on account of such Claims.

c.

Voting: Class 4 is Impaired. Holders of Class 4 Claims are deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Therefore, Holders of Claims in Class 4 are not entitled to vote to accept or reject the Plan.

5.	Class 5 – Section 510(b) Claims

a.	Classification: Class 5 consists of all Section 510(b) Claims.

b.	Treatment: Section 510(b) Claims will be canceled, released, and extinguished as of the Effective Date, and will be of no further force or effect, and each Holder of a Section 510(b) Claim will not receive any distribution on account of such Section 510(b) Claim. The Debtors are not aware of any valid Section 510(b) Claims and believe that no such Section 510(b) Claims exist.

c.

Voting: Class 5 is Impaired. Holders of Section 510(b) Claims are deemed to have rejected the Plan under section 1126(g) of the Bankruptcy Code and are not entitled to vote to accept or reject the Plan.

6.	Class 6 – Equity Interests

a.	Classification: Class 6 consists of all Interests in any Debtor.

b.

Treatment: All Interests shall be canceled and extinguished, and shall be of no further force or effect. (In addition, Intercompany Interests would be eliminated by substantive consolidation if granted.) No Holder of Interests shall receive or retain any property under the Plan on account of such Interests.

c.

Voting: Class 6 is Impaired. Holders of Equity Interests in the Debtors are deemed to have rejected the Plan under section 1126(g) of the Bankruptcy Code. Therefore, Holders of Interests in Class 6 are not entitled to vote to accept or reject the Plan.

C.	Special Provision Governing Unimpaired Claims

Except as otherwise provided in the Plan, nothing under the Plan shall affect the Debtors’ or the Liquidating Trust’s rights in respect of any Unimpaired Claim, including all rights in respect of legal and equitable defenses to or setoffs or recoupments against any such Unimpaired Claim.

D.	Confirmation Pursuant to Section 1129(a)(10) of the Bankruptcy Code

Section 1129(a)(10) of the Bankruptcy Code shall be satisfied for purposes of Confirmation by acceptance of the Plan by at least one Impaired Class of Claims, determined without including any acceptance of the Plan by any insider (as such term is defined in the Bankruptcy Code). If any Impaired Class of Claims entitled to vote shall not accept the Plan by the statutory majority required under section 1126(c) of the Bankruptcy Code, the Debtors reserve the right to modify the Plan in accordance with Article XII hereof, including but not limited to (a) the treatment applicable to any Class of Claims to render such Class of Claims Unimpaired to the extent permitted by the Bankruptcy Code and the Bankruptcy Rules, or (b) by adding a Debtor to the Excluded Debtors.

E.	Elimination of Vacant Classes

Any Class of Claims or Interests that does not have a Holder of an Allowed Claim or Allowed Interest or a Claim or Interest temporarily Allowed by the Bankruptcy Court as of the date of the Confirmation Hearing shall be deemed eliminated from the Plan for purposes of voting to accept or reject the Plan and for purposes of determining acceptance or rejection of the Plan by such Class pursuant to section 1129(a)(8) of the Bankruptcy Code.

F.	Voting Classes; Presumed Acceptance by Non-Voting Classes

If a Class of Claims or Interests is eligible to vote and no Holder of Claims or Interests, as applicable, in such Class votes to accept or reject the Plan, the Plan shall be presumed accepted by such Class.

G.	Subordinated Claims and Interests

The allowance, classification, and treatment of all Allowed Claims and Allowed Interests and their respective distributions and treatments under the Plan take into account and conform to the relative priority and rights of the Claims and Interests in each Class in connection with any contractual, legal, and equitable subordination rights relating thereto, whether arising under general principles of equitable subordination, section 510(b) of the Bankruptcy Code, or otherwise. Pursuant to section 510 of the Bankruptcy Code, the Debtors or Liquidating Trust, as applicable, reserve the right to re-classify any Allowed Claim or Allowed Interest in accordance with any contractual, legal, or equitable subordination relating thereto.

ARTICLE V.

MEANS FOR IMPLEMENTATION OF THE PLAN

A.	General Settlement of Claims

Pursuant to section 1123 of the Bankruptcy Code and Bankruptcy Rule 9019, and in consideration for the classification, distributions, releases, and other benefits provided under the Plan, on the Effective Date, the provisions of the Plan shall constitute a good-faith compromise and settlement of all Claims, Interests, Causes of Action, and controversies released, settled, compromised, discharged, satisfied, or otherwise resolved pursuant to the Plan. The Plan shall be deemed a motion to approve the good-faith compromise and settlement of all such Claims, Interests, Causes of Action, and controversies pursuant to Bankruptcy Rule 9019, including substantive consolidation (if granted), and the entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of such compromise and settlement under section 1123 of the Bankruptcy Code and Bankruptcy Rule 9019, as well as a finding by the Bankruptcy Court that such settlement and compromise is fair, equitable, reasonable, and in the best interests of the Debtors and their Estates.

B.	Cancellation of Notes, Instruments, Certificates, and Other Documents

On the Effective Date, except as otherwise specifically provided for in the Plan, the obligations of any Debtor under any certificate, share, note, bond, indenture, purchase right, or other instrument or document, directly or indirectly evidencing or creating any indebtedness or obligation of or ownership interest, equity, or portfolio interest in the Debtors or any warrants, options, or other securities exercisable or exchangeable for, or convertible into, debt, equity, ownership, or profits interests in the Debtors giving rise to any Claim or Interest shall be canceled and deemed surrendered as to the Debtors and shall not have any continuing obligations thereunder.

C.	Exemption from Certain Taxes and Fees

To the maximum extent permitted pursuant to section 1146(a) of the Bankruptcy Code, any transfers of property pursuant hereto, or the issuance, transfer or exchange of any security under the Plan shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, stamp act, real estate transfer tax, sale or use tax, mortgage recording tax, or other similar tax or governmental assessment, and upon entry of the Confirmation Order, the appropriate state or local governmental officials or agents shall forgo the collection of any such tax or governmental assessment and accept for filing and recordation any of the foregoing instruments or other documents pursuant to such transfers of property without the payment of any such tax, recordation fee, or governmental assessment.

D.	Effectuation of the Plan

The following provisions shall govern the effectuation of the Plan:

1.	Vesting of Assets in the Liquidating Trust

Except as otherwise provided in the Plan, on the Effective Date, all assets of the Debtors shall vest in the Liquidating Trust for the purpose of liquidating the Estates, free and clear of all Liens, Claims, charges, or other encumbrances; provided that, subject to funding the Professional Fee Escrow Account, the collateral, or proceeds of sales of such collateral, of the Liquidating Trust securing the DIP Claims shall remain subject to the liens and claims of the DIP Lenders to the same extent as such liens and claims were enforceable against the Debtors and the Debtors’ assets until such DIP Claims are Satisfied as set forth in Article III.C hereof.

2.	Sources of Consideration for Plan Distributions

The Liquidating Trust will fund distributions under the Plan with Distribution Proceeds.

3.	Liquidating Trust

On the Effective Date, the Debtors and the Liquidating Trustee shall enter into the Liquidating Trust Agreement. Additionally, on the Effective Date, the Debtors irrevocably shall transfer and shall be deemed to have transferred to the Liquidating Trust all right, title and interest in and to the Liquidating Trust Assets in accordance with the Plan. In his, her, or its capacity as Liquidating Trustee, the Liquidating Trustee shall accept all Liquidating Trust Assets on behalf of the beneficiaries thereof, and be authorized to obtain, seek the turnover, liquidate, and collect all of the Liquidating Trust Assets not in his, her, or its possession. The Liquidating Trust will be deemed created and effective without any further action by the Bankruptcy Court or any Person as of the Effective Date.

4.	Dissolution and Board of Directors

As of the Effective Date, the existing boards of directors or managers, as applicable, of each of the Debtors shall be dissolved without any further action required on the part of the Debtors or the Debtors’ officers, directors, managers, shareholders, or members, and any remaining officers, directors, managers, or managing members of any Debtor shall be dismissed without any further action required on the part of any such Debtor, the equity holders of the Debtors, the officers, directors, or managers, as applicable, of the Debtors, or the members of any Debtor.

Subject in all respects to the terms of this Plan, the Debtors and the Excluded Debtors shall be dissolved as soon as practicable on or after the Effective Date, but in no event later than the closing of the Chapter 11 Cases, in accordance with Article VIII.Q hereof.

5.	Corporate Action

Upon the Effective Date, all actions contemplated under the Plan, regardless of whether taken before, on, or after the Effective Date, shall be deemed authorized and approved in all respects. All matters provided for in the Plan or deemed necessary or desirable by the Debtors before, on, or after the Effective Date involving the corporate structure of the Debtors or the Liquidating Trust, and any corporate action required by the Debtors or the Liquidating Trust in connection with the Plan or corporate structure of the Debtors or Liquidating Trust, shall be deemed to have occurred and shall be in effect on the Effective Date, without any requirement of further action by the security holders, directors, managers, or officers of the Debtors or the Liquidating Trust. Before, on, or after the Effective Date, the appropriate officers of the Debtors or the Liquidating Trust, as applicable, shall be authorized to issue, execute, and deliver the agreements, documents, securities, and instruments contemplated under the Plan (or necessary or desirable to effect the transactions contemplated under the Plan) in the name of and on behalf of the Liquidating Trust. The authorizations and approvals contemplated by this Article V.D shall be effective notwithstanding any requirements under non-bankruptcy law.

ARTICLE VI.

TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

A.	Assumption and Rejection of Executory Contracts and Unexpired Leases

On the Effective Date, except as otherwise provided in the Plan or otherwise agreed to by the Debtors and the counterparty to an Executory Contract or Unexpired Lease, all Executory Contracts or Unexpired Leases not previously assumed, assumed and assigned, or rejected in the Chapter 11 Cases, shall be deemed rejected, effective as of the Effective Date, in accordance with the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code, other than: (1) those that are identified on the Schedule of Assumed Executory Contracts and Unexpired Leases; (2) those that have been previously assumed or rejected by a Final Order; (3) those that are the subject of a motion to assume or reject Executory Contracts or Unexpired Leases that is pending on the Confirmation Date; (4) those that are subject to a motion to assume or reject an Executory Contract or Unexpired Lease pursuant to which the requested effective date of such assumption or rejection is after the Effective Date; or (5) to the extent they may be executory, the D&O Liability Insurance Policies and the Chubb Insurance Program (which shall be treated in accordance with the applicable provisions of Article VI and VII of the Plan regardless of whether they may be executory).

Except as otherwise provided in the Plan, the Debtors shall assume, assume and assign, or reject, as the case may be, Executory Contracts and Unexpired Leases set forth in the Schedules of Assumed Executory Contracts and Unexpired Leases. Entry of the Confirmation Order shall constitute a Bankruptcy Court order approving the assumptions, assumptions and assignments, or rejections of such Executory Contracts or Unexpired Leases as set forth in the Plan or the Schedule of Assumed Executory Contracts and Unexpired Leases, pursuant to sections 365(a) and 1123 of the Bankruptcy Code, except as otherwise provided in the Plan or the Confirmation Order. Unless otherwise indicated or agreed by the Debtors and the applicable contract counterparties, assumptions, assumptions and assignments, or rejections of Executory Contracts and Unexpired Leases pursuant to the Plan are effective as of the Effective Date. Each Executory Contract or Unexpired Lease assumed pursuant to the Plan or by Bankruptcy Court order but not assigned to a third party before the Effective Date shall vest or re-vest, as applicable, in and be fully enforceable by the Liquidating Trust in accordance with its terms, except as such terms may have been modified by any order of the Bankruptcy Court authorizing and providing for its assumption under applicable federal law or as otherwise agreed by the Debtors and the applicable counterparty to the Executory Contract or Unexpired Lease. Notwithstanding anything to the contrary in the Plan, the Debtors or the Liquidating Trust, as applicable, reserve the right to alter, amend, modify, or supplement the Schedule of Assumed Executory Contract and Unexpired Leases, at any time through and including 30 days after the Effective Date.

B.	Claims Based on Rejection of Executory Contracts or Unexpired Leases

Proofs of Claims with respect to Claims arising from the rejection of Executory Contracts or Unexpired Leases, if any, must be Filed with the Bankruptcy Court within the latest to occur of: (a) January 13, 2020 at 5:00 p.m.; (b) 30 days after the date of entry of an order of the Bankruptcy Court (including the Confirmation Order) approving such rejection; (c) 30 days after the Debtors provide notice of surrender of possession to a landlord of a rejected lease where surrender occurs after entry of an order approving such rejection; and (d) 30 days after notice of any rejection that occurs after the Effective Date. Any Holders of Claims arising from the rejection of an Executory Contract or Unexpired Lease for which Proofs of Claims were not timely Filed shall not (1) be treated as a creditor with respect to such Claim, (2) be permitted to vote to accept or reject the Plan on account of any Claim arising from such rejection, or (3) participate in any distribution in the Chapter 11 Cases on account of such Claim, and any Claims arising from the rejection of an Executory Contract or Unexpired Lease not Filed with the Bankruptcy Court within such time will be automatically Disallowed, forever barred from assertion, and shall not be enforceable against the Debtors, the Debtors’ Estates, the Liquidating Trust, or the property for any of the foregoing without the need for any objection by the Debtors or the Liquidating Trust, as applicable, or further notice to, or action, order, or approval of, the Bankruptcy Court or any other Entity, and any Claim arising out of the rejection of the Executory Contract or Unexpired Lease shall be deemed fully compromised, settled, and released, notwithstanding anything in the Schedules or a Proof of Claim to the contrary. Claims arising from the rejection of the Debtors’ Executory Contracts or Unexpired Leases shall be classified as General Unsecured Claims and shall be treated in accordance with Article IV.B.3 of the Plan.

Counterparties to Executory Contracts or Unexpired Leases shall be served with a notice substantially in the form approved by the Bankruptcy Court, pursuant to the Bankruptcy Court order approving the Disclosure Statement, as soon as reasonably practicable following entry of the Bankruptcy Court order approving the Disclosure Statement.

C.	Cure of Defaults for Assumed, or Assumed and Assigned, Executory Contracts and Unexpired Leases

Any monetary defaults under an Executory Contract or Unexpired Lease to be assumed, or assumed and assigned, shall be satisfied, pursuant to section 365(b)(1) of the Bankruptcy Code, by payment of the Cure Claim, as reflected on the Cure Notice or as otherwise agreed or determined by a Final Order of the Bankruptcy Court, in Cash on the Effective Date or as soon as reasonably practicable thereafter, subject to the limitations described below, or on such other terms as the parties to such Executory Contract or Unexpired Lease may otherwise agree. In the event of a dispute regarding: (1) the amount of any Cure Claim; (2) the ability of the Liquidating Trust or any assignee, as applicable, to provide “adequate assurance of future performance” (with the meaning of section 365 of the Bankruptcy Code) under the Executory Contract or Unexpired Lease to be assumed or assumed and assigned; or (3) any other matter pertaining to assumption or the assumption and assignment, the Cure Claims shall be paid following the entry of a Final Order resolving the dispute and approving the assumption or the assumption and assignment. Notwithstanding the foregoing, nothing herein shall prevent the Liquidating Trust from settling any Cure Claim without further notice to, or action, order, or approval of, the Bankruptcy Court.

Unless otherwise provided by an order of the Bankruptcy Court, at least seven (7) days before the Voting Deadline, the Debtors shall distribute, or cause to be distributed, Cure Notices to the applicable third parties. Any objection by a counterparty to an Executory Contract or Unexpired Lease to the proposed assumption, assumption and assignment, or related Cure Claim must be Filed by the Cure/Assumption Objection Deadline. Any counterparty to an Executory Contract or Unexpired Lease that fails to object timely to the proposed assumption, assumption and assignment, or Cure Notice will be deemed to have consented to such assumption or assumption and assignment, or Cure Claim. To the extent that the Debtors seek to assume and assign an Executory Contract or Unexpired Lease pursuant to the Plan, the Debtors will identify the assignee in the applicable Cure Notice and/or Schedule and provide “adequate assurance of future performance” for such assignee (within the meaning of section 365 of the Bankruptcy Code) under the applicable Executory Contract or Unexpired Lease to be assumed and assigned.

Assumption or assumption and assignment of any Executory Contract or Unexpired Lease pursuant to the Plan or otherwise, and the payment of the Cure Claim, shall result in the full release and satisfaction of any Claims or defaults, whether monetary or nonmonetary, including defaults of provisions restricting the change in control or ownership interest composition or other bankruptcy-related defaults, arising under any assumed Executory Contract or Unexpired Lease at any time before the date that the Debtors assume or assume and assign such Executory Contract or Unexpired Lease. Any Proofs of Claim Filed with respect to an Executory Contract or Unexpired Lease that has been assumed or assumed and assigned shall be deemed Disallowed and expunged, without further notice to, or action, order, or approval of, the Bankruptcy Court.

D.	Indemnification Obligations

All indemnification obligations that exist as of or immediately prior to the Effective Date for the current and former directors, officers, managers, employees, attorneys, accountants, investment bankers, and other professionals of the Debtors, as applicable, shall be assumed by the Liquidating Trust to the same extent that such were obligations of the Debtors immediately before the Effective Date, and shall remain in full force and effect after the Effective Date. Nothing in this section is intended to enlarge or reduce the rights of any party having or claiming rights of indemnification (an “Indemnification Claimant”), nor any party disputing any such rights or claims. Moreover, after the Effective Date, each Indemnification Claimant shall retain all rights to assert any and all rights of setoff against the Liquidating Trust, which rights are subject to Article X.I. of this Plan, that such Indemnification Claimant had against the Debtors immediately prior to the Effective Date.

E.	Director and Officer Liability Insurance

In accordance with Article VII.I of the Plan, upon the Effective Date, the Liquidating Trust shall be deemed to succeed to all of the Debtors’ rights and benefits under all D&O Liability Insurance Policies with respect to the Debtors’ present and former directors, managers, officers, and employees, and coverage for defense and indemnity under any of the D&O Liability Insurance Policies shall remain available to all individuals and entities covered thereby, including those within the definition of “Insured Person” in any of the D&O Liability Insurance Policies, subject in all respects to the terms and conditions of the D&O Liability Insurance Policies. From and after the Effective Date, neither the Liquidating Trustee nor the Liquidating Trust shall take any action to alter or modify in any way the D&O Liability Insurance Policies with respect to coverage for any claims insured thereunder. Entry of the Confirmation Order will constitute the Bankruptcy Court’s approval of the foregoing succession by the Liquidating Trust to the Debtors’ rights and benefits under each of the D&O Liability Insurance Policies.

F.	Modifications, Amendments, Supplements, Restatements, or Other Agreements

Unless otherwise provided in the Plan, each Executory Contract or Unexpired Lease that is assumed shall include all modifications, amendments, supplements, restatements, or other agreements that in any manner affect such Executory Contract or Unexpired Lease, and Executory Contracts and Unexpired Leases related thereto, if any, including easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, and any other interests, unless any of the foregoing agreements has been previously rejected or repudiated or is rejected or repudiated under the Plan.

Modifications, amendments, supplements, and restatements to prepetition Executory Contracts and Unexpired Leases that have been executed by the Debtors during the Chapter 11 Cases shall not be deemed to alter the prepetition nature of the Executory Contract or Unexpired Lease, or the validity, priority, or amount of any Claims that may arise in connection therewith.

G.	Reservation of Rights

Nothing in this Plan is intended to constitute a finding by the Court or an admission by the Debtors that any agreement or contract is an Executory Contract or Unexpired Lease, or that any Debtor or the Liquidating Trust has any liability thereunder, including, without limitation, the exclusion or inclusion of any contract or agreement on the Schedule of Assumed Executory Contracts and Unexpired Leases.

H.	Nonoccurrence of Effective Date

In the event that the Effective Date does not occur, the Bankruptcy Court shall retain jurisdiction with respect to any request to extend the deadline for assuming or rejecting any Unexpired Leases pursuant to section 365(d)(4) of the Bankruptcy Code.

I.	Contracts and Leases Entered Into After the Petition Date

Contracts and leases entered into after the Petition Date by any Debtor, including any Assumed Executory Contracts or Unexpired Leases, will be performed by the applicable Debtor or the Liquidating Trust, liable thereunder in the ordinary course of their business. Accordingly, any such contracts and leases (including any Assumed Executory Contracts or Unexpired Leases) that have not been rejected as of the date of the Confirmation Date shall survive and remain unaffected by entry of the Confirmation Order.

ARTICLE VII.

PROVISION GOVERNING DISTRIBUTIONS

A.	Timing and Calculation of Amounts to Be Distributed

Unless otherwise provided in the Plan, on the Effective Date or as soon as reasonably practicable thereafter (or, if a Claim is not an Allowed Claim on the Effective Date, on the date that such Claim becomes Allowed or as soon as reasonably practicable thereafter), each Holder of an Allowed Claim or Allowed Interest (or such Holder’s affiliate) shall receive the full amount of the distributions that the Plan provides for Allowed Claims and Interests in each applicable Class. In the event that any payment or act under the Plan is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act may be completed on the next succeeding Business Day, but shall be deemed to have been completed as of the required date. If and to the extent that there are Disputed Claims, distributions on account of any such Disputed Claims shall be made pursuant to the provisions set forth in Article IX hereof. Except as otherwise provided in the Plan, Holders of Claims shall not be entitled to interest, dividends, or accruals on the distributions provided for in the Plan, regardless of whether such distributions are delivered on or at any time after the Effective Date.

B.	Liquidating Trustee

Distributions under the Plan shall be made by the Liquidating Trustee.

C.	Delivery of Distributions and Undeliverable or Unclaimed Distributions

1. Record Date for Distribution

On the Distribution Record Date, the Claims Register shall be closed and any party responsible for making distributions shall instead be authorized and entitled to recognize only those record holders listed on the Claims Register as of the close of business on the Distribution Record Date.

2. Delivery of Distributions

Except as otherwise provided in the Plan, distributions to Holders of Allowed Claims shall be made to Holders of record as of the Distribution Record Date by the Liquidating Trustee: (a) to the signatory set forth on any Proof of Claim Filed by such Holder or other representative identified therein (or at the last known addresses of such Holder if no Proof of Claim is Filed or if the Debtors have been notified in writing of a change of address); (b) at the addresses set forth in any written notices of address changes delivered to the Liquidating Trustee after the date of any related Proof of Claim; (c) at the addresses reflected in the Schedules if no Proof of Claim has been Filed and the Liquidating Trust has not received a written notice of a change of address; or (d) on any counsel that has appeared in the Chapter 11 Cases on such Holder’s behalf. Subject to this Article VII.C, distributions under the Plan on account of Allowed Claims shall not be subject to levy, garnishment, attachment, or like legal process, so that each Holder of an Allowed Claim shall have and receive the benefit of the distributions in the manner set forth in the Plan. The Debtors, the Liquidating Trustee or the Liquidating Trust, as applicable, shall not incur any liability whatsoever on account of any distributions under the Plan except for gross negligence or willful misconduct.

3. Distribution

After funding of the Professional Fee Escrow Account in accordance with Article III.D.2 hereof, any funds in the Distribution Account shall be allocated and paid in the following priority (in each case on a Pro Rata basis): first, on account of all Other Secured Claims; second, on account of all Allowed Administrative Claims; third, on account of the Allowed Priority Claims; and fourth, on account of all Allowed General Unsecured Claims.

4. Minimum Distributions

Holders of Allowed Claims entitled to distributions of $50 (whether Cash or otherwise) or less shall not receive distributions, and each such Claim shall be discharged and its Holder shall be forever barred pursuant to Article X hereof from asserting that Claim against the Debtors or the Liquidating Trust, as applicable, or their property; provided, however, that distributions that would otherwise be made to such Holder shall carry over until the next date of a distribution to such Holder (on account of a Disputed Claim or otherwise) until the cumulative amount of Allowed Claims held by such Holder is more than $50, at which time such cumulative amount shall be paid to such Holder.

5. Undeliverable Distributions and Unclaimed Property

In the event that any distribution to any Holder is returned as undeliverable, no distribution to such Holder shall be made unless and until the Liquidating Trustee has determined the then-current address of such Holder, at which time such distribution shall be made to such Holder without interest; provided that such distributions shall be deemed unclaimed property under section 347(b) of the Bankruptcy Code at the expiration of six months from the Effective Date. After such date, all unclaimed property or interests in property shall revert to the Liquidating Trust, without need for a further order by the Bankruptcy Court (notwithstanding any applicable federal or state escheat, abandoned, or unclaimed property laws to the contrary), and the Claim of any Holder to such property or Interest in property shall be discharged and forever barred.

D.	Manner of Payment

Unless otherwise set forth herein, all distributions of Cash to the Holders of Allowed Claims under the Plan shall be made by the Liquidating Trustee. At the option of the Liquidating Trustee, any Cash payment to be made under the Plan may be made by check or wire transfer or as otherwise required or provided in applicable agreements.

E.	Compliance with Tax Requirements

In connection with the Plan, to the extent applicable, the Liquidating Trust shall comply with all tax withholding and reporting requirements imposed on them by any Governmental Unit, and all distributions pursuant to the Plan shall be subject to such withholding and reporting requirements. Any taxes withheld and deposited with the appropriate Governmental Unit shall be treated as if distributed to the applicable Holder for purposes of determining the distributions to which such Holder is entitled to receive. Notwithstanding any provision in the Plan to the contrary, the Liquidating Trust shall be authorized to take all actions necessary or appropriate to comply with such withholding and reporting requirements, including (i) liquidating a portion of the distribution to be made under the Plan to generate sufficient funds to pay applicable withholding taxes, (ii) withholding distributions pending receipt of information necessary to facilitate such distributions, (iii) establishing any other mechanisms it believes are reasonable and appropriate, or (iv) obtaining, if such information is not already in the possession of the Liquidating Trust, (A) in the case of a U.S. Holder, a properly executed Internal Revenue Service Form W-9, and (B) in the case of a non-U.S. Holder, a properly executed applicable Internal Revenue Service Form W-8 and any other forms required by any applicable law (or in each of the cases of clauses (A) and (B) above, such Holder otherwise establishes eligibility for an exemption). The Liquidating Trust reserves the right to allocate all distributions made under the Plan in compliance with applicable wage garnishments, alimony, child support, and other spousal awards, liens, and encumbrances.

F.	Allocations

Distributions in respect of Allowed Claims shall be allocated first to the principal amount of such Claims (as determined for federal income tax purposes) and then, to the extent the consideration exceeds the principal amount of the Claims, to any portion of such Claims for accrued but unpaid interest as Allowed herein.

G.	No Postpetition Interest on Claims

Unless otherwise specifically provided for in an order of the Bankruptcy Court, the Plan, or the Confirmation Order, or required by applicable bankruptcy law, postpetition interest shall not accrue or be paid on any Claims and no Holder of a Claim shall be entitled to interest accruing on or after the Petition Date on any such Claim; provided that interest may accrue on the DIP Claims in accordance with the terms of the DIP Agreement and Financing Orders until paid in accordance with the terms of the Plan.

H.	Setoffs and Recoupment

The Debtors or the Liquidating Trust, as applicable, may, but shall not be required to, set off against or recoup any payments or distributions to be made pursuant to the Plan in respect of any Claims of any nature whatsoever that the Debtors or the Liquidating Trust may have against the claimant, but neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release by the Debtors, the Liquidating Trust, or their successors of any such Claim it may have against the Holder of such Claim.

I.	Claims Paid or Payable by Third Parties

1.	Claims Paid by Third Parties

To the extent that the Holder of an Allowed Claim receives payment in full on account of such Claim from a party that is not a Debtor or Liquidating Trust, such Claim shall be Disallowed without an objection having to be Filed and without any further notice to, or action, order, or approval of, the Bankruptcy Court. To the extent a Holder of a Claim receives a distribution on account of such Claim and receives payment from a party that is not a Debtor or Liquidating Trust on account of such Claim, such Holder shall, within 14 days of receipt thereof, repay or return the distribution to the applicable Debtor or Liquidating Trust, to the extent the Holder’s total recovery on account of such Claim from the third party and under the Plan exceeds the amount of such Claim as of the date of any such distribution under the Plan. The failure of such Holder to timely repay or return such distribution shall result in the Holder owing the applicable Debtor annualized interest at the Federal Judgment Rate on such amount owed for each Business Day after the 14-day grace period specified above until the amount is repaid.

2.	Claims Payable by Third Parties

No distributions under the Plan shall be made on account of an Allowed Claim that is payable pursuant to one of the Debtors’ insurance policies until the Holder of such Allowed Claim has exhausted all remedies with respect to such insurance policy. To the extent that one or more of the Debtors’ insurers agrees to pay in full or in part a Claim (if and to the extent adjudicated by a court of competent jurisdiction or otherwise settled), then immediately upon such insurers’ agreement, the applicable portion of such Claim may be expunged without a Claims objection having to be Filed and without any further notice to, or action, order, or approval of, the Bankruptcy Court.

3.	Applicability of Insurance Policies

Except as otherwise provided in the Plan, payments to Holders of Claims by the Debtors’ insurance carriers, including Chubb Companies, shall be in accordance with the provisions of any applicable insurance policy. Notwithstanding anything herein to the contrary, nothing shall constitute or be deemed a release, settlement, satisfaction, compromise, or waiver of any Cause of Action that the Debtors or any other Entity may hold against any other Entity, including insurers under any policies of insurance, including the D&O Liability Insurance Policies, or applicable indemnity, nor shall anything contained herein constitute or be deemed a waiver by such insurers of any defenses, including coverage defenses, held by such insurers.

4.	Provisions Regarding Vesting of Insurance Policies in Liquidating Trust

Notwithstanding anything to the contrary in the Plan Documents (including Plan Articles VI.E., VIII.C. and IX.H.), the Confirmation Order, any bar date notice or claim objection, any other document related to any of the foregoing or any other prior order of the Bankruptcy Court (including, without limitation, any other provision that purports to be preemptory or supervening, grants an injunction, discharge or release, or requires a party to opt out of any releases):

(i) the Liquidating Trust shall succeed to all of the Debtors’ rights and obligations under the Chubb Insurance Program (provided that any monetary obligations owed to the Chubb

Companies shall be satisfied only in accordance with subsection (iv) hereof) and the Chubb Insurance Program shall be enforceable by and against the Liquidating Trust; provided, however, that the Liquidating Trustee shall not be entitled to coverage as an “insured” (as defined or described in the Chubb Insurance Program) under the Chubb Insurance Program at any time without the express written consent of the Chubb Companies;

(ii) except to the extent otherwise specifically provided in this Article VII.I, the terms and conditions of the Chubb Insurance Program are not altered or modified in any way, including, but not limited to: (a) coverage for claims insured thereunder (even if such claims or the liability therefor have not been transferred to the Liquidating Trust), (b) any agreement to arbitrate disputes, (c) any provisions requiring the payment of amounts within any deductible by the Chubb Companies and any Claim the Chubb Companies may have for reimbursement thereof, and (d) any provisions regarding self-insured retentions and/or underlying insurance, and any right of the Chubb Companies to not drop-down into, or pay amounts within, any self-insured retention or covered by underlying insurance;

(iii) the Chubb Companies’ rights in the Chubb Collateral shall survive and shall not be modified, waived, released, discharged or impaired in any respect as a result of confirmation of the Plan;

(iv) obligations (including, but not limited to, any amounts referenced in part (ii)(c) hereof) of the Debtors (or after the Effective Date, of the Liquidating Trust) to the Chubb Companies under the Chubb Insurance Program shall be satisfied (in full dollars) solely from the existing Chubb Collateral in the ordinary course and pursuant to the terms of the Chubb Insurance Program as such obligations become liquidated and regardless of whether they arise before or after the Effective Date and without the need for the Chubb Companies to file any Proof of Claim, Cure Claim or Administrative Expense Claim;

(v) without in any way altering Article VII.I.4(iv) hereof, the Liquidating Trust shall not be required to (a) make any payment or distribution on account of the Chubb Companies’ Claim and/or for any cost or expense incurred by the Chubb Companies (other than by application of the existing Chubb Collateral), or to (b) provide additional collateral to the Chubb Companies for the Chubb Insurance Program. The survival of the Chubb Insurance Program and vesting of such in the Liquidating Trust shall not give rise to any obligations of the Debtors or the Liquidating Trust to pay any amounts, including Cure Claims, Allowed Priority Claims, deductibles, premiums, self-insured retentions or other amounts whatsoever relating to the Chubb Insurance Program from the assets of the Liquidating Trust, except to the extent any such amounts (x) constitute Allowed General Unsecured Claims, or, are payable (y) solely out of Chubb Collateral in accordance with Article VII.I.4.(iv), or (z) as set forth in Article VII.I.4(vii);

(vi) the automatic stay of Bankruptcy Code section 362(a) and the injunctions set forth in Article X of the Plan, if and to the extent applicable, shall be deemed lifted without further order of this Bankruptcy Court upon the Effective Date solely to permit: (I) claimants with valid workers’ compensation claims or direct action claims against the Chubb Companies under applicable non-bankruptcy law to proceed with their claims; (II) the Chubb Companies to administer, handle, defend, settle, and/or pay, in the ordinary course of business and without further order of this Bankruptcy Court, (A) workers’ compensation claims, (B) claims where a claimant asserts a direct claim against any of the Chubb Companies under applicable non-bankruptcy law, or an order has been entered by this Bankruptcy Court (including as set forth in Article VII.I.4(vii) below) granting a claimant relief from the automatic stay or the injunction set forth in Article X of the Plan to proceed with its claim, and (C) all costs in relation to each of the foregoing; (III) to the extent not already drawn in full, and as soon as practicable for the Chubb Companies after the Effective Date, the Chubb Companies to draw in full against the Chubb Collateral (the “Full Draw”) and to hold the Full Draw as security for the obligations of the Debtors (and the Liquidating Trust) and apply such to the obligations of the Debtors (and the Liquidating Trust) under the Chubb Insurance Program, as such obligations become due, to the extent permitted under applicable non-bankruptcy law, and in accordance with the terms of the Chubb Insurance Program; and (IV) the Chubb Companies to cancel any of the Chubb Insurance Program, and take other actions relating to the Chubb Insurance Program (including effectuating a setoff and commencing arbitration), to the extent permissible under applicable non-bankruptcy law, and in accordance with the terms of the Chubb Insurance Program;

(vii) the automatic stay of Bankruptcy Code section 362(a) and the injunctions set forth in Article X of the Plan, if and to the extent applicable, shall be deemed lifted without further order of the Bankruptcy Court as of the date of entry of any order entered by the Bankruptcy Court prior to the Effective Date granting a claimant relief from the automatic stay to proceed with a Claim and otherwise upon the 45th day after the Effective Date, solely to permit Holders of unliquidated personal injury tort and wrongful death Claims, but not workers compensation claims (“Tort Claims”) to proceed against the Debtors nominally and/or third parties for the purpose of liquidating their respective Claims, and to collect any settlement or judgment that may result from third parties, including from any available insurance proceeds; provided, however, that (a) the Debtors and the Liquidating Trust shall not be required to pay Holders of such Tort Claims any fees, costs, self-insured retention or other amounts of any kind in connection with or as a result thereof except to the extent such amounts are Allowed Class 3 Claims or are otherwise payable under the terms of the Plan Documents or Confirmation Order, and (b) nothing in this subsection I.4.(vii) shall limit or enlarge the rights of Chubb to receive payments solely out of Chubb Collateral as provided in subsection I.4.(iv); provided further, however, that with the exception of sections I.1, I.2, and I.4(x) of Article VII, nothing in the Plan Documents or Confirmation Order modifies or alters the availability of insurance coverage with respect to the Tort Claims, any rights, remedies, defenses to coverage, and other defenses or objections to Claims by the Debtors or any insurer, or any rights of Holders of Tort Claims to recover from any third party or available insurance policies. Nothing in this Article VI.4(vii) is intended to enlarge or reduce the rights of any Holder of Tort Claims to have Allowed a Class 3 Claim (subject to a single recovery), or the rights of any party to object to the Allowance of such Claim on any grounds;

(viii) none of the Debtors or the Liquidating Trust or Liquidating Trustee shall sell, assign or otherwise transfer any of the Chubb Insurance Program or the Chubb Collateral except with the express written permission of the Chubb Companies;

(ix) any rights, claims or causes of action (including any Causes of Action) against the Chubb Companies for return of excess proceeds, if any, of the Chubb Collateral shall be transferred to the Liquidating Trust and any right to return of excess proceeds, if any, of the Chubb Collateral shall be transferred to the Liquidating Trust; and

(x) nothing in this section I.4 of Article VII is intended to modify any Bar Date or relieve the Holder of a Claim of any consequences arising from a failure to timely file a Proof of Claim.

ARTICLE VIII.

THE LIQUIDATING TRUST

A.	The Liquidating Trust

The Liquidating Trust shall be formed on the Effective Date, and shall continue in existence for the benefit of the Liquidating Trust beneficiaries. The powers, authority, responsibilities, and duties of the Liquidating Trust, the Liquidating Trust Advisory Committee and the Liquidating Trustee are set forth in and shall be governed by the Plan and the Liquidating Trust Agreement. The Liquidating Trust Agreement shall contain provisions customary to trust agreements utilized in comparable circumstances, including, without limitation, any and all provisions necessary to ensure the continued treatment of the Liquidating Trust as a grantor trust and the beneficiaries of the Liquidating Trust as the grantors and owners thereof for federal income tax purposes. The Liquidating Trust Agreement may provide powers, duties, and authorities in addition to those explicitly stated herein, but only to the extent that such powers, duties, and authorities do not affect the status of the Liquidating Trust as a “liquidating trust” for United States federal income tax purposes.

On the Effective Date, the Liquidating Trustee, on behalf of the Debtors, shall execute the Liquidating Trust Agreement and shall take all other steps necessary to establish the Liquidating Trust pursuant to the Liquidating Trust Agreement and consistent with the Plan.

B.	Purpose of the Liquidating Trust

The Liquidating Trust shall be established pursuant to the Liquidating Trust Agreement for the sole purpose of liquidating and administering the Liquidating Trust Assets and making distributions on account thereof as provided for under the Plan in accordance with Treas. Reg. § 301.7701-4(d). The Liquidating Trust is intended to qualify as a liquidating trust pursuant to Treas. Reg. § 301.7701-4(d), with no objective to continue or engage in the conduct of a trade or business. The Liquidating Trust shall not be deemed a successor in interest of the Debtors for any purpose other than as specifically set forth herein or in the Liquidating Trust Agreement. Pursuant to such purpose, the Liquidating Trust shall engage in (a) winding down the Debtors’ business and affairs as expeditiously as reasonably possible, (b) resolving Disputed Claims, (c) prosecuting Causes of Action, (d) making distributions on account of Allowed Claims as provided hereunder, (e) maximizing recovery of the Liquidating Trust Assets for the benefit of the beneficiaries thereof, (f) distributing the proceeds of the Liquidating Trust Assets to the beneficiaries in accordance with this Plan and the Liquidating Trust Agreement, (g) establishing and funding the Distribution Account, (h) filing appropriate tax returns for the Debtors and for the Liquidating Trust, (i) complying with any continuing obligations under the Financing Orders, (j) administering the Plan in an efficacious manner, and (k) all other matters detailed in the Liquidating Trust Agreement. The Liquidating Trust shall be deemed to be substituted as the party-in-lieu of the Debtors in all matters, including (i) motions, contested matters, and adversary proceedings pending in the Bankruptcy Court, Financing Orders (as applicable) and (ii) all matters pending in any courts, tribunals, forums, or administrative proceedings outside of the Bankruptcy Court, in each case without the need or requirement for the Liquidating Trust to file motions or substitutions of parties or counsel in each such matter.

C.	Liquidating Trust Assets

On the Effective Date, and in accordance with sections 1123 and 1141 of the Bankruptcy Code and pursuant to the terms of the Plan, all title and interest in all of the Liquidating Trust Assets, as well as the rights and powers of each Debtor in such Liquidating Trust Assets, shall automatically vest in the Liquidating Trust, free and clear of all Claims and Interests for the benefit of the Liquidating Trust beneficiaries. Upon the transfer of the Liquidating Trust Assets, the Debtors shall have no interest in or with respect to the Liquidating Trust Assets or the Liquidating Trust. Upon delivery of the Liquidating Trust Assets to the Liquidating Trust, the Debtors and their predecessors, successors and assigns, shall be discharged and released from all liability with respect to the delivery of such distributions and shall have no reversionary or further interest in or with respect to the Liquidating Trust Assets or the Liquidating Trust. Notwithstanding the foregoing, for purposes of section 553 of the Bankruptcy Code, the transfer of the Liquidating Trust Assets to the Liquidating Trust shall not affect the mutuality of obligations which otherwise may have existed prior to the effectuation of such transfer. Such transfer shall be exempt from any stamp, real estate transfer, mortgage reporting, sales, use, or other similar tax, pursuant to section 1146(a) of the Bankruptcy Code. The Liquidating Trustee shall agree to accept and hold the Liquidating Trust Assets in the Liquidating Trust for the benefit of the beneficiaries of the Liquidating Trust, subject to the terms of the Plan and the Liquidating Trust Agreement.

The Debtors, the Liquidating Trustee, the Liquidating Trust Advisory Committee, the Liquidating Trust beneficiaries, and any party under the control of such parties will execute any documents or other instruments and shall take all other steps as reasonably necessary to cause title to the Liquidating Trust Assets to be transferred to the Liquidating Trust.

The Liquidating Trustee may, with the approval of, or at the direction of, the Liquidating Trust Advisory Committee, invest Cash (including any earnings thereon or proceeds therefrom); provided, that such investments are investments permitted to be made by a “liquidating trust” within the meaning of Treas. Reg. § 301.7701-4(d), as reflected therein, or under applicable IRS guidelines, rulings or other controlling authorities.

D.	The Liquidating Trustee

The Liquidating Trustee shall be a Person or Entity mutually acceptable to the Debtors and the Creditors’ Committee, whose appointment shall be approved by the Bankruptcy Court pursuant to the Confirmation Order. Following appointment, the Liquidating Trustee shall act in accordance with the Plan and Liquidating Trust Agreement, and in such capacity shall have the same powers as the board of directors and officers of the Debtors (and all bylaws, articles of incorporation, and related corporate documents are deemed amended by this Plan to permit and authorize the same). The Liquidating Trustee may be removed at any time by the Liquidating Trust Advisory Committee, with or without cause, upon at least ten (10) days’ prior written notice to the U.S. Trustee and the Liquidating Trustee. In the event of resignation or removal, death or incapacity of the Liquidating Trustee, the Liquidating Trust Advisory Committee shall designate another Person or Entity to serve as Liquidating Trustee and thereupon the successor Liquidating Trustee, without any further act or need for an order of the Bankruptcy Court, shall become fully vested with all of the rights, powers, duties and obligations of the predecessor; provided, however, that the Liquidating Trustee shall be deemed removed on the date the Chapter 11 Cases are closed, and no successor thereto shall be designated. All documented and reasonable fees and expenses incurred by the Liquidating Trustee and its professionals (which the Liquidating Trustee may retain in accordance with Article VIII.I hereof) following the Effective Date shall be paid from the Liquidating Trust Assets as set forth in the Liquidating Trust Agreement.

E.	Liquidating Trust Advisory Committee

The Liquidating Trust Advisory Committee shall be a three-member committee established under the Liquidating Trust Agreement. The members of the Liquidating Trust Advisory Committee shall be designated by the Creditors’ Committee and reasonably acceptable to the Debtors. The Liquidating Trust Advisory Committee shall provide input to the Liquidating Trustee on certain matters, and shall have certain rights and authority as set forth in the Liquidating Trust Agreement. All fees and expenses incurred by the Liquidating Trust Advisory Committee shall be paid from the Liquidating Trust Assets, in accordance with the Liquidating Trust Agreement. The Liquidating Trust Advisory Committee may authorize its own dissolution by filing with the Bankruptcy Court an appropriate notice that its responsibilities hereunder and under the Liquidating Trust Agreement have concluded. Unless already dissolved, the Liquidating Trust Advisory Committee shall be dissolved as of the date the Chapter 11 Cases are closed.

F.	Beneficiaries of the Liquidating Trust

The holders of Allowed General Unsecured Claims shall be the beneficiaries of the Liquidating Trust. Such beneficiaries shall be bound by the Liquidating Trust Agreement. The interests of the beneficiaries in the Liquidating Trust shall be uncertificated and nontransferable except upon death of the interest holder or by operation of law.

G.	Vesting and Transfer of Liquidating Trust Assets to the Liquidating Trust

Pursuant to section 1141(b) of the Bankruptcy Code, the Liquidating Trust Assets shall vest in the Liquidating Trust free and clear of all Liens, Claims, and Interests, except as otherwise specifically provided in this Plan or in the Confirmation Order; provided, however, that the Liquidating Trustee may abandon or otherwise not accept any non-Cash Liquidating Trust Assets that the Liquidating Trustee believes, in good faith, have no value or are burdensome to the Liquidating Trust. Any non-Cash Liquidating Trust Assets that the Liquidating Trustee so abandons or otherwise does not accept shall not be property of the Liquidating Trust.

H.	Liquidating Trust Expenses

Subject to the provisions of the Liquidating Trust Agreement, all costs, expenses, and obligations incurred by the Liquidating Trustee in administering this Plan, the Liquidating Trust, or in any manner connected, incidental, or related thereto, in effecting distributions from the Liquidating Trust shall be a charge against the Liquidating Trust Assets remaining from time to time in the hands of the Liquidating Trustee. Such costs, expenses, and obligations shall be paid in accordance with the Liquidating Trust Agreement, which shall provide for an initial distribution to the Distribution Account to fund a prompt distribution to Holders of Allowed General Unsecured Claims in accordance with Article IV.B.3 hereof.

I.	Role of the Liquidating Trustee

The Liquidating Trustee shall be the exclusive trustee of the Liquidating Trust and the Liquidating Trust Assets for purposes of 31 U.S.C. § 3713(b) and 26 U.S.C. § 6012(b)(3) as well as the representative of the Estates appointed pursuant to section 1123(b)(3) of the Bankruptcy Code regarding all Liquidating Trust Assets. The powers, rights, and responsibilities of the Liquidating Trustee shall be specified in the Liquidating Trust Agreement and shall include, without limitation, the authority and responsibility to: (a) receive, manage, invest, supervise, and protect the Liquidating Trust Assets, including through the creation of reserves as provided for under the Plan; (b) file tax returns or other reports required by governmental entities and pay taxes or other obligations incurred by the Debtors, the Estates, and Liquidating Trust to the extent payable consistent with the Plan, the Bankruptcy Code, or order of the Bankruptcy Court; (c) retain and compensate, without further order of the Bankruptcy Court, the services of employees, professionals (which may include Professionals retained during the Chapter 11 Cases), and consultants to advise and assist in the administration, prosecution, and distribution of Liquidating Trust Assets; (d) calculate and implement distributions of Liquidating Trust Assets; (e) investigate, prosecute, compromise, and settle, in accordance with the specific terms of the Liquidating Trust Agreement, Causes of Action vested in the Liquidating Trust; (f) address and resolve issues involving objections, reconciliation, and allowance of Claims in accordance with this Plan; and (g) undertake all administrative functions of the Plan and the Debtors’ Chapter 11 Cases. The Liquidating Trust is the successor to the Debtors and their Estates.

On the Effective Date, the Liquidating Trustee shall: (a) take possession of all books, records, and files of the Debtors and their respective Estates; and (b) provide for the retention and storage of such books, records, and files until such time as the Liquidating Trust determines, in accordance with the Liquidating Trust Agreement and applicable law and regulation, that retention of same is no longer necessary or required.

The Liquidating Trustee may, but shall not be required to, invest Cash (including any earnings thereon or proceeds therefrom) as permitted by section 345 of the Bankruptcy Code or in other prudent investments, provided, however, that such investments are permitted to be made by a liquidating trust within the meaning of Treasury Regulation § 301.7701-4(d), as reflected therein, or under applicable IRS guidelines, rulings, or other controlling authorities.

The Liquidating Trustee shall have the right to object to Claims.

The Liquidating Trustee shall administer each Debtor’s and each Excluded Debtor’s tax obligations, including (a) filing tax returns and paying tax obligations, (b) requesting, if necessary, an expedited determination of any unpaid tax liability of each Debtor or its Estate under section 505(b) of the Bankruptcy Code for all taxable periods of such Debtor ending after the Commencement Date through the liquidation of such Debtor as determined under applicable tax laws, and (c) representing the interest and account of each Debtor or its Estate before any taxing authority in all matters including, without limitation, any action, suit, proceeding or audit. The Liquidating Trustee shall have the same authority in respect of all taxes of the Debtors, and to the same extent, as if the Liquidating Trustee were the Debtors.

The Liquidating Trustee shall administer the Liquidating Trust’s tax obligations, including (a) filing tax returns as a grantor trust pursuant to Treasury Regulation § 1.671-4(a) including, to the extent applicable, for any disputed claims reserve pursuant to Treasury Regulations § 1.468B-9; (b) paying the Liquidating Trust’s tax obligations; (c) requesting, if necessary, an expedited determination of any unpaid tax liability of the Liquidating Trust for all taxable periods of the Liquidating Trust through the dissolution of the Liquidating Trust, as determined under section 505(b) of the Bankruptcy Code and applicable tax laws; and (d) representing the interest and account of the Liquidating Trust before any taxing authority in all matters including, without limitation, any action, suit, proceeding or audit. The Liquidating Trust also shall annually (for tax years in which distributions from the Liquidating Trust are made) send to each known beneficiary a separate statement setting forth the beneficiary’s share of items of income, gain, loss, deduction, or credit and all such holders shall report such items on their federal income tax returns; provided, however, that no such statement need be sent to any Class that is not expected to receive any distribution from the Liquidating Trust. The Liquidating Trust’s taxable income, gain, loss, deduction, or credit will be allocated to the Liquidating Trust’s beneficiaries in accordance with their relative beneficial interests in the Liquidating Trust. As soon as practicable after the Effective Date, the Liquidating Trustee shall make a good faith valuation of assets of the Liquidating Trust, and such valuation shall be used consistently by all parties for all federal income tax purposes. The Liquidating Trustee also shall file (or cause to be filed) any other statements, returns, or disclosures relating to the Liquidating Trust that are required by any governmental unit for taxing purposes. The Liquidating Trust shall comply with all withholding and reporting requirements imposed by any federal, state, or local taxing authority, and all distributions made by the Liquidating Trust shall be subject to any such withholding and reporting requirements.

The Liquidating Trust shall be responsible for payments of all Allowed tax obligations of the Debtors and Excluded Debtors, and any taxes imposed on the Liquidating Trust or the Liquidating Trust Assets.

Notwithstanding anything in the Plan or Liquidating Trust Agreement to the contrary, the Liquidating Trustee shall always act consistently with, and not contrary to, the purpose of the Liquidating Trust as set forth in Article VIII.B of the Plan. The Liquidating Trustee and the members of the Liquidating Trust Advisory Committee shall have fiduciary duties to the Liquidating Trust beneficiaries consistent with the fiduciary duties that a member of an official committee appointed pursuant to section 1102 of the Bankruptcy Code has to the creditor constituents represented by such committee and shall exercise his, her or its responsibilities accordingly; provided, however, that the Liquidating Trustee and the members of the Liquidating Trust Advisory Committee shall not owe fiduciary obligations to any defendants or potential defendants of Causes of Action in their capacities as such, it being the intent of such fiduciary duties to ensure that the Liquidating Trustee’s and the Liquidating Trust Advisory Committee members’ obligations are to maximize the value of the Liquidating Trust Assets, including the Causes of Action.

J.	Prosecution and Resolution of Causes of Action

From and after the Effective Date, prosecution and settlement of all Causes of Action transferred to the Liquidating Trust shall be the sole responsibility of the Liquidating Trust and Liquidating Trustee pursuant to this Plan and the Confirmation Order. From and after the Effective Date, the Liquidating Trust and Liquidating Trustee shall have exclusive rights, powers, and interests of the Debtors’ Estates to pursue, settle, or abandon such Causes of Action as the sole representative of the Debtors’ Estates pursuant to section 1123(b)(3) of the Bankruptcy Code. Proceeds recovered from all Causes of Action will be deposited into the Distribution Account and will be distributed by the Liquidating Trustee to the beneficiaries in accordance with the provisions of the Plan and Liquidating Trust Agreement. All Causes of Action that are not expressly released or waived under this Plan are reserved and preserved, transferred to and vest in the Liquidating Trust and Liquidating Trustee in accordance with this Plan. No Person may rely on the absence of a specific reference in this Plan, the Plan Supplement, or the Disclosure Statement to any Cause of Action against it as any indication that the Debtors or Liquidating Trustee will not pursue any and all available Causes of Action against such Person. The Liquidating Trustee expressly reserves all Causes of Action, except for any Causes of Action against any Person that are expressly released or waived under this Plan, and, therefore, no preclusion doctrine, including, without limitation, the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, estoppel (judicial, equitable, or otherwise), or laches, shall apply to such Causes of Action upon, after, or as a consequence of confirmation or consummation of this Plan. No claims or Causes of Action against the Released Parties shall be transferred to the Liquidating Trust, the Liquidating Trustee shall not have standing to pursue such claims or Causes of Action, and all such claims and Causes of Action shall be waived, released, and discharged pursuant to the Plan.

Settlement by the Liquidating Trust of any Cause of Action transferred to the Liquidating Trust shall not require notice of approval of the Bankruptcy Court, and shall only require: (i) approval of the Liquidating Trustee in his, her, or its discretion in consultation with the Liquidating Trust Advisory Committee if the amount claimed by the Liquidating Trust against a Person is less than two hundred fifty thousand dollars ($250,000); and (ii) approval of the Liquidating Trustee in his, her, or its discretion in consultation with the Liquidating Trust Advisory Committee and the Bankruptcy Court, upon notice and a hearing, if the amount claimed by the Liquidating Trust against a Person is unliquidated or equal to or exceeds two hundred fifty thousand dollars ($250,000).

K.	Federal Income Tax Treatment of the Liquidating Trust for the Liquidating Trust Assets

Subject to definitive guidance from the Internal Revenue Service or a court of competent jurisdiction to the contrary (including the receipt of an adverse determination by the IRS upon audit if not contested by the Liquidating Trustee), for all United States federal income tax purposes, all parties

(including, without limitation, the Debtors, the Liquidating Trustee and the Liquidating Trust beneficiaries) shall treat the transfer of Liquidating Trust Assets to the Liquidating Trust as (1) a transfer of Liquidating Trust Assets (subject to any obligations relating to those assets) directly to Liquidating Trust beneficiaries (other than to the extent Liquidating Trust Assets are allocable to Disputed Claims), followed by (2) the transfer by such beneficiaries to the Liquidating Trust of Liquidating Trust Assets in exchange for Liquidating Trust Interests. Accordingly, except in the event of contrary definitive guidance, Liquidating Trust beneficiaries shall be treated for United States federal income tax purposes as the grantors and owners of their respective share of Liquidating Trust Assets (other than such Liquidating Trust Assets as are allocable to Disputed Claims). The foregoing treatment shall also apply, to the extent permitted by applicable law, for state and local income tax purposes.

Allocations of Liquidating Trust taxable income among Liquidating Trust beneficiaries (other than taxable income allocable to any assets allocable to, or retained on account of, Disputed Claims) shall be determined by reference to the manner in which an amount of Cash representing such taxable income would be distributed (were such Cash permitted to be distributed at such time) if, immediately prior to such deemed distribution, the Liquidating Trust had distributed all its assets (valued at their tax book value, other than assets allocable to Disputed Claims) to the holders of Liquidating Trust interests, adjusted for prior taxable income and loss and taking into account all prior and concurrent distributions from the Liquidating Trust. Similarly, taxable loss of the Liquidating Trust shall be allocated by reference to the manner in which an economic loss would be borne immediately after a hypothetical liquidating distribution of the remaining Liquidating Trust Assets. The tax book value of Liquidating Trust Assets for purpose of this paragraph shall equal their fair market value on the date Liquidating Trust Assets are transferred to the Liquidating Trust, adjusted in accordance with tax accounting principles prescribed by the Tax Code, the applicable Treasury Regulations, and other applicable administrative and judicial authorities and pronouncements.

Subject to definitive guidance from the IRS or a court of competent jurisdiction to the contrary (including the receipt by the Liquidating Trustee of a private letter ruling if the Liquidating Trustee so requests one, or the receipt of an adverse determination by the IRS upon audit if not contested by such Liquidating Trustee), the Liquidating Trustee (i) may timely elect to treat any Liquidating Trust Assets allocable to Disputed Claims as a “disputed ownership fund” governed by Treas. Reg. § 1.468B-9, and (ii) to the extent permitted by applicable law, shall report consistently for state and local income tax purposes. If a “disputed ownership fund” election is made, all parties (including the Liquidating Trustee and Liquidating Trust beneficiaries) shall report for United States federal, state and local income tax purposes consistently with the foregoing.

The Liquidating Trust shall be responsible for payment, out of Liquidating Trust Assets, of any taxes imposed on the Liquidating Trust (including any Cash reserved for future payment of Disputed Claims in accordance with Article IX.D of the Plan) or the Liquidating Trust Assets.

L.	Indemnification

Subject to the Bankruptcy Code, the Bankruptcy Rules and any prior orders of the Bankruptcy Court, the Liquidating Trust shall indemnify the Indemnified Persons for, and shall hold them harmless against, any loss, liability, damage, judgment, fine, penalty, claim, demand, settlement, cost, or expense (including, without limitation, the reasonable fees and expenses of their respective professionals) incurred without gross negligence, willful misconduct, or fraud on the part of the Indemnified Persons (which gross negligence, willful misconduct, or fraud, if any, must be determined by Final Order of a court of competent jurisdiction) for any action taken, suffered, or omitted to be taken by the Indemnified Persons in connection with the acceptance, administration, exercise, or performance of their duties under the Plan or the Liquidating Trust Agreement, as applicable. An act or omission taken with the approval of the Bankruptcy Court will conclusively be deemed not to constitute gross negligence, willful misconduct, or fraud.

M.	Term of the Liquidating Trust

The Liquidating Trustee shall be discharged and the Liquidating Trust shall be terminated, at such time as (i) all Disputed Claims have been resolved, (ii) all of the Liquidating Trust Assets have been liquidated or abandoned, (iii) all duties and obligations of the Liquidating Trustee under the Liquidating Trust Agreement have been fulfilled, (iv) all distributions required to be made by the Liquidating Trust under this Plan and the Liquidating Trust Agreement have been made, and (v) the Debtors’ Chapter 11 Cases have been closed; provided, however, that in no event shall the Liquidating Trust be dissolved later than five (5) years from the Effective Date unless the Bankruptcy Court, upon motion within the six-month period prior to the fifth anniversary (or the end of any extension period approved by the Bankruptcy Court), determines that an extension is necessary to facilitate or complete the recovery and liquidation of the Liquidating Trust Assets and/or distributions in accordance with the Plan.

N.	Retention of Professionals by the Liquidating Trust

The Liquidating Trustee may, in connection with the performance of his, her, or its functions, in the Liquidating Trustee’s sole and absolute discretion, retain, consult with, and compensate attorneys, accountants, advisors, or agents to assist in his, her, or its duties on such terms (including on a contingency or hourly basis) as he, she, or it deems reasonable and appropriate without Bankruptcy Court approval. The Liquidating Trustee may assert the reasonable reliance on the advice of counsel as a defense to any claim asserted against the Liquidating Trustee. Notwithstanding such authority, the Liquidating Trustee shall be under no obligation to consult with any such attorneys, accountants, advisors, or agents, and his, her, or its determination not to do so shall not result in the imposition of liability on the Liquidating Trustee or his, her, or its members unless such determination is based on willful misconduct, gross negligence, or fraud.

O.	Conflicts Between the Liquidating Trust Agreement and the Plan

In the event of any inconsistencies or conflict between the Liquidating Trust Agreement and the Plan, the terms and provisions of the Plan shall control.

P.	Key Employee Retention Program

The Liquidating Trust shall succeed to the Debtors with respect to any non-expired key employee retention programs authorized by the Bankruptcy Court in the Chapter 11 Cases.

Q.	Wind Down

On and after the Effective Date, the Liquidating Trustee shall be authorized and directed to implement the Plan and any applicable orders of the Bankruptcy Court. The Liquidating Trustee shall have the power and authority to take any action necessary to wind down and dissolve the Debtors, the Excluded Debtors, and their respective Estates, without further action under applicable law, regulation, order, or rule, including any action by the stockholders, members, board of directors, or board of managers of the Debtors or the Excluded Debtors.

As soon as practicable on or after the Effective Date, but in no event later than the closing of the Chapter 11 Cases, the Liquidating Trustee shall: (1) to the extent applicable, file a certificate of dissolution or equivalent document, together with all other necessary corporate and company documents, to effect the dissolution of the Debtors and the Excluded Debtors under the applicable laws of their state of incorporation or formation (as applicable); (2) complete and file all final or otherwise required federal, state, and local tax returns and shall pay taxes required to be paid for any of the Debtors and the Excluded Debtors, and pursuant to section 505(b) of the Bankruptcy Code, request an expedited determination of any unpaid tax liability of any of the Debtors, the Excluded Debtors or their respective Estates for any tax incurred during the administration of such Debtor’s or Excluded Debtor’s Chapter 11 Case, as determined under applicable tax laws; and (3) take such other actions as the Liquidating Trustee may determine to be necessary or desirable to carry out the purposes of the Plan. Any certificate of dissolution or equivalent document may be executed by the Liquidating Trustee without need for any additional action or approval by any Person or Entity. From and after the Effective Date, except with respect to the Liquidating Trust as set forth herein, the Debtors and the Excluded Debtors (1) for all purposes shall be deemed to have withdrawn their business operations (if any) from any state in which the Debtors and Excluded Debtors were previously conducting, or are registered or licensed to conduct, their business operations, and shall not be required to file any document, pay any sum, or take any other action in order to effectuate such withdrawal, (2) shall be deemed to have canceled pursuant to this Plan all Interests, and (3) shall not be liable in any manner to any taxing authority for franchise, business, license, or similar taxes accruing on or after the Effective Date. Notwithstanding the Debtors’ and Excluded Debtors’ dissolution, the Debtors and Excluded Debtors shall be deemed to remain intact solely with respect to the preparation, filing, review, and resolution of applications for Professional Fee Claims.

The filing of the final monthly report (for the month in which the Effective Date occurs) and all subsequent quarterly reports shall be the responsibility of the Liquidating Trustee.

ARTICLE IX.

PROCEDURES FOR RESOLVING CONTINGENT,

UNLIQUIDATED, AND DISPUTED CLAIMS

A.	Allowance of Claims

After the Effective Date, the Liquidating Trust shall have and retain any and all rights and defenses the Debtors had with respect to any Claim immediately before the Effective Date. Except as expressly provided in the Plan or in any order entered in the Chapter 11 Cases before the Effective Date (including the Confirmation Order), no Claim shall become an Allowed Claim unless and until such Claim is deemed Allowed under the Plan or the Bankruptcy Code, or the Bankruptcy Court has entered a Final Order, including the Confirmation Order (when it becomes a Final Order), in the Chapter 11 Cases allowing such Claim.

B.	Claims Administration Responsibilities

Except as otherwise specifically provided in the Plan and notwithstanding any requirements that may be imposed pursuant to Bankruptcy Rule 9019, after the Effective Date, the Liquidating Trustee shall have the sole authority to File and prosecute objections to Claims on behalf of the Liquidating Trust, and the Liquidating Trustee shall have the sole authority, on behalf of the Liquidating Trust, to: (1) settle, compromise, withdraw, litigate to judgment, or otherwise resolve objections to any and all Claims, regardless of whether such Claims are in a Class or otherwise; (2) settle, compromise, or resolve any Disputed Claim without any further notice to, or action, order, or approval of, the Bankruptcy Court; and (3) administer and adjust the Claims Register to reflect any such settlements or compromises without any further notice to, or action, order, or approval of, the Bankruptcy Court; provided, however, that nothing herein shall preclude the U.S. Trustee or other parties with requisite standing from objecting to any Claim. On and after the Effective Date, the Liquidating Trustee shall use commercially reasonable efforts to advance the claims resolution process through estimation or otherwise.

C.	Estimation of Claims

Before, on, or after the Effective Date, the Debtors or the Liquidating Trustee, as applicable, may (but are not required to) at any time request that the Bankruptcy Court estimate any Claim pursuant to applicable law, including pursuant to section 502(c) of the Bankruptcy Code, for any reason, regardless of whether any party previously has objected to such Claim or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court shall retain jurisdiction under 28 U.S.C. §§ 157 and 1334 to estimate any such Claim, including during the litigation of any objection to any Claim or during the pendency of any appeal relating to such objection. Notwithstanding any provision in the Plan to the contrary, a Claim that has been expunged from the Claims Register, but that either is subject to appeal or has not been the subject of a Final Order, shall be deemed to be estimated at zero dollars, unless otherwise ordered by the Bankruptcy Court. In the event that the Bankruptcy Court estimates any Claim, such estimated amount shall constitute a maximum limitation on such Claim for all purposes under the Plan (including for purposes of distributions and discharge) and may be used as evidence in any supplemental proceedings, and the Debtors or the Liquidating Trustee, as applicable, may elect to pursue any supplemental proceedings to object to any ultimate distribution on such Claim. Notwithstanding section 502(j) of the Bankruptcy Code, in no event shall any Holder of a Claim that has been estimated pursuant to section 502(c) of the Bankruptcy Code or otherwise be entitled to seek reconsideration of such estimation unless such Holder has Filed a motion requesting the right to seek such reconsideration on or before seven days after the date on which such Claim is estimated. Each of the foregoing Claims and objection, estimation, and resolution procedures are cumulative and not exclusive of one another. Claims may be estimated and subsequently compromised, settled, withdrawn, or resolved by any mechanism approved by the Bankruptcy Court.

D.	Disputed Claims

On or after the Effective Date, the Debtors or the Liquidating Trustee, as applicable, shall retain funds for potential payment of Disputed Claims in the event such Disputed Claims, or the disputed portion thereof, is Allowed, in an amount or amounts as reasonably determined by the Debtors or the Liquidating Trustee, as applicable, consistent with the Proof of Claim Filed by the applicable Holder of such Disputed Claim.

E.	Adjustment to Claims Without Objection

Any Claim that has been paid or satisfied, or any Claim that has been amended or superseded, may be adjusted or expunged on the Claims Register by the Debtors or the Liquidating Trustee, as applicable, upon Filing a notice of satisfaction with the Bankruptcy Court. However, if the Holder of such Claim Files a timely objection to such notice of satisfaction, the status of the Claim will be determined by the Bankruptcy Court.

F.	Time to File Objections to Claims

Any objections to Claims shall be Filed on or before the Claims Objection Deadline. If the Debtors or the Liquidating Trustee, as applicable, file a motion to extend the Claims Objection Deadline, the Claims Objection Deadline shall be automatically extended until the Bankruptcy Court acts on such motion, without the necessity for the entry of a bridge order.

G.	Disallowance of Claims

Pursuant to section 502(d) of the Bankruptcy Code, any Claims held by Entities from which property is recoverable under sections 542, 543, 550, or 553 of the Bankruptcy Code or that is a transferee of a transfer avoidable under sections 522(f), 522(h), 544, 545, 547, 548, 549, or 724(a) of the Bankruptcy Code, shall not be deemed Allowed, and Holders of such Claims may not receive any distributions on account of such Claims until such time as (i) such Causes of Action against that Entity have been settled or a Bankruptcy Court order with respect thereto has been entered and all sums due, if any, to the Debtors by that Entity have been turned over or paid to the Debtors or the Liquidating Trustee, as applicable, or (ii) such Claims are Allowed by a Final Order of the Bankruptcy Court. All Proofs of Claim Filed on account of an indemnification obligation shall be deemed satisfied and expunged from the Claims Register as of the Effective Date to the extent such indemnification obligation is assumed (or honored or reaffirmed, as the case may be) pursuant to the Plan, without any further notice to, or action, order, or approval of, the Bankruptcy Court.

Except as otherwise provided herein or as agreed to by the Debtors or the Liquidating Trustee, as applicable, any Claim that has been or is hereafter listed in the Schedules as contingent, unliquidated, or disputed, and for which no Proof of Claim or Interest is or has been timely Filed, is not considered Allowed and shall be expunged without further action by the Debtors or the Liquidating Trustee and without further notice to any party or action, approval, or order of the Bankruptcy Court, and Holders of such Claims may not receive any distributions on account of such Claims. A Proof of Claim Filed after the Bar Date shall not be Allowed for any purposes whatsoever absent entry of a Final Order allowing such late-Filed Claim.

H.	Amendments to Claims

On or after the Effective Date, a Claim may not be Filed or amended without the prior authorization of the Bankruptcy Court or the Liquidating Trust, and any such new or amended Claim Filed shall be deemed Disallowed in full and expunged without any further notice to, or action, order, or approval of, the Bankruptcy Court to the maximum extent provided by applicable law.

I.	No Distributions Pending Allowance

If an objection to a Claim or portion thereof is Filed, no payment or distribution provided under the Plan shall be made on account of such Claim or portion thereof unless and until such Disputed Claim becomes an Allowed Claim, unless otherwise determined by the Liquidating Trust.

J.	Distributions After Allowance

To the extent that a Disputed Claim ultimately becomes an Allowed Claim, distributions shall be made to the Holder of such Allowed Claim in accordance with the provisions of the Plan. As soon as reasonably practicable after the date that the order or judgment of the Bankruptcy Court allowing any Disputed Claim becomes a Final Order, the Liquidating Trustee shall provide to the Holder of such Claim the distribution to which such Holder is entitled under the Plan as of the Effective Date, less any previous distribution (if any) that was made on account of the undisputed portion of such Claim, without any interest, dividends, or accruals to be paid on account of such Claim unless required under applicable bankruptcy law or as otherwise provided herein.

K.	Cardinal Claims

The Cardinal Claims shall be Allowed and paid to the extent, and in accordance with, the terms of the Cardinal Stipulation.

ARTICLE X.

RELEASE, INJUNCTION, EXCULPATION AND RELATED PROVISIONS

A.	Compromise and Settlement of Claims, Interests, and Controversies

Pursuant to section 1123 of the Bankruptcy Code and Bankruptcy Rule 9019 and in consideration for the distributions and other benefits provided pursuant to the Plan, the provisions of the Plan shall constitute a good-faith compromise and settlement of all Claims, Interests, and controversies relating to the contractual, legal, and subordination rights that a Holder of a Claim or Interest may have, or any distribution to be made on account of such Allowed Claim. The entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of the compromise or settlement of all Claims, Interests, and controversies, as well as a finding by the Bankruptcy Court that such compromise or settlement is in the best interests of the Debtors, their Estates, and Holders of Claims and Interests and is fair, equitable, and reasonable. In accordance with the provisions of the Plan, pursuant to Bankruptcy Rule 9019, without any further notice to, or action, order, or approval of, the Bankruptcy Court, after the Effective Date, the Liquidating Trust may compromise and settle any Claims and Causes of Action against other Entities.

B.	Term of Injunctions or Stays

Unless otherwise provided in the Plan or the Confirmation Order, all injunctions or stays in effect in the Chapter 11 Cases pursuant to sections 105 or 362 of the Bankruptcy Code or any order of the Bankruptcy Court, and extant on the Confirmation Date (excluding any injunctions or stays contained in the Plan or the Confirmation Order), shall remain in full force and effect through the Effective Date, and shall continue in effect for the maximum time permitted by section 362 of the Bankruptcy Code. All injunctions or stays contained in the Plan or the Confirmation Order shall remain in full force and effect in accordance with their terms.

The Debtors shall not receive a “discharge” in violation of section 1141(d)(3) of the Bankruptcy Code; provided, however, that no Person or Entity may assert any Claim, seek or receive any payment from, or seek recourse against, any of the Estates, the Liquidating Trust, the Liquidating Trustee and/or their respective successors, assigns and/or property, except as expressly provided in this Plan.

Notwithstanding anything to the contrary in the Plan, no provision of the Plan shall (i) preclude the SEC from enforcing its police or regulatory powers; or (ii) enjoin, limit, impair or delay the SEC from commencing or continuing any claims, causes of action, proceedings or investigations against any non-Debtor Person or non-Debtor Entity in any forum.

C.	Release of Liens

Except as otherwise specifically provided in the Plan or in any contract, instrument, release, or other agreement or document created pursuant to the Plan, on the Effective Date, all mortgages, deeds of trust, Liens, pledges, or other security interests against any property of the Estates shall be fully released and discharged, and all of the right, title, and interest of any Holder of such mortgages, deeds of trust, Liens, pledges, or other security interests shall revert to the Liquidating Trust and its successors and assigns, in each case, without any further approval or order of the Bankruptcy Court and without any action or Filing being required to be made by the Debtors or the Liquidating Trust, as applicable.

D.	Release by the Debtors

Pursuant to section 1123(b) of the Bankruptcy Code, for good and valuable consideration, on and after the Effective Date, each Released Party is deemed released and discharged by the

Debtors, their Estates and the Liquidating Trust from any and all Causes of Action, that the Debtors, their Estates or the Liquidating Trust would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the Holder of any Claim or Interest, or that any Holder of any Claim or Interest could have asserted on behalf of the Debtors, running from the beginning of time until the Effective Date, including Causes of Action based on or relating to, or in any manner arising from, in whole or in part:

(a)	the Debtors, the Debtors’ in- or out-of-court restructuring efforts, intercompany transactions, the formulation, preparation, dissemination, negotiation, or filing of the Plan Documents;

(b)

any Plan Document, contract, instrument, release, or other agreement or document (including providing any legal opinion requested by any Entity regarding any transaction, contract, instrument, document, or other agreement contemplated by the Plan or the reliance by any Released Party on the Plan or the Confirmation Order in lieu of such legal opinion) created or entered into in connection with the Disclosure Statement or the Plan;

(c)

the Chapter 11 Cases, the Disclosure Statement, the Plan, the DIP Agreement, the Prepetition Revolving Credit Facility, the filing of the Chapter 11 Cases, the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of the Plan, or the distribution of property under the Plan or any other related agreement other than the Payoff Letter Agreement; or

(d)

the business or contractual arrangements between any Debtor and any Released Party, and any other act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date relating to any of the foregoing.

Notwithstanding anything to the contrary in the foregoing, the releases set forth above do not release (i) any post-Effective Date obligations of any party or Entity under the Plan, any Plan Document, or any document, instrument, or agreement (including those set forth in the Plan Supplement) executed to implement the Plan, or (ii) any of the Debtors’ obligations under the Payoff Letter Agreement.

Entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval, pursuant to Bankruptcy Rule 9019, of the releases set forth above, which includes by reference each of the related provisions and definitions contained herein, and further, shall constitute the Bankruptcy Court’s finding that the releases set forth above are: (1) in exchange for the good and valuable consideration provided by the Released Parties; (2) a good-faith settlement and compromise of the claims released by the releases set forth above; (3) in the best interests of the Debtors and all Holders of Claims and Interests; (4) fair, equitable, and reasonable; (5) given and made after reasonable investigation by the Debtors and after notice and opportunity for hearing; and (6) a bar to any of the Debtors asserting any claim released by the releases set forth above against any of the Released Parties.

E.	Release by Holders of Claims or Interests

1. As of the Effective Date, each Releasing Party is deemed to have released and discharged each Debtor and all other Released Parties from any and all Causes of Action that such Entity would have been legally entitled to assert (whether individually or collectively), running from the beginning of time until the Effective Date, including Causes of Action based on or relating to, or in any manner arising from, in whole or in part:

(a)	the Debtors, the Debtors’ in- or out-of-court restructuring efforts, intercompany transactions, the formulation, preparation, dissemination, negotiation, or filing of the Plan Documents;

(b)

any Plan Document, contract, instrument, release, or other agreement or document (including providing any legal opinion requested by any Entity regarding any transaction, contract, instrument, document, or other agreement contemplated by the Plan or the reliance by any Released Party on the Plan or the Confirmation Order in lieu of such legal opinion) created or entered into in connection with the Disclosure Statement or the Plan;

(c)

the Chapter 11 Cases, the Disclosure Statement, the Plan, the DIP Agreement, the Prepetition Revolving Credit Facility, the filing of the Chapter 11 Cases, the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of the Plan or the distribution of property under the Plan or any other related agreement other than the Payoff Letter Agreement; or

(d)

the business or contractual arrangements between any Debtor and any Released Party, and any other act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date relating to any of the foregoing.

2. Without limiting the preceding subsection E.1., as of the Effective Date, each Creditor Releasing Party is deemed to have released and discharged each Manager Releasee from any and all Causes of Action that such Entity would have been legally entitled to assert (whether individually or collectively), running from the beginning of time until the Effective Date, including Causes of Action based on or relating to, or in any manner arising from, in whole or in part:

(a)	the Debtors, the Debtors’ in- or out-of-court restructuring efforts, intercompany transactions, the formulation, preparation, dissemination, negotiation, or filing of the Plan Documents;

(b)

any Plan Document, contract, instrument, release, or other agreement or document (including providing any legal opinion requested by any Entity regarding any transaction, contract, instrument, document, or other agreement contemplated by the Plan or the reliance by any Manager Releasee on the Plan or the Confirmation Order in lieu of such legal opinion) created or entered into in connection with the Disclosure Statement or the Plan;

(c)

the Chapter 11 Cases, the Disclosure Statement, the Plan, the DIP Agreement, the Prepetition Revolving Credit Facility, the filing of the Chapter 11 Cases, the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of the Plan or the distribution of property under the Plan or any other related agreement other than the Payoff Letter Agreement; or

(d)

the business or contractual arrangements between any Debtor and any Manager Releasee, and any other act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date relating to any of the foregoing.

3. Notwithstanding anything to the contrary in the foregoing subsections D., E.1. and E.2, the releases set forth above do not release (i) any post-Effective Date obligations of any party or Entity under the Plan, any Plan Document, or any document, instrument, or agreement (including those set forth in the Plan Supplement) executed to implement the Plan; (ii) subject to Article X.F hereof, claims against any Exculpated Party related to any act or omission that is determined in a Final Order to have constituted actual fraud, willful misconduct, or gross negligence; (iii) any obligations of any Entity under the Payoff Letter Agreement; or (iv) any Causes of Action of the Debtors, their Estates, the Liquidating Trust, the Liquidating Trustee, or their successors (including any derivative Causes of Action that could be asserted on behalf of the Debtors or their Estates) against any of the Debtors’ current or former directors, officers and managers (other than the Debtors’ Chief Restructuring Officer, who is a Released Party and a Professional). For the avoidance of doubt, nothing in this Plan, the Plan Supplement, or the Confirmation Order shall preclude the Liquidating Trust, Liquidating Trustee, or other successors of the Debtors and their Estates, from seeking or obtaining any recovery from the D&O Liability Insurance Policies or other available insurance, subject to the provisions of any such insurance policies and applicable law.

Entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval, pursuant to Bankruptcy Rule 9019, of the third-party releases set forth above, which includes by reference each of the related provisions and definitions contained herein, and further, shall constitute the Bankruptcy Court’s finding that the third-party releases set forth above is: (1) given voluntarily; (2) in exchange for the good and valuable consideration provided by the Released Parties and Manager Releasees; (3) a good-faith settlement and compromise of the claims released by the Releasing Parties and Creditor Releasing Parties; (4) in the best interests of the Debtors and all Holders of Claims and Interests; (5) fair, equitable, and reasonable; (6) given and made after notice and opportunity for hearing; (7) a bar to any of the Releasing Parties asserting any Claim released by the third-party releases set forth above against any of the Released Parties; and (8) a bar to any of the Creditor Releasing Parties asserting any Claim released by the third-party releases set forth above against any of the Manager Releasees.

F.	Exculpation

Except as otherwise specifically provided in the Plan, no Exculpated Party shall have or incur, and each Exculpated Party is hereby released and exculpated from any Cause of Action or claim for any act or omission occurring from the Petition Date through the Effective Date in connection with, relating to, or arising out of, the Chapter 11 Cases, the Disclosure Statement, the Plan, the DIP Agreement, or any Plan Document, contract, instrument, release or other agreement or document (including providing any legal opinion requested by any Entity regarding any transaction, contract, instrument, document, or other agreement contemplated by the Plan or the reliance by any Exculpated Party on the Plan or the Confirmation Order in lieu of such legal opinion) created or entered into in connection with the Disclosure Statement or the Plan, the filing of the Chapter 11 Cases, the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of the Plan, or the distribution of property under the Plan or any other related agreement, except for claims related to any act or omission that is determined in a final order to have constituted actual fraud, willful misconduct, or gross negligence, but in all respects such Entities shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities pursuant to the Plan. The Exculpated Parties have, and upon closing of the Chapter 11 Cases or the Effective Date shall be deemed to have, participated in good faith and in compliance with the applicable laws with regard to the solicitation of, and distribution of, consideration pursuant to the Plan and, therefore, are not, and on account of such distributions shall not be, liable at any time for the violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan or such distributions made pursuant to the Plan. For the avoidance of doubt, no Exculpated Party shall be exculpated for any act or omission that occurred prior to the Petition Date.

G.	Injunction

Except with respect to the obligations arising under the Plan or the Confirmation Order, and except as otherwise expressly provided in the Plan or the Confirmation Order, all Entities that held, hold, or may hold Claims or Interests that have been released, discharged, or exculpated pursuant to the Plan, are permanently enjoined from and after the Effective Date, to the fullest extent consistent with section 362(b)(4) of the Bankruptcy Code, from taking any of the following actions against, as applicable, the Debtors or the Liquidating Trust, or the other Released Parties: (1) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any such Claims or Interests; (2) enforcing, attaching, collecting, or recovering by any manner or means any judgment, award, decree, or order against such Entities on account of or in connection with or with respect to any such Claims or Interests; (3) creating, perfecting, or enforcing any Lien or encumbrance of any kind against such Entities or the property of such Entities on account of or in connection with or with respect to any such Claims or Interests; (4) asserting any right of setoff, subrogation, or recoupment of any kind against any obligation due from such Entities or against the property of such Entities on account of or in connection with or with respect to any such Claims or Interests unless such Entity has timely asserted such setoff right in a document Filed with the Bankruptcy Court explicitly preserving such setoff, and notwithstanding an indication of a Claim or Interest or otherwise that such Entity asserts, has, or intends to preserve, any right of setoff pursuant to applicable law or otherwise; and (5) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any such Claims or Interests released or settled pursuant to the Plan. For the avoidance of doubt and notwithstanding anything to the contrary in the Plan, the Debtors are not receiving a discharge under section 524(a) of the Bankruptcy Code and the injunction set forth herein shall, at least with respect to the Debtors, terminate upon the later of (i) distribution of all of the Debtors’ property under the Plan, and (ii) the closing of the Chapter 11 Cases.

H.	Protection Against Discriminatory Treatment

Consistent with section 525 of the Bankruptcy Code and the Supremacy Clause of the U.S. Constitution, all Entities, including Governmental Units, shall not discriminate against the Liquidating Trust or deny, revoke, suspend, or refuse to renew a license, permit, charter, franchise, or other similar grant to, condition such a grant to, discriminate with respect to such a grant against, the Liquidating Trust, or another Entity with whom the Liquidating Trust has been associated, solely because the Debtors have been debtors under chapter 11 of the Bankruptcy Code, may have been insolvent before the commencement of the Chapter 11 Cases (or during the Chapter 11 Cases), or have not paid a debt that is dischargeable in the Chapter 11 Cases.

I.	Setoffs and Recoupment

In no event shall any Holder of a Claim or any Indemnification Claimant be entitled to set off or recoup against such Claim any claim, right, or Cause of Action of the Debtors or the Liquidating Trust, as applicable, unless such Holder actually has provided notice of such setoff or recoupment in writing to the Debtors on or before the Confirmation Date, which notice may be provided in a timely filed Proof of Claim.

J.	Subordination Rights

Any distributions under the Plan shall be received and retained free from any obligations to hold or transfer the same to any other Holder and shall not be subject to levy, garnishment, attachment, or other legal process by any Holder by reason of claimed contractual subordination rights. Any such subordination rights shall be waived, and the Confirmation Order shall constitute an injunction enjoining any Entity from enforcing or attempting to enforce any contractual, legal, or equitable subordination rights to property distributed under the Plan, in each case other than as provided in the Plan.

ARTICLE XI.

CONDITIONS PRECEDENT TO CONFIRMATION AND CONSUMMATION OF THE PLAN

A.	Conditions Precedent to Confirmation

Unless waived pursuant to the provisions of this Article XI, it shall be a condition to Confirmation that the Confirmation Order has been entered by the Bankruptcy Court and shall provide that:

(1)

the Debtors and the Liquidating Trust are authorized to take all actions necessary or appropriate to enter into, implement and consummate the contracts, instruments, releases, leases, and other agreements or documents to be executed and/or delivered in connection with the Plan; and

(2)	the provisions of the Confirmation Order are nonseverable and mutually dependent.

B.	Conditions Precedent to the Effective Date

It shall be a condition to Consummation of the Plan that the following conditions shall have been satisfied (or waived pursuant to the provisions of this Article XI):

(1)	the Confirmation Order shall not have been subject to any reversal, stay, modification, or vacatur;

(2)	all actions, documents, authorizations, consents, regulatory approvals, rulings or agreements necessary to implement the Plan shall have been obtained, effected or executed; and

(3)

all Allowed Professional Fee Claims approved by the Bankruptcy Court shall have been paid in full or amounts sufficient to pay such Allowed Professional Fee Claims after the Effective Date shall have been placed in the Professional Fee Escrow Account pending approval of the Professional Fee Claims by the Bankruptcy Court.

C.	Waiver of Conditions

The conditions to the Confirmation and the Effective Date of the Plan set forth in this Article XI may be waived by the Debtors without notice, leave, or order of the Bankruptcy Court or any formal action other than proceedings to confirm or consummate the Plan.

D.	Substantial Consummation

“Substantial Consummation” of the Plan, as defined in 11 U.S.C. § 1101(2), shall be deemed to occur on the Effective Date with respect to each Debtor.

E.	Effect of Nonoccurrence of Conditions to the Effective Date

If the Effective Date does not occur, the Plan shall be null and void in all respects and nothing contained in the Plan or the Disclosure Statement shall: (1) constitute a waiver or release of any Claims or Interests; (2) prejudice in any manner the rights of the Debtors, any Holders of a Claim or Interest, or any other Entity; or (3) constitute an admission, acknowledgment, offer, or undertaking by the Debtors, any Holders, or any other Entity in any respect.

ARTICLE XII.

MODIFICATION, REVOCATION, OR WITHDRAWAL OF THE PLAN

A.	Modification and Amendments

Subject to the limitations contained in the Plan, the Debtors reserve the right to modify the Plan, including, but not limited to, by (i) changing the treatment applicable to any Class of Claims; and (ii) adding a Debtor to the Excluded Debtors. The Debtors also reserve the right to cease seeking the substantive consolidation of the Chapter 11 Cases of the Debtors through Article II hereof, and seek Confirmation of the Plan with some or all of the Debtors remaining non-consolidated. The Debtors further reserve the right to seek Confirmation of a modified Plan consistent with the Bankruptcy Code and, as appropriate, not resolicit votes on such modified Plan. Subject to certain restrictions and requirements set forth in section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019 and those restrictions on modifications set forth in the Plan, the Debtors or the Liquidating Trust, as applicable, expressly reserve their right to alter, amend, or modify materially the Plan, one or more times, after Confirmation and before the Effective Date, and, to the extent necessary, may initiate proceedings in the Bankruptcy Court to so alter, amend, or modify the Plan, or remedy any defect or omission, or reconcile any inconsistencies in the Plan, the Disclosure Statement, or the Confirmation Order, in such matters as may be necessary to carry out the purposes and intent of the Plan.

B.	Effect of Confirmation on Modifications

Entry of the Confirmation Order shall mean that all modifications or amendments to the Plan occurring after the solicitation thereof are approved pursuant to section 1127(a) of the Bankruptcy Code and do not require additional disclosure or resolicitation under Bankruptcy Rule 3019.

C.	Revocation or Withdrawal of the Plan

The Debtors reserve the right to revoke or withdraw the Plan before the Effective Date. If the Debtors revoke or withdraw the Plan, or if Confirmation and Consummation do not occur, then: (1) the Plan shall be null and void in all respects; (2) any settlement or compromise embodied in the Plan (including the fixing or limiting to an amount certain of any Claim or Interest or Class of Claims or Interests), assumption or rejection of Executory Contracts or Unexpired Leases effected by the Plan, and any document or agreement executed pursuant to the Plan, shall be deemed null and void; and (3) nothing contained in the Plan shall: (i) constitute a waiver or release of any Claims or Interests; (ii) prejudice in any manner the rights of the Debtors or any other Entity, including the Holders of Claims; or (iii) constitute an admission, acknowledgement, offer, or undertaking of any sort by the Debtors or any other Entity.

ARTICLE XIII.

RETENTION OF JURISDICTION

Notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date, on and after the Effective Date, the Bankruptcy Court shall retain jurisdiction over the Chapter 11 Cases and all matters arising out of or related to the Chapter 11 Cases and the Plan to the fullest lawful extent, including jurisdiction to:

1. allow, disallow, determine, liquidate, classify, estimate, or establish the priority, Secured or unsecured status, or amount of any Claim, including the resolution of any request for payment of any Administrative Expense Claim and the resolution of any and all objections to the Secured or unsecured status, priority, amount, or allowance of Claims;

2. decide and resolve all matters related to the granting and denying, in whole or in part, any applications for allowance of compensation or reimbursement of expenses to Professionals;

3. resolve any matters related to: (a) the assumption or rejection of any Executory Contract or Unexpired Lease and to hear, determine, and, if necessary, liquidate, any Claims arising therefrom, including Claims related to the rejection of an Executory Contract or Unexpired Lease, Cure Claims pursuant to section 365 of the Bankruptcy Code, or any other matter related to such Executory Contract or Unexpired Lease; (b) the Liquidating Trust amending, modifying or supplementing, after the Effective Date, pursuant to Article VI.A hereof, the Schedule of Assumed Executory Contracts and Unexpired Leases; and (c) any dispute regarding whether a contract or lease is or was executory or expired;

4. ensure that distributions to Holders of Allowed Claims are accomplished pursuant to the provisions of the Plan;

5. adjudicate, decide, or resolve any motions, adversary proceedings, contested, or litigated matters, and any other matters, and grant or deny any applications involving a Debtor that may be pending on the Effective Date;

6. adjudicate, decide, or resolve any and all matters related to Causes of Action;

7. adjudicate, decide, or resolve any and all matters related to sections 1141 and 1145 of the Bankruptcy Code;

8. enter and implement such orders as may be necessary or appropriate to execute, implement, or consummate the provisions of the Plan and all contracts, instruments, releases, indentures, and other agreements or documents created in connection with the Plan or the Disclosure Statement;

9. enter and enforce any order for the sale of property pursuant to sections 363, 1123, or 1146(a) of the Bankruptcy Code;

10. resolve any cases, controversies, suits, disputes, or Causes of Action that may arise in connection with the Consummation, interpretation, or enforcement of the Plan or any Entity’s obligations incurred in connection with the Plan;

11. issue injunctions, enter and implement other orders, or take such other actions as may be necessary or appropriate to restrain interference by any Entity with Consummation or enforcement of the Plan;

12. resolve any cases, controversies, suits, disputes, or Causes of Action with respect to the settlements, compromises, discharges, releases, injunctions, exculpations, and other provisions contained in Article X hereof and enter such orders as may be necessary or appropriate to implement or enforce such releases, injunctions, and other provisions;

13. resolve any cases, controversies, suits, disputes, or Causes of Action with respect to the repayment or return of distributions and the recovery of additional amounts owed by the Holder of a Claim or Interest for amounts not timely repaid pursuant to Article VII hereof;

14. enter and implement such orders as are necessary or appropriate if the Confirmation Order is for any reason modified, stayed, reversed, revoked, or vacated;

15. determine any other matters that may arise in connection with or relate to the Plan, the Disclosure Statement, the Confirmation Order, or the Plan Supplement;

16. adjudicate any and all disputes arising from or relating to distributions under the Plan or any transactions contemplated therein;

17. consider any modifications of the Plan, to cure any defect or omission, or to reconcile any inconsistency in any Bankruptcy Court order, including the Confirmation Order;

18. determine requests for the payment of Claims entitled to priority pursuant to section 507 of the Bankruptcy Code;

19. hear and determine matters concerning state, local, and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code;

20. hear and determine all disputes involving the existence, nature, or scope of the release provisions set forth in the Plan, including any dispute relating to any liability arising out of the termination of employment or the termination of any employee or retiree benefit program, regardless of whether such termination occurred before or after the Effective Date;

21. enforce all orders previously entered by the Bankruptcy Court in the Chapter 11 Cases;

22. hear any other matter not inconsistent with the Bankruptcy Code;

23. enter an order closing the Chapter 11 Cases; and

24. enforce the injunction, release, and exculpation provisions provided in Article X hereof.

ARTICLE XIV.

MISCELLANEOUS PROVISIONS

A.	Immediate Binding Effect

Notwithstanding Bankruptcy Rules 3020(e), 6004(h), or 7062 or otherwise, on the Effective Date, the terms of the Plan, the final versions of the documents contained in the Plan Supplement, and the Confirmation Order, shall be immediately effective and enforceable and deemed binding upon the Debtors or the Liquidating Trust, as applicable, and any and all Holders of Claims or Interests (regardless of whether such Claims or Interests are deemed to have accepted or rejected the Plan), all Entities that are parties to or are subject to the settlements, compromises, releases, and injunctions described in the Plan, each Entity acquiring property under the Plan or the Confirmation Order, and any and all non-Debtor parties to Executory Contracts and Unexpired Leases with the Debtors. All Claims and debts shall be fixed, adjusted, or compromised, as applicable, pursuant to the Plan regardless of whether any Holder of a Claim or debt has voted on the Plan.

B.	Additional Documents

On or before the Effective Date, the Debtors may File with the Bankruptcy Court such agreements and other documents as may be necessary or advisable to effectuate and further evidence the terms and conditions of the Plan. The Debtors or the Liquidating Trustee, as applicable, all Holders of Claims and Interests receiving distributions pursuant to the Plan, and all other parties in interest shall, from time to time, prepare, execute, and deliver any agreements or documents and take any other actions as may be necessary or advisable to effectuate the provisions and intent of the Plan.

C.	Dissolution of the Creditors’ Committee

On the Effective Date, the Creditors’ Committee shall dissolve automatically and the members thereof shall be released and discharged from all rights, duties, responsibilities, and liabilities arising from, or related to, the Chapter 11 Cases and under the Bankruptcy Code, except for the limited purpose of prosecuting requests for payment of Professional Fee Claims for services and reimbursement of expenses incurred prior to the Effective Date by the Creditors’ Committee and its Professionals. The Liquidating Trust and Liquidating Trustee shall no longer be responsible for paying any fees or expenses incurred by the members of or advisors to the Creditors’ Committee after the Effective Date.

D.	Reservation of Rights

Before the Effective Date, neither the Plan, any statement or provision contained in the Plan, nor any action taken or not taken by any Debtor with respect to the Plan, the Disclosure Statement, the Confirmation Order, or the Plan Supplement shall be or shall be deemed to be an admission or waiver of any rights of any Debtor or the Liquidating Trust with respect to any Claims or Interests.

E.	Successors and Assigns

The rights, benefits, and obligations of any Entity named or referred to in the Plan or the Confirmation Order shall be binding on, and shall inure to, the benefit of any heir, executor, administrator, successor, assign, affiliate, officer, director, manager, agent, representative, attorney, beneficiaries, or guardian, if any, of each Entity.

F.	Service of Documents

All notices, requests, and demands to or upon the Debtors or the Liquidating Trust to be effective shall be in writing (including by facsimile transmission) and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed as follows:

If to the Debtors, to:

Ben Morgan

Fred’s, Inc.

6625 Lenox Park

Suite 200 Memphis, TN 38115

with copies to:

Kasowitz Benson Torres LLP

1633 Broadway

New York, NY 10019

Attn: Adam L. Shiff

- and -

Morris, Nichols, Arsht & Tunnell LLP

1201 North Market Street, 16th Floor

P.O. Box 1347

Wilmington, DE 19899

Attn: Derek C. Abbott

If to the Liquidating Trustee:

Anthony M. Saccullo

Saccullo Business Consulting, LLC

27 Crimson King Drive

Bear, DE 19701

Email: ams@saccullolegal.com

with copies to:

Jeffrey Cohen

Lindsay Sklar

Lowenstein Sandler LLP

1251 Avenue of the Americas

New York, NY 10020

Telephone: (212) 419-5868

jcohen@lowenstein.com

lsklar@lowenstein.com

- and -

Nicole Fulfree

Lowenstein Sandler LLP

One Lowenstein Drive

Roseland, NJ 07068

Telephone: (973) 597-2502

nfulfree@lowenstein.com

After the Effective Date, the Liquidating Trustee shall have the authority to send a notice to parties in interest providing that, to continue to receive documents pursuant to Bankruptcy Rule 2002, such party must File a renewed request to receive documents pursuant to Bankruptcy Rule 2002. After the Effective Date, the Liquidating Trustee is authorized to limit the list of Entities receiving documents pursuant to Bankruptcy Rule 2002 to (i) those Entities who have Filed such renewed requests; (ii) Entities whose rights are affected by such documents; and (iii) the U.S. Trustee.

G.	Entire Agreement

Except as otherwise indicated, the Plan supersedes all previous and contemporaneous negotiations, promises, covenants, agreements, understandings, and representations on such subjects, all of which have become merged and integrated into the Plan.

H.	Exhibits

All exhibits and documents included in the Plan Supplement are incorporated into and are a part of the Plan as if set forth in full in the Plan. After the exhibits and documents are Filed, copies of such exhibits and documents shall be available for free at https://dm.epiq11.com/case/FDS/info or for a fee via PACER at: https://www.pacer.gov.

I.	Nonseverability of Plan Provisions

If, before Confirmation, any term or provision of the Plan is held by the Bankruptcy Court to be invalid, void, or unenforceable, the Bankruptcy Court shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void, or unenforceable, and such term or provision shall then be applicable as altered or interpreted. Notwithstanding any such holding, alteration, or interpretation, the remainder of the terms and provisions of the Plan will remain in full force and effect and will in no way be affected, impaired, or invalidated by such holding, alteration, or interpretation. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is: (1) valid and enforceable pursuant to its terms; (2) integral to the Plan and may not be deleted or modified without the Debtors’ or the Liquidating Trust’s consent, as applicable; and (3) nonseverable and mutually dependent.

J.	Votes Solicited in Good Faith

Upon entry of the Confirmation Order, the Debtors shall be deemed to have solicited votes on the Plan in good faith and in compliance with the Bankruptcy Code, and, pursuant to section 1125(e) of the Bankruptcy Code, the Debtors and each of their respective Affiliates, agents, representatives, members, principals, shareholders, officers, directors, managers, employees, advisors, and attorneys shall be deemed to have participated in good faith and in compliance with the Bankruptcy Code in the offer, issuance, sale, and purchase of Securities offered and sold under the Plan, and, therefore, neither any of such parties or individuals nor the Liquidating Trust, as applicable, shall have any liability for the violation of any applicable law (including the Securities Act), rule, or regulation governing the solicitation of votes on the Plan or the offer, issuance, sale, or purchase of the Securities offered and sold under the Plan.

K.	Waiver or Estoppel

Each Holder of a Claim or Interest shall be deemed to have waived any right to assert any argument, including the right to argue that its Claim or Interest should be Allowed in a certain amount, in a certain priority, Secured, or not subordinated by virtue of an agreement made with the Debtors or their counsel, or any other Entity, if such agreement was not disclosed in the Plan, the Disclosure Statement, or papers Filed before the Confirmation Date.

Dated: June 2, 2020

Fred’s, Inc. (on behalf of itself and the Debtors)

/s/ Mark A. Renzi
By:	Mark A. Renzi
Title:	Chief Restructuring Officer